Execution Copy

================================================================================


                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.
                                    Depositor

                                       and

                            FIRST UNION NATIONAL BANK
                            -------------------------
                                 Master Servicer

                                       and

                              LENNAR PARTNERS, INC.
                              ---------------------
                                Special Servicer

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                  --------------------------------------------
                                     Trustee

                         POOLING AND SERVICING AGREEMENT
                         -------------------------------
                          Dated as of December 1, 1998

                                 --------------

                                 $1,165,454,046

                     Commercial Mortgage Pass-Through Certificates

                                  FUNB Series 1999-C1

================================================================================

                                   TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I DEFINITIONS........................................................4
  SECTION 1.01. Defined Terms................................................4
         30/360 Basis........................................................5
         Accrued Certificate Interest........................................5
         Accrued Component Interest..........................................5
         Acquisition Date....................................................5
         Actual/360 Basis....................................................5
         Actual-360 Mortgage Loan............................................5
         Additional Trust Fund Expense.......................................5
         Additional Yield Amount.............................................6
         Advance.............................................................6
         Adverse REMIC Event.................................................6
         Affiliate...........................................................6
         Agreement...........................................................6
         Appraisal...........................................................6
         Appraisal Reduction Amount..........................................6
         Appraised Value.....................................................7
         "Asset Status Report"...............................................7
         Assignment of Leases................................................7
         Assumed Scheduled Payment...........................................7
         Authenticating Agent................................................7
         Available Distribution Amount.......................................7
         Balloon Mortgage Loan...............................................8
         Balloon Payment.....................................................8
         Bankruptcy Code.....................................................8
         Book-Entry Certificate..............................................9
         Breach..............................................................9
         Business Day........................................................9
         CERCLA..............................................................9
         Certificate.........................................................9
         Certificate Account.................................................9
         Certificate Factor..................................................9
         Certificate Notional Amount.........................................9
         Certificate Owner...................................................9
         Certificate Principal Balance......................................10
         Certificate Register...............................................10
         Certificateholder..................................................10
         Class..............................................................10
         Class A Certificates...............................................10
         Class A-1 Certificate..............................................10

         Class A-2 Certificate..............................................10
         Class B Certificate................................................11
         Class C Certificate................................................11
         Class D Certificate................................................11
         Class E Certificate................................................11
         Class F Certificate................................................11
         Class G Certificate................................................11
         Class H Certificate................................................11
         Class IO-1 Certificate.............................................12
         Class IO-2 Certificate.............................................12
         Class Notional Amount..............................................12
         Class Principal Balance............................................12
         Class R-I Certificate..............................................12
         Class R-II Certificate.............................................12
         Class R-III Certificate............................................13
         Class R-IV Certificate.............................................13
         Closing Date.......................................................13
         Code...............................................................13
         Collection Period..................................................13
         Comparative Financial Status Report................................13
         Component..........................................................13
         Component Notional Amount..........................................13
         Controlling Class..................................................14
         Controlling Class Representative...................................14
         Corporate Trust Office.............................................14
         Corrected Mortgage Loan............................................14
         Corresponding......................................................14
         Credit Lease.......................................................14
         Credit Lease Loan..................................................14
         CSSA Loan File Report..............................................14
         CSSA Property File Report..........................................15
         Custodian..........................................................15
         Cut-off Date.......................................................15
         Cut-off Date Balance...............................................15
         Debt Service Coverage Ratio........................................15
         Defaulted Mortgage Loan............................................15
         Defeasance Collateral..............................................15
         Defeasance Loan....................................................15
         Definitive Certificate.............................................16
         Delinquent Loan Status Report......................................16
         Depositor..........................................................16
         Depository.........................................................16
         Depository Participant.............................................16
         Determination Date.................................................16
         Directly Operate...................................................16

         Discount Rate......................................................16
         Disqualified Organization..........................................17
         Distributable Certificate Interest.................................17
         Distribution Account...............................................17
         Distribution Date..................................................17
         Distribution Date Statement........................................17
         Document Defect....................................................17
         Due Date...........................................................18
         Eligible Account...................................................18
         Environmental Assessment...........................................18
         ERISA..............................................................18
         Escrow Payment.....................................................18
         Event of Default...................................................18
         Exchange Act.......................................................18
         Excluded Class.....................................................19
         FDIC...............................................................19
         FHLMC..............................................................19
         Final Recovery Determination.......................................19
         First Union Capital................................................19
         FNMA...............................................................19
         Grace Mortgage Loan................................................19
         Ground Lease.......................................................19
         Guaranty...........................................................19
         Hazardous Materials................................................19
         Historical Loan Modification Report................................19
         Historical Loss Estimate Report....................................20
         Holder.............................................................20
         HUD-Approved Servicer..............................................20
         Impound Reserve....................................................20
         Independent........................................................20
         Independent Appraiser..............................................20
         Independent Contractor.............................................20
         Insured Balloon Loan...............................................21
         Insured Event......................................................21
         Insurance Policy...................................................21
         Insurance Proceeds.................................................21
         Interest Reserve Account...........................................21
         Interest Reserve Amount............................................21
         Interest Reserve Loan..............................................21
         Interested Person..................................................22
         Internet Website...................................................22
         Investment Account.................................................22
         Issue Price........................................................22
         Late Collections...................................................22
         Lease Enhancement Policy...........................................22

         Lease Enhancement Policy Issuer....................................22
         Legal Final Distribution Date......................................22
         Liquidation Event..................................................22
         Liquidation Proceeds...............................................23
         Loan Payoff Notification Report....................................23
         Loan-to-Value Ratio................................................23
         Lockout Period.....................................................23
         Majority Subordinate Certificateholder.............................23
         Master Servicer....................................................24
         Master Servicing Fee...............................................24
         Master Servicing Fee Rate..........................................24
         Moody's............................................................24
         Mortgage...........................................................24
         Mortgage File......................................................24
         Mortgage Loan......................................................26
         Mortgage Loan Purchase Agreement...................................26
         Mortgage Loan Schedule.............................................26
         Mortgage Loan Seller...............................................27
         Mortgage Note......................................................27
         Mortgage Pool......................................................27
         Mortgage Rate......................................................27
         Mortgaged Property.................................................27
         Mortgagor..........................................................27
         Net Aggregate Prepayment Interest Shortfall........................27
         Net Investment Earnings............................................28
         Net Investment Loss................................................28
         Net Mortgage Rate..................................................28
         Net Operating Income or NOI........................................28
         New Lease..........................................................28
         NOI Adjustment Worksheet...........................................28
         Nonrecoverable Advance.............................................28
         Nonrecoverable P&I Advance.........................................28
         Nonrecoverable Servicing Advance...................................29
         Non-Registered Certificate.........................................29
         Non-United States Person...........................................29
         Officers' Certificate..............................................29
         Operating Statement Analysis.......................................29
         Opinion of Counsel.................................................29
         Original Notional Amount...........................................29
         Original Principal Balance.........................................29
         OTS................................................................29
         Ownership Interest.................................................29
         Pass-Through Rate..................................................29
         Paying Agent.......................................................30
         P&I Advance........................................................30

         P&I Advance Date...................................................30
         Penalty Interest...................................................30
         Percentage Interest................................................30
         Periodic Payment...................................................30
         Permitted Investments..............................................30
         Permitted Transferee...............................................32
         Person.............................................................32
         Plurality Residual Certificateholder...............................32
         Policy Termination Event...........................................32
         Prepayment Assumption..............................................32
         Prepayment Interest Excess.........................................32
         Prepayment Interest Shortfall......................................33
         Prepayment Premium.................................................33
         Prime Rate.........................................................33
         Principal Distribution Amount......................................33
         Principal Prepayment...............................................34
         Principal Recovery Fee.............................................35
         Private Placement Memorandum.......................................35
         Privileged Person..................................................35
         Prospectus.........................................................35
         Prospectus Supplement..............................................35
         Purchase Price.....................................................35
         Qualified Insurer..................................................35
         Qualified Substitute Mortgage Loan.................................35
         Rated Final Distribution Date......................................36
         Rating Agency......................................................36
         Realized Loss......................................................36
         Record Date........................................................37
         Registered Certificate.............................................37
         Regular Certificate................................................37
         Reimbursement Rate.................................................37
         REMIC..............................................................37
         REMIC Accrued Interest.............................................37
         REMIC Administrator................................................38
         REMIC Distributable Interest.......................................38
         REMIC Principal Balance............................................40
         REMIC Provisions...................................................40
         REMIC I............................................................41
         REMIC I Regular Interest...........................................41
         REMIC I Remittance Rate............................................41
         REMIC II...........................................................42
         REMIC II Regular Interest..........................................42
         REMIC II Remittance Rate...........................................42
         REMIC III..........................................................42
         REMIC III Component................................................42

         REMIC III Component Notional Amount................................42
         REMIC III IO-2 Component...........................................42
         REMIC III P&I Regular Interest.....................................43
         REMIC III Regular Interest.........................................43
         REMIC III Remittance Rate..........................................43
         REMIC IV...........................................................43
         REMIC IV Component.................................................43
         REMIC IV Component Notional Amount.................................44
         REMIC IV IO-2 Component............................................44
         REMIC IV P&I Regular Interest......................................44
         REMIC IV Regular Interest..........................................44
         REMIC IV Remittance Rate...........................................44
         Rents from Real Property...........................................45
         REO Account........................................................45
         REO Acquisition....................................................45
         REO Disposition....................................................45
         REO Extension......................................................45
         REO Loan...........................................................45
         REO Property.......................................................46
         REO Revenues.......................................................46
         REO Status Report..................................................46
         REO Tax............................................................46
         Request for Release................................................46
         Required Appraisal.................................................47
         Required Appraisal Mortgage Loan...................................47
         Required Appraisal Value...........................................47
         Reserve Account....................................................47
         Reserve Funds......................................................47
         Residual Certificate...............................................47
         Responsible Officer................................................47
         Restricted Servicer Reports........................................47
         RVI Policy.........................................................48
         RVI Policy Insurer.................................................48
         Scheduled Payment..................................................48
         Securities Act.....................................................48
         Semi-Annual Loan Interest Advance Amount...........................48
         Semi-Annual Loan Scheduled Interest Payment........................48
         Semi-Annual Loan Swap Agreement....................................48
         Semi-Annual Mortgage Loan..........................................48
         Senior Certificate.................................................49
         Sequential Pay Certificates........................................49
         Servicing Account..................................................49
         Servicing Advances.................................................49
         Servicing Fees.....................................................49
         Servicing File.....................................................50

         Servicing Officer..................................................50
         Servicing Standard.................................................50
         Servicing Transfer Event...........................................50
         Single Certificate.................................................50
         Special Servicer...................................................50
         Special Servicing Fee..............................................50
         Special Servicing Fee Rate.........................................51
         Specially Serviced Mortgage Loan...................................51
         Standard & Poor's..................................................53
         Startup Day........................................................53
         State and Local Taxes..............................................53
         Stated Maturity Date...............................................53
         Stated Principal Balance...........................................53
         Subordinated Certificate...........................................53
         Sub-Servicer.......................................................54
         Sub-Servicing Agreement............................................54
         Substitution Shortfall Amount......................................54
         Tax Matters Person.................................................54
         Tax Returns........................................................54
         Tenant.............................................................54
         Transfer...........................................................54
         Transferee.........................................................54
         Transferor.........................................................54
         Transition Date....................................................55
         Transition Supplement..............................................55
         Trust Fund.........................................................55
         Trustee............................................................55
         Trustee Fee........................................................55
         Trustee Fee Rate...................................................55
         Trustee Liability..................................................55
         UCC................................................................55
         UCC Financing Statement............................................55
         Underwriter........................................................55
         United States Person...............................................55
         Unrestricted Servicer Reports......................................56
         USAP...............................................................56
         Voting Rights......................................................56
         Watch List.........................................................56
         Weighted Average REMIC I Remittance Rate...........................56
         Yield Maintenance Charge...........................................56

ARTICLE II  CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
            ORIGINAL ISSUANCE OF CERTIFICATES...............................58
  SECTION 2.01. Conveyance of Mortgage Loans................................58
  SECTION 2.02. Acceptance of the Trust Fund by Trustee.....................59
  SECTION 2.03. Mortgage Loan Seller's Repurchase or Substitution of
                    Mortgage Loans for Document Defects and Breaches of
                    Representations and Warranties..........................60
  SECTION 2.04. Representations and Warranties of Depositor.................62
  SECTION 2.05. Execution, Authentication and Delivery of Class R-I
                    Certificates; Creation of REMIC I Regular Interests.....64
  SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance of
                    REMIC II by Trustee.....................................64
  SECTION 2.07. Execution, Authentication and Delivery of Class R-II
                    Certificates............................................64
  SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance of
                    REMIC III by Trustee....................................64
  SECTION 2.09. Execution, Authentication and Delivery of Class R-III
                    Certificates............................................65
  SECTION 2.10. Execution, Authentication and Delivery of Regular
                    Certificates............................................65
  SECTION 2.11. Execution, Authentication and Delivery of REMIC IV
                    Regular Interests and Class R-IV Certificates...........65


ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND..................67
  SECTION 3.01. Administration of the Mortgage Loans........................67
  SECTION 3.02. Collection of Mortgage Loan Payments........................68
  SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                    Servicing Accounts; Reserve Accounts....................70
  SECTION 3.04. Certificate Account, Interest Reserve Account and
                    Distribution Account....................................73
  SECTION 3.05. Permitted Withdrawals From the Certificate Account,
            Interest Reserve Account and the Distribution
                    Account.................................................76
  SECTION 3.06. Investment of Funds in the Servicing Accounts, the
           Reserve Accounts, the Certificate Account, the
                    Distribution Account and the REO Account................80
  SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
                    and Fidelity Coverage...................................82
  SECTION 3.08. Enforcement of Alienation Clauses...........................85
  SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                    Appraisals..............................................86
  SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
                    Files...................................................89
  SECTION 3.11. Servicing Compensation......................................90

  SECTION 3.12. Property Inspections; Collection of Financial
                    Statements; Delivery of Certain Reports.................93
  SECTION 3.13. Annual Statement as to Compliance...........................96
  SECTION 3.14. Reports by Independent Public Accountants...................96
  SECTION 3.15. Access to Certain Information...............................97
  SECTION 3.16. Title to REO Property; REO Account.........................100
  SECTION 3.17. Management of REO Property.................................101
  SECTION 3.18. Sale of Mortgage Loans and REO Properties..................104
  SECTION 3.19. Additional Obligations of Master Servicer and Special
                    Servicer...............................................107
  SECTION 3.20. Modifications, Waivers, Amendments and Consents............108
  SECTION 3.21. Transfer of Servicing Between Master Servicer and
                    Special Servicer; Record Keeping.......................113
  SECTION 3.22. Sub-Servicing Agreements...................................116
  SECTION 3.23. Representations and Warranties of Master Servicer and
                    Special Servicer.......................................118
  SECTION 3.24. Sub-Servicing Agreement Representation and Warranty........121


ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS..................................123
  SECTION 4.01. Distributions..............................................123
  SECTION 4.02. Statements to Certificateholders; CSSA Loan File Report....132
  SECTION 4.03. P&I Advances...............................................138
  SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund
                    Expenses...............................................140
  SECTION 4.05. Calculations...............................................142
  SECTION 4.06. Use of Agents..............................................142


ARTICLE V THE CERTIFICATES.................................................142
  SECTION 5.01. The Certificates...........................................143
  SECTION 5.02. Registration of Transfer and Exchange of Certificates......143
  SECTION 5.03. Book-Entry Certificates....................................149
  SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates..........151
  SECTION 5.05. Persons Deemed Owners......................................151


ARTICLE VI  THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
            CONTROLLING CLASS REPRESENTATIVE................................151
  SECTION 6.01. Liability of Depositor, Master Servicer and Special
                    Servicer...............................................152
  SECTION 6.02. Merger, Consolidation or Conversion of Depositor or
                    Master Servicer or Special Servicer....................152
  SECTION 6.03. Limitation on Liability of Depositor, Master Servicer
                    and Special Servicer...................................153
  SECTION 6.04. Resignation of Master Servicer and the Special Servicer....154

  SECTION 6.05. Rights of Depositor and Trustee in Respect of Master
                    Servicer and the Special Servicer......................154
  SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                    Cooperate with Trustee.................................155
  SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
                    with Master Servicer...................................155
  SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate
                    with Special Servicer..................................155
  SECTION 6.09. Designation of Special Servicer by the Controlling
                    Class..................................................155
  SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                    Certificate............................................156
  SECTION 6.11. The Controlling Class Representative.......................157


ARTICLE VII DEFAULT........................................................159
  SECTION 7.01. Events of Default..........................................159
  SECTION 7.02. Trustee to Act; Appointment of Successor...................163
  SECTION 7.03. Notification to Certificateholders.........................165
  SECTION 7.04. Waiver of Events of Default................................165
  SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.......165


ARTICLE VIII  CONCERNING THE TRUSTEE.......................................167
  SECTION 8.01. Duties of Trustee..........................................167
  SECTION 8.02. Certain Matters Affecting Trustee..........................168
  SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of
                    Certificates or Mortgage Loans.........................169
  SECTION 8.04. Trustee May Own Certificates...............................170
  SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
                    Trustee................................................170
  SECTION 8.06. Eligibility Requirements for Trustee.......................171
  SECTION 8.07. Resignation and Removal of Trustee.........................172
  SECTION 8.08. Successor Trustee..........................................173
  SECTION 8.09. Merger or Consolidation of Trustee.........................173
  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee..............174
  SECTION 8.11. Appointment of Custodians..................................175
  SECTION 8.12. Appointment of Authenticating Agents.......................175
  SECTION 8.13. Appointment of Paying Agent................................176
  SECTION 8.14. Appointment of REMIC Administrators........................177
  SECTION 8.15. Access to Certain Information..............................178
  SECTION 8.16. Representations, Warranties and Covenants of Trustee.......178
  SECTION 8.17. Reports to the Securities and Exchange Commission;
                Available Information......................................180

ARTICLE IX TERMINATION.....................................................181
  SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                    Mortgage Loans.........................................181
  SECTION 9.02. Additional Termination Requirements....................... 186


ARTICLE X ADDITIONAL TAX PROVISIONS........................................188
  SECTION 10.01. REMIC Administration......................................188


ARTICLE XI MISCELLANEOUS PROVISIONS....................................... 193
  SECTION 11.01. Amendment.................................................193
  SECTION 11.02. Recordation of Agreement; Counterparts....................194
  SECTION 11.03. Limitation on Rights of Certificateholders................195
  SECTION 11.04. Governing Law.............................................196
  SECTION 11.05. Notices...................................................196
  SECTION 11.06. Severability of Provisions................................197
  SECTION 11.07. Grant of a Security Interest..............................197
  SECTION 11.08. Streit Act................................................198
  SECTION 11.09. Successors and Assigns; Beneficiaries.....................198
  SECTION 11.10. Article and Section Headings..............................198
  SECTION 11.11. Notices to Rating Agencies and Underwriters...............198
  SECTION 11.12. Complete Agreement........................................200



EXHIBITS

Exhibit Description                           Exhibit No.               Section Reference
-------------------                           -----------               -----------------
Form of Class A-1 Certificate                     A-1             Section 1.01 Definition of
                                                                  "Class A-1 Certificate"

Form of Class A-2 Certificate                     A-2             Section 1.01 Definition of
                                                                  "Class A-2 Certificate"

[Reserved]                                        A-3

Form of Class IO-1 Certificate                    A-4             Section 1.01 Definition of
                                                                  "Class IO-1 Certificate"

Form of Class B Certificate                       A-5             Section 1.01 Definition of
                                                                  "Class B Certificate"

Form of Class C Certificate                       A-6             Section 1.01 Definition of
                                                                  "Class C Certificate"

Form of Class D Certificate                       A-7             Section 1.01 Definition of
                                                                  "Class D Certificate"

Form of Class E Certificate                       A-8             Section 1.01 Definition of
                                                                  "Class E Certificate"

Form of Class IO-2 Certificate                    A-9             Section 1.01 Definition of
                                                                  "Class IO-2 Certificate"

Form of Class F Certificate                       A-10            Section 1.01 Definition of
                                                                  "Class F Certificate"

Form of Class G Certificate                       A-11            Section 1.01 Definition of
                                                                  "Class G Certificate"

Form of Class H Certificate                       A-12            Section 1.01 Definition of
                                                                  "Class H Certificate"

Form of Class R-I Certificate                     A-13            Section 1.01 Definition of
                                                                  "Class R-I Certificate"

Form of Class R-II Certificate                    A-14            Section 1.01 Definition of
                                                                  "Class R-II Certificate"


Exhibit Description                           Exhibit No.               Section Reference
-------------------                           -----------               -----------------
Form of Class R-III Certificate                   A-15            Section 1.01 Definition of
                                                                  "Class R-III Certificate"

Form of Class R-IV Certificate                    A-16            Section 1.01 Definition of
                                                                  "Class R-IV Certificate"

Mortgage Loan Schedule                             B              Section 1.01 Definition of
                                                                  "Mortgage Loan Schedule"

Form of Schedule of Exceptions to                  C              Section 2.02(a)
Mortgage File Delivery

Form of Master Servicer Request for               D-1             Section 1.01 Definition of
Release                                                           "Request for Release";
                                                                  Section 2.03(b); Section
                                                                  3.10(a); and Section 3.10(b)

Form of Special Servicer Request for              D-2             Section 1.01 Definition of
Release                                                           "Request for Release";
                                                                  Section 3.10(b)

Calculation of NOI/Debt Service                    E              Section 1.01 Definition of
Coverage Ratios                                                   "Net Operating Income";
                                                                  Section 3.12(b)

Form of Transition Supplement                      F              Section 2.10(a)

Form of Certificate from Holder                   G-1             Section 5.02(b)
(Transferor) of a Certificate to the
Certificate Registrar

Form of Certificate from Proposed                 G-2             Section 5.02(b)
Transferee of a Certificate to
Certificate Registrar

Form of Certificate from Proposed                 G-3             Section 5.02(b)
Transferee of a Certificate to
Certificate Registrar for non-QIBs

Form of Certificate (to Certificate                H              Section 5.02(c)
Registrar) by Prospective Transferor
that it is not a Plan or certain
other Persons


Exhibit Description                           Exhibit No.               Section Reference
-------------------                           -----------               -----------------
Form of Transfer Affidavit and                    I-1             Section 5.02(d)(i)(B)
Agreement regarding Class R-I
Certificates

Form of Transferor Certificate                    I-2             Section 5.02(d)(i)(D)
regarding Class R-I, R-II, R-III and
R-IV Certificates

Form of Notice and Acknowledgment                 J-1             Section 6.09

Form of Acknowledgment of Proposed                J-2             Section 6.09
Special Servicer

Privileged Person Certificate                      K              Section 3.15(b)

Form of Schedule of Holders of each                L              Section 4.02(a)
Class of Regular Certificates

Form of CSSA Property File Report                  M              Section 3.12(c)

Form of Comparative Financial Status               N              Section 3.12(b) and 3.12(c)
Report

Form of REO Status Report                          O              Section 3.12(b) and 3.12(c)

Form of Watch List                                 P              Section 3.12(b) and 3.12(c)

Form of Delinquent Loan Status Report              Q              Section 3.12(b) and 3.12(c)

Form of Historical Loan Modification               R              Section 3.12(b) and 3.12(c)
Report

Form of Historical Loss Estimate                   S              Section 3.12(b) and 3.12(c)
Report

Form of NOI Adjustment Worksheet                   T              Section 3.12(b) and 3.12(c)

Form of Operating Statement Analysis               U              Section 3.12(b) and 3.12(c)


Exhibit Description                           Exhibit No.               Section Reference
-------------------                           -----------               -----------------
Form of Loan Payoff Notification                   V              Section 3.12(b) and 3.12(c)
Report

Form of CSSA Loan File Report                      W              Section 4.02(b)

Form of Certificateholder                         X-1             Section 3.15
Confirmation Certificate

Form of Prospective Purchaser                     X-2             Section 3.15
Certificate

     This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of December 1, 1998, among FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, FIRST UNION NATIONAL BANK, as Master Servicer, LENNAR PARTNERS, INC., as Special Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee.

                             PRELIMINARY STATEMENT:

     The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. Each REMIC I Regular Interest will relate to a specific Mortgage Loan and will be designated as a separate "regular interest" in REMIC I for purposes of the REMIC Provisions under federal income tax law. Each such REMIC I Regular Interest will (i) have a REMIC I Remittance Rate that, subject to the adjustment provided herein, is equal to the unmodified Net Mortgage Rate as of the Closing Date of the Mortgage Loan to which such REMIC I Regular Interest relates, and (ii) have an initial REMIC Principal Balance equal to the Cut-off Date Balance of the Mortgage Loan to which such REMIC I Regular Interest relates. None of the REMIC I Regular Interests will be certificated.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. Each of the nine REMIC II Regular Interests will be designated as a separate "regular interest" in REMIC II for purposes of the REMIC Provisions under federal income tax law and will have a REMIC II Remittance Rate equal to the Weighted Average REMIC I Remittance Rate. The initial REMIC Principal Balance of each such REMIC II Regular Interest is set forth in the Table below. None of the REMIC II Regular Interests will be certificated.

                 REMIC II                        INITIAL REMIC
             REGULAR INTEREST                  PRINCIPAL BALANCE
             ----------------                  -----------------
                   A-1                           $224,350,000
                   A-2                           $608,949,000
                    B                             $58,273,000
                    C                             $61,186,000
                    D                             $67,014,000

                 REMIC II                        INITIAL REMIC
             REGULAR INTEREST                  PRINCIPAL BALANCE
             ----------------                  -----------------
                    E                             $17,482,000
                    F                             $52,445,000
                    G                             $37,877,000
                    H                             $37,878,045

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. Each of the nine REMIC III P&I Regular Interests and each of the four REMIC III Components will be designated as a separate "regular interest" in REMIC III for purposes of the REMIC Provisions under federal income tax law. Each REMIC III P&I Regular Interest will have (i) a REMIC Principal Balance equal to the REMIC Principal Balance of the Corresponding REMIC II Regular Interest as set forth in the Table below, and (ii) the REMIC III Remittance Rate set forth in the Table below. Each REMIC III Component other than the REMIC III IO-2 Component will have (i) a REMIC III Component Notional Amount equal to the REMIC Principal Balance of the Corresponding REMIC II Regular Interest as set forth in the Table below, and (ii) a REMIC III Remittance Rate equal to any positive difference between (A) the Weighted Average REMIC I Remittance Rate and (B) the sum of the REMIC III Remittance Rate for the Corresponding REMIC III P&I Regular Interest as set forth in the Table below and the Pass-Through Rate for the Class IO-2 Certificates. The REMIC III IO-2 Component will have (i) a REMIC III Component Notional Amount equal to the aggregate of the REMIC Principal Balances of REMIC II Regular Interests F, G and H, and (ii) a REMIC III Remittance Rate equal to the Pass-Through Rate for the Class I0-2 Certificates.

 REMIC III          CORRESPONDING
    P&I                REMIC II              REMIC               CORRESPONDING
  REGULAR              REGULAR                III                  REMIC III
  INTEREST             INTEREST         REMITTANCE RATE            COMPONENT
 ---------             --------         ---------------            ---------
    A-1                  A-1            Weighted Average              None
                                       REMIC I Remittance
                                              Rate
    A-2                  A-2                   "                      None
     B                    B                    "                      None
     C                    C                    "                      None
     D                    D                    "                      None
     E                    E                    "                      None
     F                    F                  5.35%                    IO-F
     G                    G                  5.35%                    IO-G
     H                    H                  5.35%                    IO-H

     From the Closing Date until immediately preceding the Transition Date (i) each Class of Sequential Pay Certificates shall represent the particular REMIC III P&I Regular Interest which has the same alphabetical (and, if applicable, numerical) designation as such Class of Sequential Pay Certificates and shall have a Class Principal Balance and a Pass-Through Rate that equal, respectively, the REMIC Principal Balance and the REMIC III Remittance Rate of such REMIC III P&I Regular Interest, (ii) the Class IO-1 Certificates shall represent the aggregate of all of the REMIC III Components other than the REMIC III IO-2 Component and shall have a Class Notional Amount equal to the sum of the REMIC III Component Notional Amounts of each of the REMIC III Components other than the REMIC III IO-2 Component and a Pass-Through Rate equal to the percentage obtained by dividing (A) the aggregate of the amounts obtained by applying the REMIC III Remittance Rate for each such REMIC III Component to the REMIC III Component Notional Amount of such REMIC III Component by (B) the aggregate of the REMIC III Component Notional Amounts of such REMIC III Components, and (iii) the Class I0-2 Certificates shall represent the REMIC III IO-2 Component and shall have a Class Notional Amount equal to the REMIC III Component Notional Amount of the REMIC III IO-2 Component and a Pass-Through Rate of 0.25%.

     On the Transition Date, as provided herein, the Holders of the Regular Certificates will be deemed to assign to the Trustee the respective REMIC III Regular Interests which are then represented by such Regular Certificates and the Trustee shall elect to treat the segregated pool of assets consisting of such REMIC III Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC IV". The Class R-IV Certificates will evidence the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes on and after the Transition Date (i) each Class of Sequential Pay Certificates shall represent the particular REMIC IV P&I Regular Interest which has the same alphabetical (and, if applicable, numerical) designation as such Class of Sequential Pay Certificates and shall have a Class Principal Balance and a Pass-Through Rate that equal, respectively, the REMIC Principal Balance and the REMIC IV Remittance Rate of such REMIC IV P&I Regular Interest, (ii) the Class IO-1 Certificates shall represent the aggregate of all of the REMIC IV Components other than the REMIC IV IO-2 Component and shall have a Class Notional Amount equal to the sum of the REMIC IV Component Notional Amounts of each of the REMIC IV Components other than the REMIC IV IO-2 Component and a Pass-Through Rate equal to the percentage obtained by dividing
(A) the aggregate of the amounts obtained by applying the REMIC IV Remittance Rate for each such REMIC IV Component to the REMIC IV Component Notional Amount of such REMIC IV Component by (B) the aggregate of the REMIC IV Component Notional Amounts of such REMIC IV Components, and (iii) the Class IO-2 Certificates shall represent the REMIC IV IO-2 Component and shall have a Class Notional Amount equal to the REMIC IV Component Notional Amount of the REMIC IV IO-2 Component and a Pass-Through Rate of 0.25%.

     For federal income tax purposes on and after the Transition Date, each of the nine REMIC IV P&I Regular Interests and each of the ten REMIC IV Components will be designated as a separate "regular interest" in REMIC IV for purposes of the REMIC provisions under federal income tax law. Each REMIC IV P&I Regular Interest will have (i) a REMIC

Principal Balance equal to the REMIC Principal Balance of the Corresponding REMIC III P&I Regular Interest as set forth in the Table below, and (ii) with respect to REMIC IV P&I Regular Interests F, G and H, the REMIC IV Remittance Rate set forth in the Table below. The respective REMIC IV Remittance Rates for REMIC IV P&I Regular Interests A-1, A-2, B, C, D and E shall be as set forth in the Transition Supplement. Each REMIC IV Component other than the REMIC IV IO-2 Component will have (i) a REMIC IV Component Notional Amount equal to the REMIC Principal Balance of the Corresponding REMIC III P&I Regular Interest as set forth in the Table Below, and (ii) a REMIC IV Remittance rate equal to any positive difference between (A) the Weighted Average REMIC I Remittance Rate and
(B) the REMIC IV Remittance Rate for the Corresponding REMIC IV P&I Regular Interest as set forth in the Table below or in the Transition Supplement increased, in the case of REMIC IV Components F, G and H, by the REMIC IV Remittance Rate for the REMIC IV IO-2 Component. The REMIC IV IO-2 Component will have (i) a REMIC IV Component Notional Amount equal to the aggregate of the REMIC Principal Balances of REMIC III P & I Regular Interests F, G and H, and
(ii) a REMIC IV Remittance Rate of 0.25%.

 REMIC IV       CORRESPONDING
   P&I            REMIC III                 REMIC               CORRESPONDING
 REGULAR         P&I REGULAR                  IV                   REMIC IV
 INTEREST          INTEREST            REMITTANCE RATE            COMPONENT
 --------          --------            ---------------            ---------
   A-1               A-1             As Set Forth in the            IO-A-1
                                    Transition Supplement
   A-2               A-2                      "                     IO-A-2
    B                 B                       "                      IO-B
    C                 C                       "                      IO-C
    D                 D                       "                      IO-D
    E                 E                       "                      IO-E
    F                 F                     5.35%                    IO-F
    G                 G                     5.35%                    IO-G
    H                 H                     5.35%                    IO-H

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms.

     Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "30/360 Basis": The accrual of interest calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Accrued Certificate Interest": With respect to (i) any Class of Sequential Pay Certificates for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date, (ii) the Class IO-1 Certificates for any Distribution Date, the sum of the Accrued Component Interest for all of its Components for such Distribution Date, and (iii) the Class IO-2 Certificates for any Distribution Date, the Accrued Component Interest for REMIC III Component IO-2 or REMIC IV Component IO-2, as applicable. Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

     "Accrued Component Interest": With respect to each Component for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Component for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

     "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

     "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month in a year assumed to consist of 360 days. With respect to Mortgage Loan (control number 9821048) that accrues interest only for a portion of its amortization term, such Mortgage Loan shall only be an "Actual/360 Mortgage Loan" for such period that interest actually accrues on an Actual/360 Basis.

     "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis and that is identified as an Actual/360 Mortgage Loan on the Mortgage Loan Schedule. With respect to Mortgage Loan (control number 9821048) that accrues interest only for a portion of its amortization term, such Mortgage Loan shall only be an "Actual/360 Mortgage Loan" for such period that interest actually accrues on an Actual/360 Basis.

     "Additional Trust Fund Expense": Any Special Servicing Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer, the Special Servicer and the Trustee on Advances, as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (viii), (ix), (xi), (xii) and (xiii) of Section 3.05(a) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account or (y) pursuant to clause (ii) or any of clauses (iv) through (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04, no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account or the Distribution Account, as the case may be.

     "Additional Yield Amount": With respect to any Distribution Date and each Class of Sequential Pay Certificates (other than any Excluded Class thereof) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, provided that a Prepayment Premium or Yield Maintenance Charge was actually collected on a Mortgage Loan or an REO Loan during the related Collection Period, the product of (a) such Prepayment Premium or Yield Maintenance Charge, as the case may be, multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for such Class of Sequential Pay Certificates over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for such Mortgage Loan or REO Loan, as the case may be, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay Certificates on such Distribution Date pursuant to Section 4.01(a), and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

     "Advance": Any P&I Advance or Servicing Advance.

     "Adverse REMIC Event": As defined in Section 10.01(i).

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer or the Master Servicer, prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the Appraisal Institute.

     "Appraisal Reduction Amount": The excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which a Required Appraisal is obtained (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate, (iii) all accrued but unpaid Servicing Fees and Additional Trust Fund Expenses in respect of such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves (in each case net of any amounts escrowed therefor) and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property over (b) the Required Appraisal Value.

     "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof based upon the most recent appraisal or update thereof that is contained in the related Servicing File.

     "Asset Status Report": As defined in Section 3.21(d).

     "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

     "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such Stated Maturity Date) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect on the Closing Date and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

     "Authenticating Agent": Any authenticating agent appointed pursuant to
Section 8.12 (or, in the absence of any such appointment, the Trustee).

     "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of, without duplication, (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account during the month of such Distribution Date, on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c), (iv) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, and
(v) for each Distribution Date occurring in March, the aggregate of the Interest Reserve Amounts in respect of each Interest Reserve Loan deposited into the Distribution Account pursuant to Section 3.05(c), net of (b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from (A) the Certificate Account pursuant to clauses (ii)-(xiv) of Section 3.05(a) or (B) the Distribution Account pursuant to clauses (ii) - (vi) of Section 3.05(b), (iii) Prepayment Premiums and Yield Maintenance Charges, (iv) with respect to the Distribution Date occurring during February of each year and during January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Certificate Account and deposited in the Interest Reserve Account in respect of such Distribution Date and held for future distribution pursuant to Section 3.04(c) and (v) any amounts deposited in the Certificate Account or the Distribution Account in error.

     "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

     "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

     "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

     "Bid Allocation": With respect to each Sub-Servicer and the proceeds of any bid pursuant to Section 3.22(d), the amount of such proceeds (net of any expenses incurred in connection with such bid and out of pocket expenses incurred in connection with transferring the servicing of the Mortgage Loans) multiplied by a fraction equal to (a) the Servicer Fee Amount for such Sub-Servicer as of such date of determination, over (b) the aggregate of the Servicer Fee Amounts for all of the Sub-Servicers as of such date of determination. With respect to the Master Servicer and each Sub-Servicer and the proceeds of any bid pursuant to Section 7.01(c), the amount of such proceeds (net of any expenses incurred in connection with such bid and out of pocket expenses incurred in connection with transferring the servicing of the Mortgage Loans) multiplied by a fraction equal to (a) the Servicer Fee Amount for such Sub-Servicer or the Master Servicer as the case may be as of such date of determination, over (b) aggregate of the Servicer Fee Amounts for all of the Sub-Servicers and the Master Servicer as of such date of determination.

     "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

     "Breach": As defined in Section 2.03(a).

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Columbia, Maryland, Minneapolis, Minnesota, or the cities in which the Corporate Trust Office of the Trustee (which as of the Closing Date is Columbia, Maryland) or the offices of the Master Servicer (which as of the Closing Date, is Charlotte, North Carolina) are located, are authorized or obligated by law or executive order to remain closed.

     "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Certificate": Any one of the First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

     "Certificate Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "First Union National Bank, as Master Servicer for NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee, on behalf of and in trust for the registered holders of First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1".

     "Certificate Factor": With respect to any Class of Sequential Pay Certificates as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then-current Class Principal Balance of such Class of Sequential Pay Certificates and the denominator of which is the Original Principal Balance of such Class of Sequential Pay Certificates.

     "Certificate Notional Amount": With respect to (i) any Class IO-1 Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class IO-1 Certificates, and (ii) any Class IO-2 Certificate, as of any date of determination, the then notional amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class IO-2 Certificates.

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

     "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

     "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Non-United States Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, or the Trustee in its respective capacity as such (except with respect to amendments referred to in Sections 3.20(d) and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority Subordinate Certificateholder or the Controlling Class Representative and any election, removal or replacement of the Special Servicer or the Controlling Class Representative pursuant to
Section 6.09), any Certificate registered in the name of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

     "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

     "Class A Certificates": The Class A-1 and Class A-2 Certificates.

     "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof substantially in the form of Exhibit A-1 attached hereto and, prior to the Transition Date, evidencing a portion of REMIC III P&I Regular Interest A-1 and, on and after the Transition Date, evidencing a portion of REMIC IV P&I Regular Interest A-1 for purposes of the REMIC Provisions.

     "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof substantially in the form of Exhibit A-2 attached hereto and, prior to the Transition Date, evidencing a portion of REMIC III P&I Regular Interest A-2 and, on and after the Transition Date, evidencing a portion of REMIC IV P&I Regular Interest A-2 for purposes of the REMIC Provisions.

     "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof substantially in the form of Exhibit A-5 attached hereto and, prior to the Transition Date, evidencing a portion of REMIC III P&I Regular Interest B and, on and after the Transition Date, evidencing a portion of REMIC IV P&I Regular Interest B for purposes of the REMIC Provisions.

     "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof substantially in the form of Exhibit A-6 attached hereto and, prior to the Transition Date, evidencing a portion of REMIC III P&I Regular Interest C and, on and after the Transition Date, evidencing a portion of REMIC IV P&I Regular Interest C for purposes of the REMIC Provisions.

     "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof substantially in the form of Exhibit A-7 attached hereto and, prior to the Transition Date, evidencing a portion of REMIC III P&I Regular Interest D and, on and after the Transition Date, evidencing a portion of REMIC IV P&I Regular Interest D for purposes of the REMIC Provisions.

     "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof substantially in the form of Exhibit A-8 attached hereto and, prior to the Transition Date, evidencing a portion of REMIC III P&I Regular Interest E and, on and after the Transition Date, evidencing a portion of REMIC IV P&I Regular Interest E for purposes of the REMIC Provisions.

     "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof substantially in the form of Exhibit A-10 attached hereto and, prior to the Transition Date, evidencing a portion of REMIC III P&I Regular Interest F and, on and after the Transition Date, evidencing a portion of REMIC IV P&I Regular Interest F for purposes of the REMIC Provisions.

     "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof substantially in the form of Exhibit A-11 attached hereto and, prior to the Transition Date, evidencing a portion of REMIC III P&I Regular Interest G and, on and after the Transition Date, evidencing a portion of REMIC IV P&I Regular Interest G for purposes of the REMIC Provisions.

     "Class H Certificate": Any of the Certificates with a "Class H" designation on the face thereof substantially in the form of Exhibit A-12 attached hereto and, prior to the Transition Date, evidencing a portion of REMIC III P&I Regular Interest H, and on and after the Transition Date, evidencing a portion of REMIC IV P&I Regular Interest H for purposes of the REMIC Provisions.

     "Class IO-1 Certificate": Any one of the Certificates with a "Class IO-1" designation on the face thereof substantially in the form of Exhibit A-4 attached hereto and, prior to the Transition Date, evidencing a portion of the aggregate of all of the REMIC III Components other than the REMIC III IO-2 Component and, on and after the Transition Date, evidencing a portion of the aggregate of all of the REMIC IV Components other than the REMIC IV IO-2 Component for purposes of the REMIC Provisions.

     "Class IO-2 Certificate": Any one of the Certificates with a "Class IO-2" designation on the face thereof substantially in the form of Exhibit A-9 attached hereto and, prior to the Transition Date, evidencing a portion of the REMIC III IO-2 Component, and on and after the Transition Date, evidencing a portion of the REMIC IV IO-2 Component.

     "Class Notional Amount": As of any date of determination and with respect to (i) the Class IO-1 Certificates prior to the Transition Date, the sum of the then Component Notional Amounts of all of the REMIC III Components other than the REMIC III IO-2 Component, (ii) the Class IO-1 Certificates on and after the Transition Date, the sum of the then Component Notional Amounts of all of the REMIC IV Components other than the REMIC IV IO-2 Component, (iii) the Class IO-2 Certificates prior to the Transition Date, the then Component Notional Amount of the REMIC III IO-2 Component and (iv) the Class IO-2 Certificates on and after the Transition Date, the then Component Notional Amount of the REMIC IV IO-2 Component.

     "Class Principal Balance": The aggregate principal balance of any Class of Sequential Pay Certificates outstanding from time to time. As of the Closing Date, the Class Principal Balance of each Class of Sequential Pay Certificates shall equal the Original Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a). Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

     "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

     "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

     "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

     "Class R-IV Certificate": Any one of the Certificates with a "Class R-IV" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a portion of the sole class of "residual interests" in REMIC IV for purposes of the REMIC Provisions.

     "Closing Date": December 30, 1998.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date.

     "Comparative Financial Status Report": A report substantially containing the content described in Exhibit N attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and Debt Service Coverage Ratio for each Mortgage Loan or the related Mortgaged Property, calculated as of the last day of the calendar month immediately preceding the preparation of such report, for (i) each of the three immediately preceding monthly periods (to the extent such information is available), (ii) the most current available year-to-date, (iii) the previous two full fiscal years stated separately, and
(iv) the "base year" (representing the original analysis of information used as of the Cut-off Date). For the purposes of the Master Servicer's production of any such report that is required to state information for any period prior to the Cut-off Date, the Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the Mortgage Loan Seller, the related Mortgagor or the Special Servicer.

     "Component": From the Closing Date until immediately preceding the Transition Date, each of the REMIC III Components and, on and after the Transition Date, each of the REMIC IV Components. All of the REMIC III Components other than the REMIC III IO-2 Component shall be collectively evidenced by the Class IO-1 Certificates from the Closing Date to immediately preceding the Transition Date and all of the REMIC IV Components other than the REMIC IV IO-2 Component shall be collectively evidenced by the Class IO-1 Certificates on and after the Transition Date. The Class IO-2 Certificates shall evidence the REMIC III IO-2 Component from the Closing Date to immediately preceding the Transition Date and shall evidence the REMIC IV IO-2 Component on and after the Transition Date.

     "Component Notional Amount": With respect to each Component, from the Closing Date until immediately preceding the Transition Date, the related REMIC III

Component Notional Amount and, on and after the Transition Date, the related REMIC IV Component Notional Amount.

     "Controlling Class": As of any date of determination, the Class of Sequential Pay Certificates, (a) which bears the latest alphabetical Class designation and (b) the Class Principal Balance of which is greater than 25% of the Original Principal Balance thereof; provided, however, that if no Class of Sequential Pay Certificates has a Class Principal Balance greater than 25% of its Original Principal Balance, the Controlling Class shall be the outstanding Class of Certificates (other than the Residual Certificates or the Class IO-1 Certificates) bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1 Certificates and the Class A-2 Certificates shall be deemed a single Class of Certificates.

     "Controlling Class Representative": As defined in Section 6.09.

     "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at (i) with respect to maintenance of the Certificate Register and the transfer and exchange of Certificates, the office of the Trustee located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services (CMBS) -- First Union Commercial Mortgage Trust, FUNB Series 1999-C1, and (ii) for all other purposes, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attn: Corporate Trust Services (CMBS) -- First Union Commercial Mortgage Trust, FUNB Series 1999-C1.

     "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan".

     "Corresponding": With respect to any REMIC II Regular Interest, REMIC III P&I Regular Interest, REMIC III Component, REMIC IV P&I Regular Interest or REMIC IV Component and any row in the Tables in the Preliminary Statement hereto, the other REMIC II Regular Interest, REMIC III P&I Regular Interest, REMIC III Component, REMIC IV P&I Regular Interest or REMIC IV Component in the same row of such Table.

     "Credit Lease": With respect to each Credit Lease Loan, the lease agreement between the Mortgagor as lessor and the Tenant as lessee of the related Mortgaged Property.

     "Credit Lease Loan": Each Mortgage Loan that is identified as a "Credit Lease Loan" on the Mortgage Loan Schedule.

     "CSSA Loan File Report": The monthly report in the "CSSA loan file" format substantially containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit W.

     "CSSA Property File Report": The monthly report in the "CSSA property file" format substantially containing the information called for therein for each Mortgaged Property, a form of which is attached hereto as Exhibit M.

     "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, Mortgage Loan Seller or an Affiliate of the Depositor or Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

     "Cut-off Date": For each Mortgage Loan with a Due Date that occurs on the first of the month, December 1, 1998 and, for each other Mortgage Loan, the day of the month in December 1998 on which the related Due Date for such Mortgage Loan occurs.

     "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

     "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Periodic Payment in effect for such Mortgage Loan as of such date of determination.

     "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent in an amount equal to at least two Periodic Payments (not including the Balloon Payment) or is delinquent thirty days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

     "Defeasance Collateral": With respect to any Defeasance Loan, the United States Treasury obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

     "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

     "Definitive Certificate": As defined in Section 5.03(a).

     "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit Q attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but constituted Specially Serviced Mortgage Loans, or were in foreclosure but were not REO Property.

     "Depositor": First Union Commercial Mortgage Securities, Inc. or its successor in interest.

     "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to any Distribution Date, the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately preceding.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

     "Discount Rate": With respect to any prepaid Mortgage Loan or REO Loan for purposes of allocating any Prepayment Premium or Yield Maintenance Charge received thereon or with respect thereto among the respective Classes of the Sequential Pay Certificates (other than any Excluded Class thereof), an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for such prepaid Mortgage Loan or REO Loan. In the event there are two such U.S. Treasury issues
(a) with the same coupon, the issue with the lower yield shall apply, and

(b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan or REO Loan, the issue with the earliest maturity date shall apply.

     "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distributable Certificate Interest": With respect to any Class of Regular Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates for such Distribution Date.

     "Distribution Account": The segregated account or accounts created and maintained by the Paying Agent on behalf of the Trustee pursuant to Section 3.04(b) which shall be entitled "NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee, in trust for the registered holders of First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1".

     "Distribution Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following, commencing on January 15, 1999; provided, however, that the Distribution Date will be no earlier than the fourth Business Day following the Determination Date in the month in which such Distribution Date occurs.

     "Distribution Date Statement": As defined in Section 4.02(a).

     "Document Defect": As defined in Section 2.03(a).

     "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan is scheduled to be first due;
(ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

     "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and with respect to deposits held for 30 days or more in such account the (a) long-term deposit or unsecured debt obligations of which are rated "A+" by Standard & Poor's and "A2" by Moody's (if then rated by Moody's) (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or with respect to deposits held for less than 30 days in such account the (b) short-term deposits of which are rated P-1 by Moody's (if then rated by Moody's) and A-1 by Standard & Poor's (or, with respect to any such Rating Agency, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates) as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned to any Class of Certificates, as confirmed in writing by each Rating Agency.

     "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (a) for each Mortgage Loan that is secured by a multifamily Mortgaged Property, Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, and (b) for each other Mortgage Loan, the American Society for Testing and Materials for each other Mortgaged Property.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow or reserve has been created in respect of the related Mortgaged Property.

     "Event of Default": One or more of the events described in Section 7.01(a).

     "Exchange Act": Securities Exchange Act of 1934, as amended.

     "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates and Class E Certificates.

     "FDIC": Federal Deposit Insurance Corporation or any successor.

     "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

     "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Master Servicer, the Special Servicer, an Underwriter or the Majority Subordinate Certificateholder pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

     "First Union Capital": First Union Capital Markets, a division of Wheat First Securities, Inc. or its successor in interest.

     "FNMA": Federal National Mortgage Association or any successor.

     "Grace Mortgage Loan": Each Mortgage Loan with a grace period that extends beyond the P&I Advance Date pursuant to the terms of the related Mortgage Note and identified as a Grace Mortgage Loan on the Mortgage Loan Schedule.

     "Ground Lease": With respect to any Mortgage Loan for which the Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

     "Guaranty": With respect to a Credit Lease Loan, a guaranty agreement executed by an affiliate of the related Tenant that guarantees the Tenant's obligations under the related Credit Lease.

     "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

     "Historical Loan Modification Report": A report substantially containing the information described in Exhibit R attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     "Historical Loss Estimate Report": A report substantially containing the information described in Exhibit S attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     "Holder": A Certificateholder.

     "HUD-Approved Servicer": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

     "Impound Reserve": As defined in Section 3.16(c) hereof.

     "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, the Mortgage Loan Seller or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee, the Mortgage Loan Seller or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Controlling Class Representative, the Special Servicer, the Trustee, the Mortgage Loan Seller or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, the Special Servicer, the Controlling Class Representative, the Trustee, such Mortgage Loan Seller or any Affiliate thereof, as the case may be.

     "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

     "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Insured Balloon Loan": Each Balloon Mortgage Loan that is insured by an RVI Policy and identified as an Insured Balloon Loan on the Mortgage Loan Schedule.

     "Insured Event": With respect to a Lease Enhancement Policy and an RVI Policy, any occurrence, condition or event that gives rise or with the passage of time will give rise to a claim under the Lease Enhancement Policy or RVI Policy, as the case may be.

     "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

     "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to (a) the restoration of the related Mortgaged Property, or (b) released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

     "Interest Reserve Account": The segregated account created and maintained by the Master Servicer pursuant to Section 3.04(c) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "First Union National Bank, as Master Servicer for NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee, on behalf of and in trust for the registered holders of First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1".

     "Interest Reserve Amount": With respect to each Interest Reserve Loan and each Distribution Date that occurs during February of each year and during January of each year that is not a leap year, an amount equal to one day's interest on the related Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date.

     "Interest Reserve Loan": Each Mortgage Loan that is an Actual/360 Mortgage Loan.

     "Interested Person": The Depositor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

     "Internet Website": The Internet Websites maintained by the Trustee and, if applicable, the Master Servicer initially located at "www.ctslink.com/cmbs" and "www.firstunion.com", respectively, or such other address as provided to the parties hereto from time to time.

     "Investment Account": As defined in Section 3.06(a).

     "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

     "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

     "Lease Enhancement Policy": With respect to a Credit Lease Loan, any credit lease enhancement insurance policy that insures against certain losses arising out of casualty and/or condemnation of the related Mortgaged Property.

     "Lease Enhancement Policy Insurer": With respect to any Lease Enhancement Policy, Chubb Custom Insurance Company together with any assignee, successor or subsequent insurer thereunder.

     "Legal Final Distribution Date": With respect to each of the REMIC I Regular Interests, REMIC II Regular Interests, REMIC III Regular Interests, REMIC IV Regular Interests and each of the Regular Certificates, October 15, 2035.

     "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement; or (iv) such Mortgage Loan is purchased by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events:

(i) a Final Recovery Determination is made with respect to such REO Property; or
(ii) such REO Property is purchased by the Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to
Section 9.01.

     "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Subordinate Certificateholder pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement; or (vi) the purchase of a Mortgage Loan or REO Property by the Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01.

     "Loan Payoff Notification Report": A report substantially containing the information described in Exhibit V attached hereto, and setting forth for each Mortgage Loan where notice of anticipated payoff has been received as of the Determination Date immediately preceding the preparation of such report, among other things, the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of Yield Maintenance Charge or Prepayment Premium due.

     "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

     "Lockout Period": With respect to any Mortgage Note that prohibits the Mortgagor from prepaying such Mortgage Loan until a date specified in such Mortgage Note, the period from the Closing Date until the such specified date.

     "Majority Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to the Controlling Class; provided, however, that if there is no single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to such Class, then the Majority Subordinate Certificateholder shall be the single Holder of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Subordinate Certificateholder, the Class A-1 Certificates and the Class A-2 Certificates shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

     "Master Servicer": First Union National Bank, its successor in interest (including the Trustee as successor pursuant to Section 7.02), or any successor master servicer appointed as herein provided.

     "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a).

     "Master Servicing Fee Rate": With respect to each Mortgage Loan, the percentage set forth under the column "Master Servicing Fee Rate" on the Mortgage Loan Schedule that corresponds to such Mortgage Loan.

     "Moody's": Moody's Investors Service, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Moody's Investors Service, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the related Mortgaged Property.

     "Mortgage File": With respect to any Mortgage Loan, collectively the following documents:

       (i) the original executed Mortgage Note including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed (without recourse, representation or warranty, express or implied) to the order of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee for the registered holders of First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1 or in blank;

       (ii) an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon;

       (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case with evidence of recording indicated thereon;

       (iv) an original executed assignment, in recordable form, of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee for the registered holders of First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1;

       (v) an original assignment of all unrecorded documents relating to the Mortgage Loan, in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee for the registered holders of First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1;

       (vi) originals or copies of any written modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified;

       (vii) the original or a copy of the policy or certificate of lender's title insurance or, if such policy has not been issued, an original or copy of an irrevocable, binding commitment to issue such title insurance policy; and

       (viii) any filed copies (with evidence of filing) of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3 assignment, as appropriate, in form suitable for filing, as appropriate, in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee for the registered holders of First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1; and

       (ix) an original or copy of any Ground Lease, any Credit Lease and any Lease Enhancement Policy, RVI Policy or Guaranty.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clause
(vi) of
this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

     "Mortgage Loan": Each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage, any Lease Enhancement Policy, any RVI Policy and other security documents contained in the related Mortgage File.

     "Mortgage Loan Purchase Agreement": That certain Mortgage Loan Purchase Agreement, dated as of December 1, 1998, between the Depositor and the Mortgage Loan Seller and relating to the transfer of the related Mortgage Loans to the Depositor.

     "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

        (i)     the Mortgage Loan number;

        (ii) the street address (including city, state and zip code) and name of the related Mortgaged Property;

        (iii)   the Cut-off Date Balance;

        (iv) the amount of the Periodic Payment due on the first Due Date following the Closing Date;

        (v)     the original Mortgage Rate;

        (vi) the (A) remaining term to stated maturity and (B) the Stated Maturity Date;

        (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

        (viii)  whether the Mortgage Loan is secured by a Ground Lease;

        (ix)    the Master Servicing Fee Rate;

        (x)     whether the Mortgage Loan is an Actual-360 Mortgage Loan;

        (xi)    the Mortgage Loan Seller;

        (xii) whether the Mortgage Loan is a Credit Lease Loan and if so, the related Tenant or guarantor of such Credit Lease Loan;

        (xiii) whether such Mortgage Loan is insured by a Lease Enhancement Policy or RVI Policy;

        (xiv) the debt service coverage ratio and loan to value ratio (calculated in each case as set forth in the Private Placement Memorandum);

        (xv) whether such Mortgage Loan is cross-defaulted with any other Mortgage Loan;

        (xvi) whether such Mortgage Loan is a Defeasance Loan, Semi-Annual Mortgage Loan, Grace Mortgage Loan or Insured Balloon Loan;

        (xvii)  whether the Mortgage Loan is secured by a letter of credit;

        (xviii) whether such Mortgage Loan is an Interest Reserve Loan;

        (xix)   whether payments on such Mortgage Loan are made to a lock-box;
                and

        (xx) the amount of any Reserve Funds escrowed in respect of each Mortgage Loan.

     "Mortgage Loan Seller": First Union National Bank or its successor in interest.

     "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

     "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

     "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date or the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by
Section 3.20; and (iii) any REO Loan, the annualized rate described in clause
(i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

     "Mortgaged Property": The property subject to the lien of a Mortgage.

     "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

     "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the sum of (i) the aggregate amount deposited by the Master

Servicer in the Certificate Account for such Distribution Date pursuant to
Section 3.19(a) in connection with such Prepayment Interest Shortfalls and (ii) the aggregate of all Prepayment Interest Excesses collected in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period.

     "Net Investment Earnings": With respect to the Certificate Account, the Interest Reserve Account, any Servicing Account, any Reserve Account, the Distribution Account or the REO Account (if any) for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

     "Net Investment Loss": With respect to the Certificate Account, the Interest Reserve Account, any Servicing Account, any Reserve Account, the Distribution Account or the REO Account (if any) for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

     "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable Master Servicing Fee Rate.

     "Net Operating Income or NOI": As defined in and determined in accordance with the provisions of Exhibit E attached hereto.

     "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed, modified or extended on behalf of REMIC I if REMIC I has the right to renegotiate the terms of such lease.

     "NOI Adjustment Worksheet": A report prepared by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Loan and by the Master Servicer with respect to each other Mortgage Loan substantially containing the content described in Exhibit T attached hereto, presenting the computations made in accordance with the methodology described in Exhibit T to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement.

     "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

     "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Loan by the Master Servicer or Trustee, as the case may be, that, as determined by the Master Servicer or the Trustee as the case may be in accordance with the Servicing Standard with respect to such P&I Advance will not be ultimately recoverable from late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Loan.

     "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan by the Master Servicer or Trustee, as the case may be, that, as determined by the Master Servicer, the Special Servicer or the Trustee in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Property.

     "Non-Registered Certificate": Any Class of Certificates unless and until such Class of Certificates is registered under the Securities Act.

     "Non-United States Person": Any Person other than a United States Person.

     "Officers' Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer, as the case may be, or by a Responsible Officer of the Trustee.

     "Operating Statement Analysis": With respect to each Mortgage Loan and REO Mortgaged Property, a report prepared by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Loan and by the Master Servicer with respect to each other Mortgage Loan substantially containing the content described in Exhibit U attached hereto.

     "Opinion of Counsel": A written opinion of counsel (which counsel shall be Independent of the Depositor, the Master Servicer and the Special Servicer) acceptable to and delivered to the Trustee or the Master Servicer, as the case may be.

     "Original Notional Amount": With respect to (i) the Class IO-1 Certificates from the Closing Date until immediately preceding the Transition Date, $128,200,045, (ii) the Class IO-1 Certificates on and after the Transition Date, the aggregate of the REMIC IV Component Notional Amounts of all of the REMIC IV Components other than the REMIC IV IO-2 Component as of the Transition Date and
(iii) the Class IO-2 Certificates, $128,200,045.

     "Original Principal Balance": With respect to any Class of Sequential Pay Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement hereto.

     "OTS": The Office of Thrift Supervision or any successor thereto.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Rate": For the period from the Closing Date to immediately preceding the Transition Date and with respect to (i) each Class of Sequential Pay Certificates, the REMIC III Remittance Rate applicable to the REMIC III P&I Regular Interest which has the same alphabetical (and, if applicable, numerical) designation as such Class of Sequential Pay Certificates and (ii) each REMIC III Component, the REMIC III Remittance Rate applicable to such REMIC III Component. On and after the Transition Date and with respect to (i) each Class of Sequential

Pay Certificates, the REMIC IV Remittance Rate applicable to the REMIC IV P&I Regular Interest which has the same alphabetical (and, if applicable, numerical) designation as such Class of Sequential Pay Certificates and (ii) each REMIC IV Component, the REMIC IV Remittance Rate applicable to such REMIC IV Component.

     "Paying Agent": The paying agent appointed pursuant to Section 8.13. If no such paying agent has been appointed or if such paying agent has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Paying Agent.

     "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03(a) and (b).

     "P&I Advance Date": The Business Day immediately preceding each Distribution Date.

     "Penalty Interest": With respect to any Mortgage Loan (or successor REO
Loan), any amounts collected thereon, other than late payment charges, or Prepayment Premiums or Yield Maintenance Charges, that represent penalty interest (arising out of a default) in excess of interest on the Stated Principal Balance of such Mortgage Loan (or successor REO Loan) accrued at the related Mortgage Rate.

     "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Principal Balance or Original Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Periodic Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

     "Permitted Investments": Any one or more of the following obligations or securities (including obligations or securities of the Trustee if otherwise qualifying hereunder):

      (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If rated, such an obligation must not have an "r" highlighter affixed to its rating by Standard & Poor's. Interest may either by fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

      (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item must not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot very or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

      (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item must not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

      (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest rating category of each of Moody's and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper should not have an "r" highlighter affixed to its rating by Standard & Poor's and by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either by fixed or variable. If such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

      (v) units of money market funds rated in the highest rating category of Moody's and AAAm or AAAm-G by Standard & Poor's (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seeks to maintain a constant net asset value; and

      (vi) any other obligation or security acceptable to each Rating Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee.

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

     "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plurality Residual Certificateholder": As to any taxable year of REMIC I, REMIC II, REMIC III or REMIC IV, the Holder of Certificates holding the largest Percentage Interest of the related Class of Residual Certificates.

     "Policy Termination Event": With respect to any Lease Enhancement Policy or RVI Policy, any abatement, rescission, cancellation, termination, contest, legal process, arbitration or disavowal of liability.

     "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Private Placement Memorandum).

     "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal

Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period (or, with respect to any Semi-Annual Mortgage Loan, following the 1st day of the month), the amount of interest (net of the related Master Servicing Fee) accrued on the amount of such Principal Prepayment during the period from and after such Due Date (or, with respect to any Semi-Annual Mortgage Loan, following the 1st day of the month), to the extent collected (exclusive of any related Prepayment Premium or Yield Maintenance Charge actually collected).

     "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date (or, with respect to any Semi-Annual Mortgage Loan, prior to the 1st day of the month) in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date (or, with respect to any Semi-Annual Mortgage Loan, prior to the 1st day of the month), inclusive.

     "Prepayment Premium": Any premium, penalty or fee (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

     "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the Master Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

     "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following:

          (a) the aggregate of the principal portions of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

          (b) the aggregate of all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

          (c) with respect to any Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (other than a Principal Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) the aggregate of all Liquidation Proceeds, Insurance Proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments that were received on the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Scheduled Payments deemed due in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period;

          (f) with respect to any REO Properties, the aggregate of all Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (g) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date pursuant to Section 4.01.

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Principal Recovery Fee": With respect to each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related principal recoveries pursuant to the second paragraph of Section 3.11(c).

     "Private Placement Memorandum": The Private Placement Memorandum, as supplemented by the PPM Supplement and Base Prospectus, dated December 29, 1998 relating to the placement of the Class F, Class G, Class H and Class IO-2 Certificates.

     "Privileged Person": Any Certificateholder, Certificate Owner, any Person identified by any Certificateholder or Certificate Owner as a prospective transferee of a Certificate or interest therein, any Rating Agency, any Underwriter or any party hereto.

     "Prospectus": The prospectus of the Depositor, as supplemented by the Prospectus Supplement, relating to the registration of Registered Certificates under the Securities Act.

     "Prospectus Supplement": The final prospectus supplement of the Depositor relating to the registration of the Registered Certificates under the Securities Act.

     "Purchase Price": With respect to any Mortgage Loan to be purchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Special Servicer or the Majority Subordinate Certificateholder or the Master Servicer pursuant to Section 9.01 or to be otherwise sold pursuant to
Section 3.18(d), a cash price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase plus any accrued interest on P&I Advances, (b) all related and unreimbursed Servicing Advances plus any accrued interest thereon, (c) any reasonable costs and expenses incurred by the Master Servicer, the Special Servicer or the Trust Fund in connection with any such purchase by the Mortgage Loan Seller (to the extent not included in clause (b) above) and (d) any other Additional Trust Fund Expenses in respect of such Mortgage Loan (except that Additional Trust Fund Expenses in respect of such Mortgage Loan allocable to any Class of Certificates owned by the Majority Subordinate Certificateholder shall not be included in the Purchase Price with respect to a purchase made by the Majority Subordinate Certificateholder pursuant to Section 3.18(b)); provided, that the Purchase Price shall not be reduced by any outstanding P&I Advance.

     "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

     "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan

(for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan; (vii) comply as of the date of substitution with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement; (viii) have an Environmental Assessment that indicates no adverse environmental conditions with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) at the Trustee's request, be determined by an Opinion of Counsel (at the Mortgage Loan Seller's expense) to be a "qualified replacement mortgage" within the meaning of
Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the Mortgage Loan Seller);
(xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) have been approved by the Controlling Class Representative; which approval of the Controlling Class Representative may not be unreasonably withheld, as determined by the Special Servicer; and (xv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement, as determined by an Opinion of Counsel. In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the Mortgage Loan Seller shall certify that the Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

     "Rated Final Distribution Date": The Distribution Date to occur in October 2035.

     "Rating Agency": Each of Moody's and Standard & Poor's.

     "Realized Loss": With respect to: (1) each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause

(1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, plus (c) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or the REO Property that relates to such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Penalty Interest) payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest so canceled; and (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Periodic Payment).

      "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

      "Registered Certificate": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E or Class IO-1 Certificate that has been registered under the Securities Act by the Depositor.

      "Regular Certificate": Any Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class IO-1 or Class IO-2 Certificate.

      "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

      "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

      "REMIC Accrued Interest": With respect to:

            (1) any REMIC I Regular Interest for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest as of the commencement of the Collection Period for such Distribution Date, accrued on the REMIC Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date and, to the extent permitted under applicable law, also on any REMIC Distributable Interest in respect of such REMIC I Regular Interest from prior Distribution Dates that was not previously deemed paid;

            (2) any REMIC II Regular Interest for any Distribution Date, one month's interest at the REMIC II Remittance Rate applicable to such REMIC II Regular Interest as of the commencement of the Collection Period for such Distribution Date, accrued on the REMIC Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date and, to the extent permitted under applicable law, also on any REMIC Distributable Interest in respect of such REMIC II Regular Interest from prior Distribution Dates that was not previously deemed paid;

            (3) any REMIC III P&I Regular Interest for any Distribution Date, one month's interest at the REMIC III Remittance Rate applicable to such REMIC III P&I Regular Interest as of the commencement of the Collection Period for such Distribution Date, accrued on the REMIC Principal Balance of such REMIC III P&I Regular Interest outstanding immediately prior to such Distribution Date and, to the extent permitted under applicable law, also on any REMIC Distributable Interest in respect of such REMIC III P&I Regular Interest from prior Distribution Dates that was not previously deemed paid;

            (4) any REMIC III Component for any Distribution Date, one month's interest at the REMIC III Remittance Rate applicable to such REMIC III Component as of the commencement of the Collection Period for such Distribution Date, accrued on the REMIC III Component Notional Amount of such REMIC III Component outstanding immediately prior to such Distribution Date and, to the extent permitted under applicable law, also on any REMIC Distributable Interest in respect of such REMIC III Component from prior Distribution Dates that was not previously deemed paid;

            (5) any REMIC IV P&I Regular Interest for any Distribution Date, one month's interest at the REMIC IV Remittance Rate applicable to such REMIC IV P&I Regular Interest as of the commencement of the Collection Period for such Distribution Date, accrued on the REMIC Principal Balance of such REMIC IV P&I Regular Interest outstanding immediately prior to such Distribution Date and, to the extent permitted under applicable law, also on any REMIC Distributable Interest in respect of such REMIC IV P&I Regular Interest from prior Distribution Dates that was not previously deemed paid; and

            (6) any REMIC IV Component for any Distribution Date, one month's interest at the REMIC IV Remittance Rate applicable to such REMIC IV Component as of the commencement of the Collection Period for such Distribution Date, accrued on the REMIC IV Component Notional Amount of such REMIC IV Component outstanding immediately prior to such Distribution Date and, to the extent permitted under applicable law, also on any REMIC Distributable Interest in respect of such REMIC IV Component from prior Distribution Dates that was not previously deemed paid.

      "REMIC Administrator": The Trustee or any REMIC administrator appointed pursuant to Section 8.14.

      "REMIC Distributable Interest": With respect to:

            (1) any REMIC I Regular Interest for any Distribution Date, the REMIC Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of
      (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the REMIC Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate REMIC Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date;

            (2) any REMIC II Regular Interest for any Distribution Date, the REMIC Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of
      (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the REMIC Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, and the denominator of which is the aggregate REMIC Accrued Interest in respect of all the REMIC II Regular Interests for such Distribution Date;

            (3) any REMIC III P&I Regular Interest for any Distribution Date, the REMIC Accrued Interest in respect of such REMIC III P&I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the REMIC Accrued Interest in respect of such REMIC III P&I Regular Interest for such Distribution Date, and the denominator of which is the aggregate REMIC Accrued Interest in respect of all the REMIC III P&I Regular Interests for such Distribution Date;

            (4) any REMIC III Component for any Distribution Date, the REMIC Accrued Interest in respect of such REMIC III Component for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the REMIC Accrued Interest in respect of such REMIC III Component for such Distribution Date, and the denominator of which is the aggregate REMIC Accrued Interest in respect of all the REMIC III Components for such Distribution Date;

            (5) any REMIC IV P&I Regular Interest for any Distribution Date, the REMIC Accrued Interest in respect of such REMIC IV P&I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the REMIC Accrued Interest in respect of such REMIC IV P&I Regular Interest for such Distribution Date, and the denominator of which is the aggregate REMIC Accrued Interest in respect of all the REMIC IV P&I Regular Interests for such Distribution Date; and

      (6) any REMIC IV Component for any Distribution Date, the REMIC Accrued Interest in respect of such REMIC IV Component for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the REMIC Accrued Interest in respect of such REMIC IV Component for such Distribution Date, and the denominator of which is the aggregate REMIC Accrued Interest in respect of all the REMIC IV Components for such Distribution Date.

      "REMIC Principal Balance": The principal amount of any REMIC I Regular Interest, REMIC II Regular Interest, REMIC III P&I Regular Interest or REMIC IV P&I Regular Interest outstanding as of any date of determination. As of the Closing Date, the REMIC Principal Balance of (1) each REMIC I Regular Interest shall equal the Cut-off Date Balance of the related Mortgage Loan, (2) each REMIC II Regular Interest shall equal the amount set forth with respect thereto in the Preliminary Statement, and (3) each REMIC III P&I Regular Interest shall equal the REMIC Principal Balance of the Corresponding REMIC II Regular Interest as set forth in the Preliminary Statement hereto. As of the Transition Date, the REMIC Principal Balance of each REMIC IV P&I Regular Interest will equal the then-current REMIC Principal Balance of the Corresponding REMIC III P&I Regular Interest. On each Distribution Date, the REMIC Principal Balance of each REMIC II Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to
Section 4.01(h), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b). On each Distribution Date, the REMIC Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(i), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(c). On each Distribution Date, the REMIC Principal Balance of each REMIC III P&I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(h), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b). On each Distribution Date on and after the Transition Date, the REMIC Principal Balance of each REMIC IV P&I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(b), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b).

      "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

      "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made, and consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date (excluding any interest (other than Penalty Interest) or principal payable on the Mortgage Loans which is attributable to any portion of a Servicing Fee or Principal Recovery Fee that is deemed to be in excess of the amount of such Servicing Fee or Principal Recovery Fee which constitutes reasonable servicing compensation within the meaning of the REMIC Provisions), together with all documents included in the related Mortgage Files and any Escrow Payments and Reserve Funds; (ii) any REO Property acquired in respect of a Mortgage Loan;
(iii) such funds or assets (other than those representing any interest (other than Penalty Interest) or principal payable on the Mortgage Loans which is attributable to any portion of a Servicing Fee or Principal Recovery Fee that is deemed to be in excess of the amount of such Servicing Fee or Principal Recovery Fee that constitutes reasonable servicing compensation within the meaning of the REMIC Provisions) as from time to time are deposited in the Certificate Account, the Distribution Account, the Interest Reserve Account and, if established, the REO Account; and (iv) the rights of the Depositor under Sections 2, 3, 9, 10, 12, 13, 14, 15, 16 and 17 of the Mortgage Loan Purchase Agreement.

      "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

      "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, either: (1) if, in accordance with its terms in effect on the Closing Date, the related Mortgage Loan accrues interest on a 30/360 Basis, the Net Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date; or (2) if, in accordance with its terms in effect on the Closing Date, the related Mortgage Loan accrues interest on an Actual/360 Basis (or any other interest accrual basis besides a 30/360 Basis), a rate per annum equal to (a) a fraction (expressed as a percentage and rounded to the sixth decimal place), the numerator of which is the product of 12 times the aggregate amount of interest that would accrue during the calendar month preceding the month in which such Distribution Date occurs on the REMIC Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date if such interest were calculated (A) at the Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date and (B) on an Actual/360 Basis (or on such other basis, besides a 30/360 Basis, that was applicable to the accrual of interest on the related Mortgage Loan as of the Closing Date), and the denominator of which is the REMIC Principal Balance of such REMIC I Regular Interest immediately prior to such Distribution Date, minus (b) the sum of (i) the Master Servicing Fee Rate for the related Mortgage Loan and (ii) the Trustee Fee Rate; provided that, in the case of an Interest Reserve Loan, the amount of the numerator for the fraction described in clause (2)(a) above shall (x) for the Distribution Date that occurs during February of each year or during January of each year that is not a leap year, be reduced by the related Interest Reserve Amount that is to be transferred from the Certificate Account to the Interest Reserve Account on such Distribution Date and (y) for the Distribution Date that occurs during March of each year, be equal to thirty days' interest at the related Mortgage Rate, less the amount of interest that actually accrues on such Mortgage Loan.

      "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

      "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial REMIC Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

      "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest for any Distribution Date, the Weighted Average REMIC I Remittance Rate for such Distribution Date.

      "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee pursuant to Section 2.08 for the benefit of the Holders of the Regular Certificates and the Holders of the Class R-III Certificates prior to the Transition Date and for the benefit of REMIC IV, as holder of the REMIC III Regular Interests, and the Holders of the Class R-III Certificates on and after the Transition Date, with respect to which a separate REMIC election is to be made.

      "REMIC III Component": Any of the separate beneficial ownership interests in REMIC III issued hereunder and designated as a REMIC III Component. Each REMIC III Component shall accrue interest at the REMIC III Remittance Rate in effect from time to time for such REMIC III Component, and shall be entitled to distributions of interest equal to the Accrued Component Interest for such REMIC III Component. The designations for the respective REMIC III Components are set forth in the Preliminary Statement hereto.

      "REMIC III Component Notional Amount": With respect to (i) each REMIC III Component other than the REMIC III IO-2 Component and any date of determination, an amount equal to the REMIC Principal Balance of the Corresponding REMIC II Regular Interest as set forth in the Preliminary Statement hereto, and (ii) the REMIC III IO-2 Component and any date of determination, an amount equal to the aggregate of the REMIC Principal Balances of REMIC II Regular Interests F, G and H.

      "REMIC III IO-2 Component": The separate beneficial ownership interest in REMIC III issued hereunder and designated as the REMIC III IO-2 Component in the Preliminary Statement. The REMIC III IO-2 Component shall accrue interest at the REMIC III Remittance Rate for the REMIC III IO-2 Component in effect from time to time, and shall be entitled to distributions of interest equal to the Accrued Component Interest for such REMIC III IO-2 Component.

      "REMIC III P&I Regular Interest": Any of the separate beneficial ownership interests in REMIC III issued hereunder and designated as a REMIC III P&I Regular Interest. Each REMIC III P&I Regular Interest shall accrue interest at the REMIC III Remittance Rate in effect from time to time for such REMIC III P&I Regular Interest, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial REMIC Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC III P&I Regular Interests are set forth in the Preliminary Statement hereto.

      "REMIC III Regular Interest": Any of the REMIC III P&I Regular Interests and the REMIC III Components.

      "REMIC III Remittance Rate": With respect to,

      (i) each of REMIC III P&I Regular Interests A-1, A-2, B, C, D and E for any Distribution Date, the Weighted Average REMIC I Remittance Rate;

      (ii)  REMIC III P&I Regular Interest F for any Distribution Date, 5.35%;

      (iii) REMIC III P&I Regular Interest G for any Distribution Date, 5.35%;

      (iv)  REMIC III P&I Regular Interest H for any Distribution Date, 5.35%;

      (v) each of REMIC III Components F, G and H for any Distribution Date, the excess, if any, of the Weighted Average REMIC I Remittance Rate for such Distribution Date over the sum of (A) the REMIC III Remittance Rate applicable for such Distribution Date to the REMIC III P&I Regular Interest which corresponds to such REMIC III Component as set forth in the Preliminary Statement hereto and (B) the REMIC III Remittance Rate for the REMIC III IO-2 Component; and

      (vi)  the REMIC III IO-2 Component for any Distribution Date, 0.25%.

      "REMIC IV": On and after the Transition Date, the segregated pool of assets consisting of all of the REMIC III Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the Regular Certificates and the Holders of the Class R-IV Certificates pursuant to Section 2.10 and with respect to which a separate REMIC election is to be made.

      "REMIC IV Component": On and after the Transition Date, any of the separate non-certificated beneficial ownership interests in REMIC IV issued hereunder and designated as a REMIC IV Component. Each REMIC IV Component shall accrue interest at the REMIC IV Remittance Rate in effect from time to time for such REMIC IV Component, and shall be entitled to distributions of interest equal to the Accrued Component Interest for such REMIC IV

Component. The designations for the respective REMIC IV Components are set forth in the Preliminary Statement hereto.

      "REMIC IV Component Notional Amount": With respect to (i) each REMIC IV Component other than the REMIC IV IO-2 Component and any date of determination on and after the Transition Date, an amount equal to the REMIC Principal Balance of the Corresponding REMIC III P&I Regular Interest as set forth in the Preliminary Statement hereto, and (ii) the REMIC IV IO-2 Component and any date of determination on and after the Transition Date, an amount equal to the aggregate of the REMIC Principal Balances of REMIC III P&I Regular Interests F, G and H.

      "REMIC IV IO-2 Component": The separate beneficial ownership interest in REMIC IV issued hereunder and designated as the REMIC IV IO-2 Component in the Preliminary Statement. The REMIC IV IO-2 Component shall accrue interest at the REMIC IV Remittance Rate for the REMIC IV IO-2 Component in effect from time to time, and shall be entitled to distributions of interest equal to the Accrued Component Interest for such REMIC IV IO-2 Component.

      "REMIC IV P&I Regular Interest": On and after the Transition Date, any of the separate beneficial ownership interests in REMIC IV issued hereunder and designated as a REMIC IV P&I Regular Interest and as evidenced by a Corresponding Class of Sequential Pay Certificates. Each REMIC IV P&I Regular Interest shall accrue interest at the REMIC IV Remittance Rate in effect from time to time for such REMIC IV P&I Regular Interest, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its REMIC Principal Balance. The designations for the respective REMIC IV P&I Regular Interests are set forth in the Preliminary Statement hereto.

      "REMIC IV Regular Interest": On and after the Transition Date, any of the REMIC IV P&I Regular Interests and the REMIC IV Components.

      "REMIC IV Remittance Rate": With respect to,

      (i) each of REMIC IV P&I Regular Interests A-1, A-2, B, C, D and E for any Distribution Date after the Transition Date, the respective rate specified therefor in the Transition Supplement for such REMIC IV P&I Regular Interest;

      (ii) REMIC IV P&I Regular Interest F for any Distribution Date after the Transition Date, 5.35%;

      (iii) REMIC IV P&I Regular Interest G for any Distribution Date after the Transition Date, 5.35%;

      (iv) REMIC IV P&I Regular Interest H for any Distribution Date after the Transition Date, 5.35%;

      (v) each of REMIC IV Components A-1, A-2, B, C, D and E for any Distribution Date after the Transition Date, the excess, if any, of the Weighted Average REMIC I Remittance Rate for such Distribution Date over the REMIC IV Remittance Rate applicable for such Distribution Date to the REMIC IV P&I Regular Interest which corresponds to such REMIC IV Component as set forth in the Preliminary Statement hereto;

      (vi) each of REMIC IV Components F, G and H for any Distribution Date after the Transition Date, the excess, if any, of the Weighted Average REMIC I Remittance Rate for such Distribution Date over the sum of (A) the REMIC IV Remittance Rate applicable for such Distribution Date to the REMIC IV P&I Regular Interest which corresponds to such REMIC IV Component as set forth in the Preliminary Statement hereto and (B) the REMIC IV Remittance Rate for the REMIC IV IO-2 Component; and

      (vii) the REMIC IV IO-2 Component for any Distribution Date after the Transition Date, 0.25%.

      "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

      "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Lennar Partners, Inc., as Special Servicer, in trust for registered holders of First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1".

      "REO Acquisition": The acquisition of any REO Property pursuant to Section 3.09.

      "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(d).

      "REO Extension": As defined in Section 3.16(a).

      "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer, or the Trustee for the payment of, the costs of operating, managing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the Special Servicer, or the Trustee for other related Servicing Advances) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer, the Special Servicer or the Trustee in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a).

      "REO Property": A Mortgaged Property acquired on behalf and in the name of the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

      "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

      "REO Status Report": A report substantially containing the information described in Exhibit O attached hereto, and setting forth with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, among other things, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

      "REO Tax": As defined in Section 3.17(a).

      "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

      "Required Appraisal": With respect to each Required Appraisal Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special Servicer, prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the Appraisal Institute.

      "Required Appraisal Mortgage Loan": Each Mortgage Loan (i) that is sixty
(60) days or more delinquent in respect of any Periodic Payments, (ii) that becomes an REO Loan, (iii) that has been modified by the Special Servicer to reduce the amount of any Periodic Payment (other than a Balloon Payment), (iv) with respect to which a receiver in bankruptcy is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which the related Mortgagor is subject to a bankruptcy proceeding or (vi) with respect to which any Balloon Payment on such Mortgage Loan has not been paid by its scheduled maturity date. Any Required Appraisal Mortgage Loan shall cease to be such at such time as it has become a Corrected Mortgage Loan.

      "Required Appraisal Value": An amount equal to 90% of the Appraised Value (net of any prior liens and estimated liquidation expenses) of the Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal; and provided further that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

      "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

      "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for environmental remediation, repairs and/or capital improvements to the related Mortgaged Property.

      "Residual Certificate": A Class R-I, Class R-II or Class R-III Certificate, and on and after the Transition Date, a Class R-IV Certificate.

      "Responsible Officer": When used with respect to (i) the initial Trustee any officer or assistant officer in the Corporate Trust Services Group of the initial Trustee and (ii) any successor Trustee, any officer or assistant officer in the Corporate Trust Department of the Trustee, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

      "Restricted Servicer Reports": From the Closing Date until immediately preceding the Transition Date, each of the Watch List, Operating Statement Analysis, NOI Adjustment Worksheet, Comparative Financial Status Report and each Unrestricted Servicer Report and on and after the Transition Date, the Watch List, Operating Statement Analysis, NOI Adjustment Worksheet and Comparative Financial Status Report.

      "RVI Policy": A non-cancelable residual value insurance policy that guaranties the Balloon Payment on each Insured Balloon Loan issued by an R.V.I. Policy Insurer.

      "RVI Policy Insurer": Either (i) R.V.I. American Insurance Company or its successors and assigns or (ii) Financial Structures Limited or its successors and assigns, with a cut-through endorsement issued by Royal Indemnity Company or its successors and assigns.

      "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled monthly payment of principal and interest on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, and assuming that each prior Scheduled Payment has been made in a timely manner.

      "Securities Act": The Securities Act of 1933, as amended.

      "Semi-Annual Loan Interest Advance Amount": With respect to any Semi-Annual Mortgage Loan and any Distribution Date occurring in a month in which there is no Due Date for such Semi-Annual Mortgage Loan, one-sixth of the Semi-Annual Loan Scheduled Interest Payment that is payable on the immediately succeeding Due Date for such Semi-Annual Mortgage Loan (net of related Servicing
Fees).

      "Semi-Annual Loan Scheduled Interest Payment": With respect to any Semi-Annual Mortgage Loan, that portion of the scheduled semi-annual payment of principal and/or interest on such Semi-Annual Mortgage Loan that relates to interest and that is payable by the related Mortgagor under the related Mortgage Note as in effect on the Closing Date without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, and assuming that each prior scheduled semi-annual payment has been made in a timely manner.

      "Semi-Annual Loan Swap Agreement": The swap transaction confirmation dated as of December 1, 1998 between First Union National Bank and First Union National Bank RC6578 with respect to the payment of scheduled interest under the Semi-Annual Mortgage Loans or successor agreement.

      "Semi-Annual Mortgage Loan": Each Mortgage Loan, the Periodic Payments of which are due semi-annually pursuant to the terms of the related Mortgage Note and that is identified as a Semi-Annual Mortgage Loan on the Mortgage Loan Schedule.

      "Senior Certificate": Any Class A-1, Class A-2 or Class IO-1 Certificate.

      "Sequential Pay Certificates": Any of the Regular Certificates other than the Class IO-1 Certificates and Class IO-2 Certificates.

      "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

      "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by or on behalf of the Master Servicer, Special Servicer or the Trustee in connection with the servicing of a Mortgage Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer and the Special Servicer, if any, set forth in Section 3.03(c),
(b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and (g) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a) or (b). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property. To the extent required by Section 3.11(d), all Servicing Advances shall be made or reimbursed out of late collections and Penalty Interest and recoveries of Advances otherwise owed to the Special Servicer pursuant to Section 3.11(d).

      "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee and the Special Servicing Fee.

      "Servicer Fee Amount": With respect to each Sub-Servicer and any date of determination, the aggregate of the product of, for each Mortgage Loan serviced by such Sub-Servicer, (a) the principal balance of such Mortgage Loan serviced as of the end of the immediately preceding Collection Period multiplied by (b) the servicing fee rate specified in the related Sub-Servicing Agreement for such Mortgage Loan. With respect to the Master Servicer and any date of determination, the aggregate of the product of, for each Mortgage Loan, (a) the principal balance of such Mortgage Loan as of the end of the immediately preceding Collection Period multiplied by (b) the difference between the Master Servicing Fee

Rate for such Mortgage Loan and the servicing fee rate (if any) applicable to such Mortgage Loan as specified in the related Sub-Servicing Agreement related to such Mortgage Loan.

      "Servicing File": Any documents (other than documents required to be part of the related Mortgage File) relating to the origination and servicing of any Mortgage Loan, including appraisals, surveys, engineering reports and environmental reports.

      "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

      "Servicing Standard": With respect to the Master Servicer or the Special Servicer, the servicing and administration of the Mortgage Loans for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans with similar borrowers (i) for other third-parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to the maximization of the recovery on such Mortgage Loan on a net present value basis, and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor, the Mortgage Loan Seller or any other party to the transaction; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer or the Special Servicer, as the case may be, to make Advances; and (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged property.

      "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

      "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

      "Special Servicer": Lennar Partners, Inc., a corporation organized under the laws of the State of Florida, its successor in interest, or any successor special servicer appointed as herein provided.

      "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

      "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

      "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events have occurred:

      (a) the related Mortgagor shall have failed to make any Periodic Payment, and such failure has continued unremedied for 45 days (or, in the case of a Balloon Payment, if the Master Servicer receives written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan and the related Mortgagor continues to make monthly payments of principal and interest in an amount at least equal to the Periodic Payment due on the Due Date immediately preceding the scheduled maturity date, such longer period (not to exceed 120 days) within which such refinancing is expected to occur); or

      (b) the Master Servicer shall have determined, in its good faith reasonable judgment, based on communications with the related Mortgagor, that a default in making a Periodic Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer has received written evidence from an institutional lender of such lender's binding commitment to refinance such Mortgage Loan and if the Master Servicer reasonably expects the related Mortgagor to continue to make monthly payments of principal and interest in an amount at least equal to the Periodic Payment due on the Due Date immediately preceding the scheduled maturity date, such longer period (not to exceed 120 days) within which such refinancing is expected to occur); or

      (c) there shall have occurred, or the Master Servicer and the Special Servicer determines there is likely to occur within 10 days, a default (other than as described in clause (a) above) that materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders (provided that with respect to any Credit Lease Loan that the Master Servicer has actual knowledge of any downgrade of the credit rating assigned to the related Tenant or guarantor below "BB", such downgrade shall constitute such a default) and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); or

      (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

      (e) the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

      (f) the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

      (g) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

      (w) with respect to the circumstances described in clause (a) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments (or in the case of a Semi-Annual Mortgage Loan, two consecutive full and timely Periodic Payments) under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

      (x) with respect to the circumstances described in clauses (b), (d), (e) and (f) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer and in accordance with the Servicing Standard, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

      (y) with respect to the circumstances described in clause (c) above, when such default is cured; and

      (z) with respect to the circumstances described in clause (g) above, when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (g) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

      "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given in writing to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

      "Startup Day": With respect to each of REMIC I, REMIC II, REMIC III, and REMIC IV, the day designated as such in Section 10.01(c).

      "State and Local Taxes": Taxes imposed by the states of New York, Illinois, Delaware, Maryland and North Carolina and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

      "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20.

      "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), the Cut-off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received), as permanently reduced on each Distribution Date (to not less than zero) by (i) all payments (or advances in lieu thereof) and other collections of principal of such Mortgage Loan (or successor REO Loan) that are distributed (or, to the extent they had not been applied to cover Additional Trust Fund Expenses, would have been distributed) to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor or REO
Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

      "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class IO-2, Class F, Class G, Class H, Class R-I, Class R-II, Class R-III or Class R-IV Certificate.

      "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

      "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

      "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Mortgage Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Mortgage Loans.

      "Successful Bidder": The meaning assigned to such term in Section 7.01(c).

      "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Residual Certificateholder.

      "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II, REMIC III and REMIC IV (if any) due to its classification as a REMIC under the REMIC Provisions and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

      "Tenant": With respect to each Credit Lease, the lessee thereunder.

      "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

      "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

      "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.


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


      "Transition Date": The date specified as the Transition Date in the Transition Date Supplement that is delivered following the satisfaction of the conditions precedent set forth in Section 2.11(a).

      "Transition Supplement": The Transition Supplement delivered by the Depositor pursuant to Section 2.11(a), a form of which is attached as Exhibit F hereto.

      "Trust Fund": Collectively, (i) all of the assets of REMIC I, REMIC II and REMIC III, and on and after the Transition Date, REMIC IV and (ii) any interest payable on the Mortgage Loans which is attributable to any portion of a Servicing Fee or Principal Recovery Fee that is deemed to be in excess of the amount of such Servicing Fee or Principal Recovery Fee that constitutes reasonable servicing compensation within the meaning of the REMIC Provisions.

      "Trustee": NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, its successor in interest, or any successor trustee appointed as herein provided.

      "Trustee Fee": means, with respect to each Mortgage Loan and REO Loan for any Distribution Date, an amount equal to one month's interest for the most recently ended calendar month (calculated on a 30/360 Basis), accrued at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

      "Trustee Fee Rate": 0.002% per annum.

      "Trustee Liability": As defined in Section 8.05(b).

      "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

      "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

      "Underwriter": Each of the underwriters identified in the Prospectus Supplement, or in each case, its successor in interest and the Initial Purchaser under the Private Placement Memorandum.

      "United States Person": A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia unless in the case of a partnership, Treasury Regulations are adopted that provide otherwise, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of
Section 7701(a) (30) of the Code.

      "Unrestricted Servicer Reports": Each of the Delinquent Loan Status Report, Historical Loan Modification Report, Historical Loan Estimate Report, REO Status Report and Loan Payoff Notification Report.

      "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

      "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates in proportion to the respective Class Principal Balances of their Certificates; provided that, solely for the purpose of determining the Voting Rights of the Classes of Sequential Pay Certificates, the aggregate Appraisal Reduction Amount (determined as set forth herein) shall be treated as Realized Losses with respect to the calculation of the Certificate Principal Balances thereof. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if either the Master Servicer or the Special Servicer is the holder of any Certificate, neither of the Master Servicer or Special Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer.

      "Watch List": As of each Determination Date a report, substantially in the form of Exhibit P attached hereto, identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a Debt Service Coverage Ratio of less than 1.05x, (ii) that has a Stated Maturity Date occurring in the next sixty days, (iii) that is delinquent in respect of its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the Debt Service Coverage Ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months,
(viii) that is late in making its Periodic Payment three or more times in the preceding twelve months, (ix) with material deferred maintenance at the related Mortgaged Property or (x) that is 30 or more days delinquent.

      "Weighted Average REMIC I Remittance Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective REMIC I Remittance Rates applicable to the REMIC I Regular Interests for such Distribution Date, weighted on the basis of the respective REMIC Principal Balances of such REMIC I Regular Interests outstanding immediately prior to such Distribution Date.

      "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled

Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges." In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan, the Master Servicer shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the Master Servicer shall be required to use those U.S. Treasuries which shall generate the lowest discount rate or reinvestment yield for the purposes thereof. Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the Master Servicer shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = (12X [{(1+"BEY"/2)^1/6}-1]) X 100 where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = (12 X [{(1+
 .055/2)^0.16667}-1]) X 100 where .055 is the decimal version of the percentage 5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.438%.

                                   ARTICLE II

          CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

      SECTION 2.01. Conveyance of Mortgage Loans.

      (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under
(i) the Mortgage Loans, (ii) the Mortgage Loan Purchase Agreement and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-off Date (and in the case of Semi-Annual Mortgage Loans, excluding interest accrued thereon before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

      (b) In connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Seller, pursuant to the Mortgage Loan Purchase Agreement, to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and the Special Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreement and this Section
2.01 (b).

      (c) The Trustee shall, at the Depositor's expense and direction, as to each Mortgage Loan, promptly (and in any event within 45 days following the later of the Closing Date or the delivery of all assignments and UCC Financing Statements to the Trustee) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate and to the extent timely delivered to the Trustee in final, recordable form, each assignment of Mortgage, assignment of Assignment of Leases and any other recordable documents relating to the Mortgage Loan, in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to the Trustee and referred to in clause (viii) of the definition of "Mortgage File." Each such assignment, UCC-2 and UCC-3 shall reflect that it should be returned by the public recording office to the Trustee or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Custodian or its designee following filing; provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Trustee shall obtain therefrom a certified copy of the recorded original or other official evidence of recording. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

      (d) All documents and records in the possession of the Mortgage Loan Seller that relate to the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof, together all Escrow Payments and Reserve Accounts in the possession thereof, shall be delivered to the Master Servicer or such other Person as may be directed by the Master Servicer (at the expense of the Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to the Master Servicer.

      (e) In connection with the Depositor's assignment pursuant to Section 2.01(a) above, the Depositor shall deliver to the Custodian and the Master Servicer on or before the Closing Date a copy of a fully executed counterpart of the Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

      SECTION 2.02. Acceptance of the Trust Fund by Trustee.

      (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of the Depositor's right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the proviso in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further review provided for in Section 2.02(b), of (i) the Mortgage File delivered to it for each Mortgage Loan and (ii) a copy of a fully executed counterpart of the Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Custodian hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Mortgage Loan Seller, that except as identified in the Schedule of Exceptions, a form of which is attached hereto as Exhibit C, a copy of which shall have been delivered by the Custodian on or prior to the Closing Date to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Mortgage Loan Seller, without regard to the proviso in the definition of "Mortgage File", each of the documents specified in clause (i) of the definition of Mortgage File are in its possession. In addition, within forty-five (45) Business Days after the Closing, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify to each of the Depositor, the Master Servicer, the Special Servicer and the Mortgage Loan Seller that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the Schedule of Exceptions to Mortgage File

Delivery in substantially the form annexed hereto as Exhibit C, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i) through (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the Trustee to be required, clauses (vi) and (viii) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and
(vi)(B) of the definition of "Mortgage Loan Schedule" is correct. Notwithstanding the above, the Custodian may deliver a revised Schedule of Exceptions to Mortgage File Delivery to the Depositor within 45 Business Days after the Closing Date. Such revised schedule shall be treated as if it was attached hereto as Exhibit C.

      (b) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

      SECTION 2.03. Mortgage Loan Seller's Repurchase or Substitution of Mortgage Loans for Document Defects and Breaches of Representations and Warranties.

      (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in the Mortgage Loan Purchase Agreement (a "Breach"), that in either case materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loans, the party discovering such Document Defect or Breach shall give written notice to the other parties hereto, to the Majority Subordinate Certificateholder and to the Rating Agencies of such Document Defect or Breach. Promptly upon becoming aware of any such Document Defect or Breach (including through such written notice provided by any party hereto or the Majority Subordinate Certificateholder as provided above), the Master Servicer shall request in writing that the Mortgage Loan Seller (i) cure such Document Defect or Breach, as the case may be, in accordance with Section 3(c) of the Mortgage Loan Purchase Agreement, (ii) repurchase the affected Mortgage Loan in accordance with Section 3(c) of the Mortgage Loan Purchase Agreement or (iii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the Mortgage Loan Purchase Agreement. For a period of two years from the Closing Date, so


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


long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver to the other parties a written report as to the status of such uncured Document Defects. If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

      (b) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for Release of a Servicing Officer of the Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate Account and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments, in each case without recourse, representation or warranty, as shall be necessary to vest in the Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Custodian, the Master Servicer, and the Special Servicer shall each tender to the Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it and the Master Servicer and the Special Servicer shall release to the Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased Mortgage Loan; provided, that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney.

      (c) No substitution of a Qualified Substitute Mortgage Loan or Loans may be made in any calendar month after the Determination Date for such month. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I. No substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan shall be permitted under this Agreement if after such substitution, the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which have been substituted for deleted Mortgage Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Mortgage Loans. Periodic Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the Master Servicer) be remitted by the Master Servicer to the Mortgage Loan Seller promptly following receipt.

      (d) The Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

      SECTION 2.04. Representations and Warranties of Depositor.

      (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer and the Special Servicer, as of the Closing Date, that:

            (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.

            (ii) The execution and delivery of this Agreement by the Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii) The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (viii) Provided that the transfer of the Mortgage Loans from the Mortgage Loan Seller to the Depositor under the Mortgage Loan Purchase Agreement is a sale and not a secured loan, immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement, (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans and all servicing rights pertaining thereto or if the transfer of the Mortgage Loans from the Mortgage Loan Seller to the Depositor under the Mortgage Loan Purchase Agreement is a secured loan and not a sale, immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement (A) the Depositor had a perfected security interest in each Mortgage Loan and (B) the Depositor has full right and authority to pledge each Mortgage Loan to the Trust Fund for the benefit of the Certificateholders.

            (ix) The Depositor is transferring the Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests.

      (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

      SECTION 2.05. Execution, Authentication and Delivery of Class R-I Certificates; Creation of REMIC I Regular Interests.

      The Trustee hereby acknowledges the assignment to it of the assets included in the Trust Fund. Concurrently with such assignment and in exchange therefor, (a) the Trustee agrees to hold the portion of each of the Mortgage Loans included in REMIC I, and (b) the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

      SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by Trustee.

      The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Class R-II Certificates and REMIC III as the holder of the REMIC II Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Certificates and REMIC III as the holder of the REMIC II Regular Interests.

      SECTION 2.07. Execution, Authentication and Delivery of Class R-II Certificates.

      The Trustee pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as the Certificate Registrar, authenticated, as the Authenticating Agent, and delivered to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations.

      SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance of REMIC III by Trustee.

      The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the


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


respective Holders of the Class R-III Certificates and the REMIC III Regular Interests. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-III Certificates and the REMIC III Regular Interests.

      SECTION 2.09. Execution, Authentication and Delivery of Class R-III Certificates.

      The Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as the Certificate Registrar, authenticated, as the Authenticating Agent, and delivered to or upon the order of the Depositor, the Class R-III Certificates in authorized denominations.

      SECTION 2.10. Execution, Authentication and Delivery of Regular Certificates.

      Concurrently with the assignment to it of the REMIC II Regular Interests and in exchange therefor, the Trustee, as the Certificate Registrar, has executed, and the Trustee, as the Authenticating Agent, has authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations. From the Closing Date until immediately prior to the Transition Date, the Certificates will evidence that portion of the entire beneficial ownership of REMIC III which is not represented by the Class R-III Certificates. The rights of the holders of the respective Classes of Regular Certificates to receive distributions from the proceeds of REMIC III from the Closing Date until immediately prior to the Transition Date in respect of their Regular Certificates, and all ownership interests evidenced or constituted by the respective Classes of Regular Certificates in such distributions, shall be as set forth in this Agreement.

      SECTION 2.11. Execution, Authentication and Delivery of REMIC IV Regular Interests and Class R-IV Certificates.

      (a) The transactions contemplated by the Transition Supplement are subject to the satisfaction of each of the following conditions precedent:

            (i) the Depositor shall deliver an officer's certificate that it or an Affiliate of the Depositor is the Holder of 100% of the interests of each of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class IO-1 Certificates;

            (ii) the Depositor shall deliver an executed and completed Transition Supplement;

            (iii) the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, shall execute, as the Certificate Registrar, authenticate, as the Authenticating Agent, and deliver to or upon the


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


      order of the Depositor, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class IO-1 and Class R-IV Certificates in authorized denominations;

            (iv) the Depositor shall cause to be delivered to the Trustee, an Opinion of Counsel, addressed to the Trustee, to the effect that the transactions contemplated by the Transition Supplement and this Agreement will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II, REMIC III or REMIC IV, as defined in Section 860F of the Code, or cause REMIC I, REMIC II, REMIC III or REMIC IV to fail to qualify as a REMIC at any time that any Certificates are outstanding;

            (v) each Rating Agency shall deliver written confirmation that the delivery of the Transition Supplement and the transactions contemplated thereby will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Certificates;

            (vi) each Rating Agency shall have received an Opinion of Counsel, in form and substance satisfactory to such Rating Agency, concerning certain insolvency matters with respect to the Mortgage Loan Seller and the Depositor; and

            (vii) the Depositor shall cause an Underwriter to deliver to the REMIC Administrator a certificate that specifies, in such Underwriter's reasonable estimation, the fair market value of each Class of the Regular Certificates as of the Transition Date.

      (b) On the Transition Date and upon satisfaction of each of the conditions precedent set forth in Section 2.11(a), each Holder of a Regular Certificate concurrently with the execution and delivery of the Transition Supplement, shall thereby assign to the Trustee without recourse for the benefit of REMIC IV all the right, title and interest of such Holder in and to the REMIC III Regular Interest which is then represented by such Regular Certificate. The Trustee shall thereupon acknowledge the assignment to it of such REMIC III Regular Interests and declare that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-IV Certificates and the Regular Certificates. On and after the Transition Date, each Class of Regular Certificates shall no longer evidence an interest in the Corresponding REMIC III Regular Interest, but shall evidence an interest in the Corresponding REMIC IV Regular Interest and Holders of the Regular Certificates shall be entitled to distributions in respect of the related REMIC IV Regular Interest as set forth in this Agreement and the Transition Supplement. On the Transition Date, the Trustee, at the direction of the Holder of the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates and Class IO-1 Certificates, shall exchange each such Class of Certificates for the corresponding Class of Registered Certificates and shall register the Corresponding Class of Registered Certificates with the applicable Pass-Through Rate specified in the Transition Supplement in such names and denominations as may be requested by such Holder.


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                                      ARTICLE III

                    ADMINISTRATION AND SERVICING OF THE TRUST FUND

      SECTION 3.01. Administration of the Mortgage Loans.

      (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

      (b) Subject to Section 3.01(a) and Section 6.11, the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20 and Section 6.11, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

      (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture, partner or agent.


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      SECTION 3.02. Collection of Mortgage Loan Payments.

      (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may waive any Penalty Interest or late payment charge in connection with any payment on a Mortgage Loan.

      (b) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied for purposes of this
Agreement: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan, to the extent such amounts have not been previously advanced; third, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; fourth, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan, including, without limitation, Prepayment Premiums, Yield Maintenance Charges and Penalty Interest; and fifth, as a recovery of any remaining principal of such Mortgage Loan not then due and owed to the extent of its entire remaining unpaid principal balance. All amounts collected on any Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through (vi) of the definition thereof shall be deemed to be applied: first, as a recovery of any related and unreimbursed Advances plus interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced; and third, as a recovery of principal, to the extent such amounts have not been previously advanced, of such Mortgage Loan to the extent of its entire unpaid principal balance. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of Section 3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such Mortgage Loan has been collected. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer or any other Person to receive


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


payments from the Certificate Account as set forth in clauses (ii) through (xiv) of Section 3.05(a) from amounts so applied.

      (c) Within 30 days after the Closing Date, the Master Servicer shall notify the Lease Enhancement Policy Insurer and RVI Policy Insurer that (i) both the Master Servicer and the Special Servicer shall be sent notices under each Lease Enhancement Policy and RVI Policy and (ii) Norwest Bank Minnesota, National Association, as trustee for the registered holders of the First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1, respectively, shall be the loss payee under each RVI Policy and shall be named the insured party under each Lease Enhancement Policy. In the event that the Master Servicer has actual knowledge of an Insured Event under any Lease Enhancement Policy or RVI Policy, the Master Servicer shall notify the Special Servicer thereof within three Business Days after learning of such event. The Special Servicer shall prepare and file a "proof of loss" form with the Lease Enhancement Policy Insurer or the RVI Policy Insurer, as the case may be, within five Business Days after receiving notice or obtaining actual knowledge of any Insured Event under the related policy and shall diligently process any claims under such policy in accordance with the Servicing Standard. The Special Servicer will abide by the terms and conditions relating to enforcing claims and monitor the dates by which any claim or action must be taken (including delivering any notices to the RVI Policy Insurer and Lease Enhancement Policy Insurer or performing any actions required under each policy) under each RVI Policy and Lease Enhancement Policy to realize the full value of such RVI Policy and Lease Enhancement Policy for the benefit of the Certificateholders. The Special Servicer shall give notice to the Master Servicer of any claim made under any Lease Enhancement Policy and RVI Policy and of any Policy Termination Event of which the Master Servicer does not already have notice.

      (d) In the event that the Master Servicer receives notice of any Policy Termination Event, the Master Servicer shall, within three Business Days after receipt of such notice, notify the Special Servicer and the Trustee of such Policy Termination Event in writing. Upon receipt of such notice, the Special Servicer shall, notwithstanding that the servicing of the related Mortgage Loan may not have been transferred to the Special Servicer in accordance with Section
3.21 hereof, address such Policy Termination Event in accordance with the Servicing Standard. Any legal fees incurred in connection with a resolution of a Policy Termination Event shall be paid by the Special Servicer as a Servicing Advance or if such advance is deemed to be a Nonrecoverable Advance such fees shall be reimbursable to it as an Additional Trust Fund Expense from the Certificate Account pursuant to Section 3.05(a).

      (e) Within 30 days after the Closing Date, the Master Servicer shall notify each provider of a letter of credit for each Mortgage Loan identified as having a letter of credit on the Mortgage Loan Schedule, that the Master Servicer or the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders shall be the beneficiary under each such letter of credit.


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


      SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts; Reserve Accounts.

      (a) The Master Servicer shall, as to all Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent amounts have been escrowed for such purpose) only to:
(i) effect payment of items for which Escrow Payments were collected and comparable items; (ii) reimburse the Master Servicer or the Trustee for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of Mortgage Loan to be paid to the Mortgagor; or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I, REMIC II, REMIC III or REMIC IV (if any).

      (b) The Master Servicer shall, as to all Mortgage Loans, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Mortgage Loans, use reasonable efforts consistent with the Servicing Standard to enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

      (c) The Master Servicer shall, as to all Mortgage Loans, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds


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


as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the Master Servicer shall not be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Paying Agent's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

      The Special Servicer shall give the Master Servicer and the Trustee not less than five Business Days' notice with respect to Servicing Advances to be made on any Specially Serviced Mortgage Loan, before the date on which the Master Servicer is required to make any Servicing Advance with respect to a given Mortgage Loan or REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Master Servicer and the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. Any request by the Special Servicer that the Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a Nonrecoverable Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether any Servicing Advance previously made with respect to a Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable Servicing Advance. The Master Servicer shall be entitled to conclusively rely on such a determination.

      If the Master Servicer or Special Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give written notice of such failure, as applicable, to the Master Servicer or the Special Servicer. If such Servicing Advance is not made by the Master Servicer or the Special Servicer within three Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. Any


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


failure by the Master Servicer or the Special Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the Master Servicer or the Special Servicer, as the case may be, subject to and as provided in Section 7.01.

      (d) In connection with its recovery of any Servicing Advance from the Certificate Account pursuant to Section 3.05(a), each of the Master Servicer and the Trustee shall be entitled to receive, out of any amounts then on deposit in the Certificate Account, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance (to the extent made from its own funds) from the date made to but not including the date of reimbursement such interest to be payable: (i) out of late payment charges and Penalty Interest collected on or in respect of any Mortgage Loan or REO Property during the same Collection Period in which such Servicing Advance is reimbursed; and (ii) to the extent that such late payment charges and Penalty Interest are insufficient, but only after the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Certificate Account. The Master Servicer shall reimburse itself or the Trustee, as appropriate and in accordance with Section 3.05(a), for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the Certificate Account.

      (e) The determination by the Master Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officers' Certificate delivered promptly to the Trustee and the Depositor, setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be; which appraisal shall take into account the factors specified in Section 3.18(e), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider and shall be conducted in accordance with the standards of the Appraisal Institute performed pursuant to Section 3.09(a) by the Master Servicer, or by the Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan or, if no such appraisal has been performed, a copy of an appraisal of the related Mortgaged Property or REO Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such appraisal, by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer or the Special Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing Advance within the time


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


periods required by Section 3.03(c) unless the Trustee in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

      (f) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs and/or capital improvements at the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and (ii) to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts to the extent invested may be only invested in Permitted Investments in accordance with the provisions of Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II, REMIC III or REMIC IV (if any). Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

      On or before the first anniversary of the Closing Date, the Master Servicer shall deliver to the Special Servicer a report which identifies with respect to each Mortgage Loan that requires Reserve Funds as of the Closing Date and for which the required actions relating to which such Reserve Funds are escrowed have not been completed by such first anniversary: (i) the amount of Reserve Funds as of the Closing Date, (ii) the amount of Reserve Funds remaining on the date of the reporting, (iii) the work scheduled to be completed under the related Mortgage Loan documents, (iv) the date such work was scheduled to be completed under the related Mortgage Loan documents and (v) the status of such work.

      SECTION 3.04. Certificate Account, Interest Reserve Account and Distribution Account.

      (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date (or in the case of Semi-Annual Mortgage Loans, interest accrued prior to the Cut-off Date), which payments shall be delivered promptly to the Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate


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


without recourse), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

            (i) all payments on account of principal of the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans, including Penalty Interest;

            (iii) all Prepayment Premiums and Yield Maintenance Charges;

            (iv) all Insurance Proceeds and Liquidation Proceeds (other than Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account pursuant to
      Section 9.01) received in respect of any Mortgage Loan;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c); and

            (viii) any amount in respect of Purchase Prices and Substitution Shortfall amounts pursuant to Section 2.03(b).

      The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d), need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Section 3.11(d), assumption fees, late charges and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to either of such Sections upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.


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


      Upon receipt of any of the amounts described in clauses (i) through (iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

      (b) The Paying Agent shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at the Corporate Trust Office to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Paying Agent each month on or before the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii) and (b)(ii)(B) of the definition thereof) for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums and/or Yield Maintenance Charges received on the Mortgage Loans during the related Collection Period and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01.

      In addition, the Master Servicer shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Distribution Account:

            (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

            (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses realized on Permitted Investments with respect to funds held in the Distribution Account;

            (iii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls; and

            (iv) the Purchase Price paid in connection with the purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Certificate Account pursuant to Section 9.01.


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


      The Paying Agent shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

      (c) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Interest Reserve Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Interest Reserve Account shall be an Eligible Account. On or before each Distribution Date in February and, during each year that is not a leap year, January, the Master Servicer shall withdraw from the Certificate Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Loan for such Distribution Date (such withdrawal from the Certificate Account to be made out of general collections on the Mortgage Pool where any related P&I Advance was deposited in the Distribution Account).

      (d) Funds in the Certificate Account, the Interest Reserve Account and the Distribution Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give written notice to the Trustee, the Special Servicer and the Rating Agencies of the location of the Certificate Account as of the Closing Date and of the new location of the Certificate Account prior to any change thereof. The Paying Agent shall give notice to the Trustee, the Master Servicer, the Special Servicer and the Rating Agencies of any new location of the Distribution Account prior to any change thereof.

      SECTION 3.05. Permitted Withdrawals From the Certificate Account, Interest Reserve Account and the Distribution Account.

      (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

            (i) to remit to the Paying Agent for deposit in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

            (ii) to reimburse the Trustee and itself, in that order, for unreimbursed P&I Advances, the Trustee's and Master Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest, and in the case of Semi-Annual Mortgage Loans, the Periodic Payment in respect of interest (net of the related Servicing
      Fees) and principal (net of any related Principal Recovery Fee) received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made;


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


            (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

            (iv) to pay to the Special Servicer earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan and to reimburse the Special Servicer from any recoveries of Advances previously made by the Master Servicer to the extent such Advances were made or reimbursed out of late charges and Penalty Interest collected in respect of Specially Serviced Mortgage Loans or recoveries on Advances, in each case pursuant to Section 3.11(d);

            (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Principal Recovery Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer's (or, if applicable, any predecessor Special Servicer's) right to payment pursuant to this clause (v) with respect to any such Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of principal thereon (provided that no Principal Recovery Fee shall be payable out of any Liquidation Proceeds received in connection with the purchase of any Mortgage Loan or REO Property by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or Special Servicer pursuant to
      Section 3.18(c) or by the Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to Section 9.01);

            (vi) to reimburse the Trustee or itself, in that order, for any unreimbursed Servicing Advances, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to payments made by the related Mortgagor that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made to the extent not reimbursed pursuant to Section 3.11(d);


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


            (vii) to reimburse the Trustee or itself, in that order, for any unreimbursed Advances that have been or are determined to be Nonrecoverable Advances or to pay itself, with respect to any Mortgage Loan or REO Property, any related earned Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final Recovery Determination made with respect to such Mortgage Loan or REO Property and the deposit into the Certificate Account of all amounts received in connection therewith;

            (viii) at such time as it reimburses the Trustee or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay the Trustee or itself, as the case may be, in that order, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable; the Master Servicer's rights to payment pursuant to this clause (viii) with respect to interest on any Advance being permitted to be satisfied (A) out of late payment charges and Penalty Interest collected on or in respect of any Mortgage Loan or REO Loan, during the same Collection Period in which such Advance is reimbursed, and (B) to the extent that the late payment charges and Penalty Interest described in the immediately preceding clause (A) are insufficient, but only after such Advance has been reimbursed, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account.

            (ix) to pay for costs and expenses pursuant to Sections 3.02(d) and 3.09(c);

            (x) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts held in the Certificate Account as provided in
      Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period, (B) Prepayment Interest Excesses and (C) Penalty Interest and late charges; (to the extent such Penalty Interest and/or late payment charges were not applied to offset interest on Advances pursuant to clause (viii)(A) above)

            (xi) to pay for the cost of an independent appraiser or other expert in real estate matters retained pursuant to Section 3.03(e), 3.09(a), 3.18(e) or 4.03(c);

            (xii) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

            (xiii) to pay for (A) the advice of counsel and tax accountants contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of Counsel contemplated by Sections 3.09(b)(ii), 3.09(c), 3.16(a) and 11.02(a), (C) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master


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


      Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, (D) the cost of obtaining any REO Extension sought by the Special Servicer as contemplated by Section 3.16(a), and (E) the cost of recording this Agreement in accordance with
      Section 11.02(a);

            (xiv) to pay itself, the Special Servicer, the Mortgage Loan Seller, the Majority Subordinate Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

            (xv) to withdraw any Interest Reserve Amount and deposit such Interest Reserve Amount into the Interest Reserve Account pursuant to
      Section 3.04(c); and

            (xvi) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

      The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii) - (xv) above.

      The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) or the Trustee from the Certificate Account amounts permitted to be paid to the Special Servicer (or to such third party contractors) and the Trustee therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee describing the item and amount to which the Special Servicer (or such third party contractors) and the Trustee is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account. With respect to each Mortgage Loan for which it makes an Advance, the Trustee shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

      (b) The Paying Agent may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

            (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;


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            (ii) to pay the Trustee or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

            (iii) to pay the Master Servicer, as additional servicing compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Distribution Account for any Collection Period);

            (iv) to pay for the cost of the Opinions of Counsel sought by the Trustee (A) as provided in clause (v) of the definition of "Disqualified Organization", (B) as contemplated by Sections 9.02(a)(i) and 10.01(i), or
      (C) as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

            (v) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j);

            (vi) to pay the REMIC Administrator any amounts reimbursable to it pursuant to Section 10.01(f);

            (vii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account not required to be deposited therein; and

            (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

      (c) The Master Servicer shall on each P&I Advance Date to occur in March of each year, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to Section 3.04(c) during the immediately preceding Collection Period and, if applicable, the second preceding Collection Period.

      SECTION 3.06. Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Certificate Account, the Distribution Account and the REO Account.

      (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Interest Reserve Account or the


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


Certificate Account and may direct in writing the Paying Agent with respect to the Distribution Account (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. In the event that the Master Servicer shall have failed to give investment directions for any Servicing Account, any Reserve Account, the Certificate Account, the Interest Reserve Account or the Distribution Account (exclusive of any accounts as are held by the Master Servicer) or the Special Servicer shall have failed to give investment directions for the REO Account by 11:00 A.M. New York time on any Business Day on which there may be uninvested cash, such funds held in the REO account shall be invested in securities described in clause (i) of the definition of the term "Permitted Investments"; and such funds held in such other accounts shall be invested in securities described in clause (v) of such definition. The Paying Agent agrees that funds in the Distribution Account will be invested in accordance herewith on the day of receipt if received by 5:00 P.M. New York time. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts, the Certificate Account, the Interest Reserve Account and the Distribution Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by a Person designated by the Trustee for purposes of Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, Servicing Accounts, the Interest Reserve Account and Reserve Accounts), the Paying Agent (in the case of the Distribution Account) or the Special Servicer (in the case of the REO Account) shall:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that


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


      such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

      (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts, the Certificate Account, the Interest Reserve Account or the Distribution Account, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Collection Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related loan documents, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.03(a), 3.03(f) or 3.05(a) or withdrawal by the Paying Agent at its direction in accordance with Sections 3.05(b), as applicable. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Servicing Accounts, the Reserve Accounts, the Certificate Account and the Distribution Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period.

      (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

      (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

      SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

      (a) The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgaged Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall, consistent with the Servicing Standard, cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof


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


any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard; and provided further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers that have a "claims paying ability" rating of at least "A" from Standard & Poor's and a comparable rating from at least one other nationally recognized statistical rating agency. The Majority Subordinate Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties at the expense of the Majority Subordinate Certificateholder. Subject to Section 3.17(a), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers that, if they are providing casualty insurance, shall have a claims paying ability rating of at least "A" and "A2" from Standard & Poor's and Moody's (if then rated by Moody's), respectively (or Standard & Poor's and a comparable rating from one other nationally recognized statistical rating agency, if such insurer is not rated by Moody's) or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. All such insurance policies (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party; and (iv) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

      (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a claims-paying rating (or guaranteed by or backed in writing by a company having such claims-paying rating) of at least "A" and "A2" from Standard & Poor's and Moody's, respectively (or Standard & Poor's and a comparable rating from one other nationally recognized statistical rating agency,


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


if such insurer is not rated by Moody's) or such lower rating of any Rating Agency or rating from any other nationally recognized statistical rating agency as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

      (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force with Qualified Insurers a fidelity bond issued by an insurer having a claims-paying rating (or guaranteed by or backed in writing by a company having such claims-paying rating) of at least "A" and "A2" from Standard & Poor's and Moody's (if then rated by Moody's), respectively, or such lower rating of any Rating Agency or rating from any other nationally recognized statistical rating agency as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency); and provided that the Master Servicer's current fidelity insurer, Travellers Insurance Company, shall be deemed to satisfy the requirements of this section so long as it maintains a claims-paying rating of "A" or better from Standard & Poor's and Baa3 or higher by Moody's. Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

      Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers having a claims-paying rating (or guaranteed by or backed in writing by a company having such claims-paying rating)


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


of at least "A" and "A2" from Standard & Poor's and Moody's (if then rated by Moody's), respectively, or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, respectively, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not adversely affect any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

      For so long as the long-term debt obligations of the Master Servicer or Special Servicer, as the case may be (or in the case of the initial Master Servicer and Special Servicer, their respective direct or indirect parent), are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this subsection.

      SECTION 3.08. Enforcement of Alienation Clauses.

With respect to all Mortgage Loans, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard. Promptly after the Special Servicer has made any such determination, the Special Servicer shall deliver to the Trustee, the Rating Agencies and the Master Servicer an Officers' Certificate setting forth the basis for such determination. The Special Servicer shall not exercise any such waiver in respect of a due-on-encumbrance provision without receiving the prior written confirmation from the Rating Agencies that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates. The Special Servicer shall not exercise any such waiver in respect of a due-on-sale provision of any Mortgage Loan for which the sum of the principal balance of such Mortgage Loan and the principal balance of all other Mortgage Loans that are cross-collateralized, cross-defaulted or have been made to Mortgagors affiliated with the Mortgagor on such Mortgage Loan exceeds 5% of the aggregate principal balance of all of the Mortgage Loans as of the date of such proposed waiver, without receiving the prior written confirmation from the Rating Agencies that such action would not


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result in a downgrading, qualification or withdrawal of any of the ratings then assigned to the Certificates.

      SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required Appraisals.

      (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d) and Section 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to
Section 3.20. Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a). Nothing contained in this
Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in accordance with the Servicing Standard and in its reasonable and good faith judgment taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which appraisal shall take into account the factors specified in Section 3.18(e), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider. With respect to each Required Appraisal Mortgage Loan, the Special Servicer will be required to obtain a Required Appraisal within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a Required Appraisal once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Mortgage Loan remains a Required Appraisal Mortgage Loan. The Special Servicer will deliver a copy of each Required Appraisal to the Master Servicer and the Trustee within 10 Business Days of obtaining such Required Appraisal. Subject to the second paragraph of Section 3.03(c), the Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the Certificate Account pursuant to Section 3.05(a)(vi) and 3.05(a)(vii).


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      (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

            (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

            (ii) the Special Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Certificate Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any of REMIC I, REMIC II, REMIC III or REMIC IV (if any) under the REMIC Provisions or cause any of REMIC I, REMIC II, REMIC III or REMIC IV (if any) to fail to qualify as a REMIC at any time that any Certificate is outstanding.

      (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, made in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an Officers' Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on a Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which Environmental Assessment shall be delivered to the Trustee and the Master Servicer), that:

            (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

            (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could


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      reasonably be expected to be required, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

      The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall, subject to the second paragraph of Section 3.03(c), be advanced by the Master Servicer and may be reimbursed to the Master Servicer from the Certificate Account as a Servicing Advance pursuant to Section 3.05(a)(vi) and 3.05(a)(vii); and if any such Environmental Assessment so warrants, the Special Servicer shall, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding paragraph have been satisfied, the cost of which shall, subject to the second paragraph of Section 3.03(c), be advanced by the Master Servicer and may be reimbursed to the Master Servicer from the Certificate Account as a Servicing Advance pursuant to Section 3.05(a)(vi) and 3.05(a)(vii).

      (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, the Controlling Class Representative, Trustee and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall have consented to such release within 30 days of the Trustee's distributing such notice (failure to respond by the end of such 30-day period being deemed consent).

      (e) The Special Servicer shall report to the Master Servicer, the Controlling Class Representative, and the Trustee monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence


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thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

      (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

      (g) The Special Servicer shall, with the reasonable cooperation of the Master Servicer, prepare and file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and each year deliver to the Trustee an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

      (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officers' Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.

      (i) Upon reasonable request of the Master Servicer, the Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property that are necessary for the Master Servicer to perform its obligations hereunder.

      SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage
Files.

      (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing, who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection


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with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or the Distribution Account.

      (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

      (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

      SECTION 3.11. Servicing Compensation.

      (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such


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Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly (or, with respect to any Semi-Annual Mortgage Loan, semi-annually), on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

      (b) Additional servicing compensation in the form of (i) late charges, Penalty Interest, assumption application fees, modification fees for Mortgage Loan modifications made pursuant to Section 3.20(i), charges for beneficiary statements or demands, amounts collected for checks returned for insufficient funds and any similar fees (excluding Prepayment Premiums or Yield Maintenance Charges), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan and accrued during the time that such Mortgage Loan was not a Specially Serviced Mortgage Loan, and (ii) fifty percent (50%) of any assumption fee to the extent actually paid by a Mortgagor with respect to any Mortgage Loan may be retained by the Master Servicer and are not required to be deposited in the Certificate Account provided that the Master Servicer's right to receive late payment charges and Penalty Interest pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay interest on Advances in respect of the related Mortgage Loan as provided in Sections 3.03(d) and 4.03(d). The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses; (ii) interest or other income earned on deposits in the Certificate Account, the Interest Reserve Account and the Distribution Account, in accordance with
Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period), and (iii) to the extent not required to be paid to any Mortgagor under applicable law or the terms of the related Mortgage Loan, any interest or other income earned on deposits in the Reserve Accounts and Servicing Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.


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      (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the basis of a 360-day year consisting of twelve 30-day months (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

      In addition, with respect to each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan (or Qualified Substitution Mortgage Loan substituted in lieu thereof), the Special Servicer shall be entitled to the Principal Recovery Fee payable out of, and equal to 1.0% of, all amounts (whether in the form of payments, Insurance Proceeds, Liquidation Proceeds or REO Revenues) received in respect of such Mortgage Loan (or, in the case of an REO Loan, in respect of the related REO Property) and allocable as a recovery of principal in accordance with Section 3.02(b) or the definition of "REO Loan", as applicable; provided that no Principal Recovery Fee shall be payable in connection with, or out of Liquidation Proceeds resulting from, the purchase of any Mortgage Loan or REO Property by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to
Section 9.01.

      The Special Servicer's right to receive the Special Servicing Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

      (d) Additional servicing compensation in the form of (i) late charges and Penalty Interest received on or with respect to Specially Serviced Mortgage Loans actually collected that accrued with respect of such Specially Serviced Loan (in which case the Special Servicer shall remit such amounts to the Master Servicer) and any recoveries of Advances previously made by the Master Servicer to the extent such Advances were paid out of late charges and Penalty Interest collected in respect of Specially Serviced Mortgage Loans, (ii) fifty percent (50%) of assumption fees collected on all Mortgage Loans and (iii) modification fees collected on all Mortgage Loans (other than modifications made by the Master Servicer pursuant to Section 3.20(i)), in each case to the extent actually paid by the related Mortgagor, shall be retained by the Special Servicer or promptly paid to the Special


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Servicer by the Master Servicer and shall not be required to be deposited in the
Certificate Account pursuant to Section 3.04(a) provided that the Special Servicer's right to receive late payment charges, Penalty Interest and any recoveries of Advances that were previously made or reimbursed out of late charges and Penalty Interest collected in respect of Specially Serviced Mortgage Loans or recoveries on Advances pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to make or reimburse Advances pursuant to the second paragraph of this Section 3.11(d) or interest on Advances pursuant to Section 3.03(d) or Section 4.03(d). The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), and the Special Servicer shall be entitled to reimbursement therefor as expressly provided in Section 3.05(a) if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account.

      The Master Servicer shall apply (i) all late charges and Penalty Interest otherwise owed to the Special Servicer during each Collection Period pursuant to
Section 3.11(d) and (ii) all recoveries during each Collection Period of Advances previously made by the Master Servicer to the extent made or reimbursed out of late charges and Penalty Interest or previous recoveries of Advances pursuant to this Section 3.11(d) otherwise owed to the Special Servicer pursuant to this Section 3.11(d), to make (or to the extent already made during such Collection Period, reimburse itself for) any Servicing Advances or P&I Advances made during or in respect of such Collection Period.


      SECTION 3.12. Property Inspections; Collection of Financial Statements; Delivery of Certain Reports.

      (a) The Special Servicer shall at its expense perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan becomes a Specially Serviced Mortgage Loan. Each of the Master Servicer for each Mortgage Loan other than a Specially Serviced Mortgage Loan or REO Loan and the Special Servicer for each Specially Serviced Mortgage Loan and REO Loan, shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once per calendar year (or, in the case of Mortgage Loans with a then current principal balance of less than $2,000,000, every other calendar year) beginning in 1999. The Special Servicer and the Master Servicer shall each prepare (and, in the case of the Special Servicer, shall deliver to the Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence


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of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Master Servicer shall deliver such reports to the Trustee within 45 days of the related inspection and the Trustee shall make copies of all such inspection reports available for review by Certificateholders and Certificate Owners during normal business hours at the offices of the Trustee at all times after Trustee's receipt thereof. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies the Master Servicer prior to such inspection, and provides a copy of such inspection to the Master Servicer. If the Special Servicer performs such inspection such inspection shall satisfy the Master Servicer's inspection obligations pursuant to this paragraph (a).

      With respect to site inspection information, the Master Servicer shall make such inquiry of any Mortgagor under any related Mortgage Loan as the Special Servicer may reasonably request.

      The Special Servicer will, promptly after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, give written notice to the Master Servicer, the Controlling Class Representative and the Trustee which will include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the Special Servicer's plan for servicing such Mortgage Loan, a copy of which notice will be provided by the Trustee to each Rating Agency and upon request to each Certificateholder and the Depositor.

      (b) Not later than 2:00 p.m. (New York City time) on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer, the following reports with respect to the Specially Serviced Mortgage Loans and any REO Properties, providing the required information as of the end of the preceding calendar month: (i) a CSSA Property File Report; and (ii) a Comparative Financial Status Report. Not later than 2:00 p.m. (New York City time) on the second Business Day following each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) (or, as to clauses (iv) and (v) below, only with respect to Specially Serviced Mortgage Loans) providing the required information as of such Determination Date: (i) a Historical Loss Estimate Report; (ii) a Historical Loan Modification Report; (iii) an REO Status Report; (iv) a Delinquent Loan Status Report; and (v) a Loan Payoff Notification Report.

      (c) Not later than 4:00 p.m. (New York City time) on the third Business Day after each Determination Date, the Master Servicer shall deliver or cause to be delivered to the Trustee (in electronic format acceptable to the Master Servicer and the Trustee) (A) the most recent Historical Loan Modification Report, Historical Loss Estimate Report and REO Status Report received from the Special Servicer pursuant to Section 3.12(b); (B) a CSSA Property File Report and a Comparative Financial Status Report, each with the required


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information as of the end of the preceding calendar month (in each case combining the reports prepared by the Special Servicer and the Master Servicer);
(C) a Loan Payoff Notification Report and Delinquent Loan Status Report, each with the required information as of such Determination Date (in each case combining the reports prepared by the Special Servicer and the Master Servicer); and (D) a Watch List Report with the required information as of such Determination Date.

      (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and this Section 3.12(d) and the Master Servicer shall deliver to the Trustee the reports set forth in Section 3.12 in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer with respect to the reports set forth in Section 3.12(b) and this
Section 3.12(d), and the Master Servicer and the Trustee with respect to the reports set forth in Section 3.12(c). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d). The Trustee may, absent manifest error, conclusively rely on the CSSA Loan File Report to be provided by the Master Servicer pursuant to Section 4.02(b). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to this
Section 3.12, to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b) and this Section 3.12(d), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by this Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) and this Section 3.12(d) of this Agreement.

      The Special Servicer, in the case of any Specially Serviced Mortgage Loan and REO Loan, and the Master Servicer, in the case of all other Mortgage Loans shall each consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to the related Mortgage Loans and REO Properties, which efforts shall include in the case of Mortgage Loans, a letter sent to the related Mortgagor each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law.

      The Special Servicer shall, promptly following receipt, deliver copies of the operating statements and rent rolls received or obtained by it to the Master Servicer, and the Master Servicer shall promptly deliver copies of the operating statements and rent rolls received or obtained by it to the Trustee, the Special Servicer or the Controlling Class Representative in each case upon request.

      Within 30 days after receipt by the Master Servicer or the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, as applicable, each of the Master Servicer and the Special Servicer shall prepare or update and,


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with respect to any NOI Adjustment Worksheet prepared or updated by the Special
Servicer, forward to the Master Servicer, an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

      The Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Loan, and the Master Servicer with respect to each other Mortgage Loan, shall each prepare and maintain and forward to each other one Operating Statement Analysis for each Mortgaged Property and REO Property, as applicable. The Operating Statement Analysis for each Mortgaged Property and REO Property is to be updated by each of the Master Servicer and the Special Servicer, as applicable, within thirty days after its respective receipt of updated operating statements for such Mortgaged Property or REO Property, as the case may be. The Master Servicer and the Special Servicer shall each use the "Normalized" column from the NOI Adjustment Worksheet for any Mortgaged Property or REO Property, as the case may be, to update the corresponding Operating Statement Analysis and shall use any operating statements received with respect to any Mortgaged Property or REO property, as the case may be, to prepare the NOI Adjustment Worksheet for such property. Copies of Operating Statement Analyses and NOI Adjustment Worksheets are to be made available by the Master Servicer to the Trustee, the Special Servicer or the Controlling Class Representative in each case upon request.

      SECTION 3.13. Annual Statement as to Compliance.

      Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Underwriters, and the Rating Agencies, and, in the case of the Special Servicer, to the Master Servicer, on or before April 30 of each year, beginning April 30, 2000, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of REMIC I, REMIC II, REMIC III or REMIC IV (if any) as a REMIC under the REMIC Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The Master Servicer and Special Servicer shall deliver a copy of such Officer's Certificate to the Depositor.

      SECTION 3.14. Reports by Independent Public Accountants.

      On or before April 30 of each year, beginning April 30, 2000 each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish


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a statement to the Trustee, Underwriters, Rating Agencies, Depositor and, in the
case of the Special Servicer, to the Master Servicer to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year (except that the first such report shall cover the period from the Closing Date through December 31, 1999) and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

      SECTION 3.15. Access to Certain Information.

      (a) Upon ten days prior written notice, the Master Servicer (with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h) and (i) below), the Special Servicer (with respect to the items in clauses (d), (e), (f), (g), (h) and (i) below) and the Trustee (with respect to the items in clause (i) below and to the extent any other items are in its possession) shall make available at their respective offices responsible for administration of the Mortgage Loans (or in the case of Norwest Bank Minnesota, National Association, at its Corporate Trust Office, except with respect to item (g), which will be maintained at its offices in New York or Minnesota), during normal business hours, for review by any Certificate Owner or Certificateholder or any person identified by a Certificate Owner or Certificateholder or its designated agent to the Trustee, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of any Certificate or interest therein, the Trustee, the Rating Agencies, the Underwriters and anyone specified thereby and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officers' Certificates delivered by the Master Servicer or the Special Servicer since the Closing Date pursuant to
Section 3.13, (d) all accountants' reports delivered to the Master Servicer in respect of itself or the Special Servicer since the Closing Date as described in
Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Master Servicer in respect of each Mortgaged Property and any Environmental Assessments prepared pursuant to Section 3.09, (f) the most recent Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer and the Asset Status Report prepared pursuant to Section 3.21(d), (h) the Servicing File relating to each Mortgage Loan and (i) any and all Officers' Certificates and other evidence delivered by the Master Servicer or the Special Servicer, as the case may be, to support its determination that any Advance was or, if made, would be a Nonrecoverable Advance pursuant to Section 3.20(d) including appraisals


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


affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a). Copies of any and all of the foregoing items will be available from the Master Servicer or the Special Servicer, as the case may be, upon request and shall be provided to any of the Rating Agencies at no cost pursuant to any of their requests. Upon request, the Trustee shall deliver to each Holder of the Class F, Class G and Class H Certificates copies of each of the reports and information specified in clauses (a) through (i) (to the extent such information has been delivered to the Trustee) provided that such requesting Holder shall pay all reasonable costs of duplicating and delivering such reports and information.

      In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, the Trustee shall require: (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in the form of Exhibit X-1 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit X-2 hereto (or such other form as may be reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee pursuant to this Section
3.15 that has previously been made available via the Trustee's Internet Website or has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section
3.15 that has previously been made available via the Trustee's Internet Website or has previously been filed with the Commission.

      Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the


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


Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

      The Trustee, the Master Servicer, the Special Servicer and the Underwriters may require payment from the Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges and, in the case of Certificateholders or Certificate Owners requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

      (b) After the Transition Date, the Trustee will and the Master Servicer may but is not required to make available each month, to any interested party
(i) the Distribution Date Statement via its respective Internet Website, in the case of the Trustee, the Trustee's electronic bulletin board and fax-on-demand service and (ii) as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Prospectus, the Prospectus Supplement and this Agreement on its respective Internet website. In addition, after the Transition Date the Trustee will and the Master Servicer may but is not required to make available each month the Distribution Date Statement and the Unrestricted Servicer Reports, the CSSA Loan File Report and the CSSA loan setup file to any interested party on their respective Internet websites. The Trustee will make available each month, and the Master Servicer may but shall not be required to make available each month, (i) the Restricted Servicer Reports, (ii) prior to the Transition Date, the Distribution Date Statement, the CSSA Loan File Report and the CSSA loan setup file, and (iii) the CSSA Property File Report to any Privileged Person via the Trustee's and the Master Servicer's respective Internet Websites with the use of a password provided by the Trustee or the Master Servicer to such Privileged Person upon receipt by the Trustee or the Master Servicer from such Person of a certification in the form of Exhibit K; provided that the Rating Agencies, the Depositor, the parties hereto and the Underwriters will not need to provide such certification to receive a password from the Trustee. In connection with providing access to the Trustee's Internet website or electronic bulletin board or the Master Servicer's Internet website, the Trustee or the Master Servicer, as applicable, may require registration and the acceptance of a disclaimer.

      If three or more Holders or the Controlling Class Representative (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.


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      SECTION 3.16. Title to REO Property; REO Account.

      (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property by the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than sixty days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any of REMIC I, REMIC II, REMIC III or REMIC IV (if any) or cause any of REMIC I, REMIC II, REMIC III or REMIC IV (if any) to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall first be payable from the related REO Account to the extent of available funds and then be a Servicing Advance.

      (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account only may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give written notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

      (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO


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Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer or such other Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that in addition to the Impound Reserve the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management and maintenance of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and other related expenses), such reserve not to exceed $10,000 with respect to each such REO Property or to cover a period of more than twelve months.

      (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

      SECTION 3.17. Management of REO Property.

      (a) The terms of this Section 3.17(a) shall only take effect in the event the Class F, Class G and Class H Certificates are no longer outstanding. Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

            (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

            (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is


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


      commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

            (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially feasible means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(f).

      The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard and in any case on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially feasible and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special Servicer and the REMIC Administrator may, at the expense of the Trust Fund payable pursuant to Section 3.05(a)(xiii) consult with counsel.

      (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section


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3.17(a), either result in the receipt by REMIC I, REMIC II, REMIC III or REMIC
IV (if any) of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including without limitation:

            (i) all insurance premiums due and payable in respect of such REO Property;

            (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

            (iii) any ground rents in respect of such REO Property; and

            (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Master Servicer, subject to the second paragraph of Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officers' Certificate delivered to the Trustee and the Master Servicer) the Master Servicer would not make such advances if the Master Servicer owned such REO Property or the Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

      (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

            (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

            (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

            (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and
      (B) except to the extent that such


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      revenues are derived from any services rendered by the Independent
      Contractor to tenants of the REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury Regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

            (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

            (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section 3.17(c) shall be deemed a Sub-Servicing Agreement for purposes of
Section 3.22.

      SECTION 3.18. Sale of Mortgage Loans and REO Properties.

      (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a), 2.02(b) and 9.01.

      (b) Subject to Sections 2.03(a) and 2.02(b), if the Special Servicer has determined in good faith that any Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, and the Trustee, following its receipt of such notice, shall, within 10 days after receipt of such notice, notify the Majority Subordinate Certificateholder. The Majority Subordinate Certificateholder may at its option purchase from the Trust Fund, at a price equal to the Purchase Price, any such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased under this paragraph (b) shall be deposited into the Certificate Account, and the Custodian, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Majority Subordinate Certificateholder the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Majority Subordinate Certificateholder ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Majority Subordinate Certificateholder.


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      (c) If the Majority Subordinate Certificateholder has not purchased any
Defaulted Mortgage Loan within 30 days of its having received notice in respect thereof pursuant to Section 3.18(b) above, either the Master Servicer or the Special Servicer (with preference given to the Special Servicer) may at its option purchase such Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Certificate Account, and the Custodian, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

      (d) Subject to Section 6.11, the Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Sections 3.18(b) and 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than 10 days. Unless the Special Servicer determines that acceptance of any bid would not be in the best economic interests of the Certificateholders, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

      Subject to Section 6.11, the Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest, provided that the Special Servicer is not obligated to the first bidder) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

      The Special Servicer shall give the Trustee and the Master Servicer not less than three Business Days' prior written notice of its intention to sell any Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to


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the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

      (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the Special Servicer (except as otherwise provided below in this Section 3.18(e)). In determining whether any bid received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall be supplied with and may rely on a narrative appraisal prepared at the expense of the Trust Fund by an Independent Appraiser, retained by the Special Servicer. (The Special Servicer may rely on a certification of any bidder to the effect that such bidder is not an Interested Person.) Such appraiser shall be selected by the Special Servicer if the Special Servicer is not bidding with respect to a Defaulted Mortgage Loan or REO Property and shall be selected by the Master Servicer if the Special Servicer is bidding. (The Master Servicer shall not bid with respect to a Defaulted Mortgage Loan or REO Property if the Special Servicer has informed it that the Special Servicer intends to submit a bid.) Where any Interested Person is among those bidding with respect to a Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. In determining whether any bid from a Person other than an Interested Person or from an Interested Person other than the Special Servicer constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any appraisal described above and any appraisal that it may have obtained pursuant to Section 3.09(a)), and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18 (but excluding a purchase pursuant to Section 3.18(c)), no cash bid from the Master Servicer, Special Servicer or any of their Affiliates thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest bid received and at least two independent bids (not including the bid of the Master Servicer, Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids are received and the original bid of the Special Servicer or any Affiliate is the highest of all bids received, then the bid of the Special Servicer or such Affiliate shall no longer be deemed not to constitute a fair price.

      (f) Subject to Sections 3.18(a) through 3.18(e) above and Section 6.11, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the


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preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final, without recourse to the Trustee or the Trust Fund and without representations and warranties of title and condition, unless liability for breach thereof is limited to recourse against the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

      (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

      (h) The Special Servicer shall not be obligated by any of the foregoing paragraphs of this Section 3.18 to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower bid (from other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms offered by the prospective buyer making the lower bid are more favorable).

      SECTION 3.19. Additional Obligations of Master Servicer and Special Servicer.

      (a) The Master Servicer shall deliver to the Paying Agent for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, with respect to each Mortgage Loan (other than a Specially Serviced Mortgage Loan) that was subject to a Principal Prepayment during the most recently ended Collection Period creating a Prepayment Interest Shortfall, an amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfall and (ii) the sum of (A) the Master Servicing Fee (calculated for this purpose only at a rate of 0.015% per annum) received by the Master Servicer during such Collection Period on such Mortgage Loan and (B) investment income earned by the Master Servicer on the related Principal Prepayment during the most recently ended Collection Period.

      (b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.


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      SECTION 3.20. Modifications, Waivers, Amendments and Consents.

      (a) Subject to Sections 3.20(b) through 3.20(g) below and further subject to Section 6.11, the Special Servicer may, on behalf of the Trustee, agree to any modification, waiver or amendment of any term of any Mortgage Loan (including, subject to Section 3.20(i), the lease reviews and lease consents related thereto) without the consent of the Trustee or any Certificateholder.

      (b) All modifications, waivers or amendments of any Mortgage Loan (including, subject to Section 3.20(i), the lease reviews and lease consents related thereto) shall be in writing and shall be considered and effected in accordance with the Servicing Standard.

      (c) Except as provided in 3.20(d) and the last sentence of Section 3.02(a), the Special Servicer, on behalf of the Trustee, shall not agree or consent to any modification, waiver or amendment of any term of any Mortgage Loan that would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums or Yield Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder;

            (ii) affect the obligation of the related Mortgagor to pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

            (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(d), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released;

            (iv) permit the transfer or transfers of equity interests in the borrower or any equity owner of the borrower that is required to be a special purpose entity that would result, in the aggregate during the term of the related Mortgage Loan, in a transfer greater than 49% of the total interest in the borrower and/or any equity owner of the borrower that is required to be a special purpose entity without the prior written confirmation from each Rating Agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the Certificates;

            (v) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or


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            (vi) impair the value or enforceability of a Lease Enhancement
      Policy or RVI Policy.

      (d) Notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d) and the rights of the Controlling Class Representative set forth in Section 6.11, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium or Yield Maintenance Charge, (ii) reduce the amount of the monthly payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan or (iv) accept a Principal Prepayment on any Specially Serviced Mortgage Loan during any Lockout Period; provided that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable, good faith judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable, good faith judgment of the Special Servicer, such modification would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) and (C) such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the Mortgage Loan under Section 1001 of the Code (and the Treasury regulations promulgated thereunder) and (2) cause REMIC I, REMIC II, REMIC III or REMIC IV (if any) to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

      In addition, notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d), the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an appraisal in accordance with the standards of the Appraisal Institute of the related Mortgaged Property, performed by an Independent Appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph and if such Balloon Loan is an Insured Balloon Loan, that such extension will not impair the value or enforceability of the related RVI Policy.

      In no event will the Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date, (ii) extend the maturity date of any Mortgage Loan which has a Mortgage Rate below the prevailing interest rate for comparable loans at the time of such modification as determined by the Special Servicer, unless (A) such Mortgage Loan is a Balloon Loan, (B) the related Mortgagor has failed to make the Balloon Payment at its Stated Maturity Date and (C) such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of the failure to make its Balloon Payment) and has not been delinquent with respect to a Periodic Payment (other than the Balloon Payment) in the preceding twelve months, in which case the Special Servicer may permit up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan


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(provided that such limitation of extensions made at below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Mortgage Loan at an interest rate at or in excess to the prevailing rate for comparable loans at the time of such modification), (iii) if the Mortgage Loan is secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than 10 years prior to the expiration of the term of such Ground Lease; (iv) reduce the Mortgage Rate to a rate below the prevailing interest rate for comparable loans at the time of such modification, as determined by the Special Servicer;
or (v) defer interest due on any Mortgage Loan in excess of 10% of the Stated Principal Balance of such Mortgage Loan or defer the collection of interest on any Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Mortgage Loan.

      The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

      (e) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

      (f) The Special Servicer or, with respect to clause (i) below, the Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

      (g) The Special Servicer shall notify the Master Servicer, any related Sub-Servicers and the Trustee, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby


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any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the Special Servicer pursuant to Section 3.15(g) hereof.

      (h) If, with respect to any Defeasance Loan, the Master Servicer shall receive a notice from the related Mortgagor that it intends to prepay the related Defeasance Loan in accordance with the terms thereof, except as set forth below, the Master Servicer shall (a) promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance Collateral in lieu of such prepayment pursuant to the terms of the related Mortgage Note, (b) notify each Rating Agency, the Controlling Class Representative, the Trustee and the Underwriters of the request to defease a Mortgage Loan and (c) upon the written confirmation from each Rating Agency described in the next paragraph, take such further action as provided in such Mortgage Note to effectuate such defeasance, including the purchase and perfection of the Defeasance Collateral in the name of the Trustee, as trustee for the registered holders of First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1.

      Notwithstanding the above, the Master Servicer shall not permit a pledge of Defeasance Collateral in lieu of prepayment under a Defeasance Loan if (i) such defeasance would occur within two years of the Startup Day, (ii) such Defeasance Loan (or any applicable agreement executed in connection with the related defeasance) provides that the Mortgagor will be liable for any shortfalls from the Defeasance Collateral or otherwise become subjected to recourse liability with respect to the Defeasance Loan, (iii) such defeasance would result in a new Mortgagor on the Defeasance Loan (unless such new Mortgagor is acquiring the Mortgaged Property that was the initial security for the Defeasance Loan), (iv) the Mortgagor fails to pay the expenses associated with defeasing such Mortgage Loan (including without limitation the costs of Opinions of Counsel and Rating Agency fees), or (v) any Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a downgrade, withdrawal or qualification of the ratings then assigned by it to any Class of Certificates.

      (i) For any Mortgage Loan other than a Specially Serviced Mortgage Loan and subject to the rights of the Special Servicer set forth in this Section 3.20, the Master Servicer shall be responsible for any request by a Mortgagor for the consent of the mortgagee for a modification, waiver or amendment of any term with respect to:

            (i) Approving routine leasing activity (including any subordination, standstill and attornment agreements) with respect to leases for less than the lesser of (a) 30,000 square feet and (b) 20% of the related Mortgaged Property;

            (ii) Approving a change of the property manager at the request of the related Mortgagor provided that the successor property manager is not affiliated with the Mortgagor and is a nationally or regionally recognized manager of similar properties; provided that in the event at the time of such modification, the principal balance of the related Mortgage Loan plus the principal balance of


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      any Mortgage Loans that are cross collateralized, cross defaulted or made to related borrowers with the Mortgage Loan subject to such modification exceeds $15,000,000 or exceeds 5% of the aggregate principal balance of all Mortgage Loans, the Master Servicer shall have received written confirmation from each Rating Agency that such changes will not result in the qualification, downgrade or withdrawal to the ratings then assigned to the Certificates and written consent from the Special Servicer and the Controlling Class Representative with respect to such modification;

            (iii) Approving any waiver affecting the timing of receipt of financial statements from any Mortgagor provided that such financial statements are delivered no less than quarterly and within 60 days of the end of the calendar quarter;

            (iv) Approving annual budgets for the related Mortgaged Property, provided that no such budget (1) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (2) provides for the payment of any material expenses to any affiliate of the Mortgagor (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date); and

            (v) Subject to other restrictions herein regarding Principal Prepayments, waiving any provision of a Mortgage Loan requiring a specified number of days notice prior to a Principal Prepayment.

      (j) The Special Servicer shall not consent to the modification, waiver or amendment of a Lease Enhancement Policy or RVI Policy without receiving prior written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, downgrade or withdrawal of the ratings on the Certificates or the prior written consent of each Rating Agency. The Master Servicer shall not consent to any modification, waiver or amendment of any Lease Enhancement Policy.

      (k) To the extent that either the Master Servicer or Special Servicer waives any Penalty Interest or late charge in respect of any Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to the Master Servicer and the Special Servicer out of such Penalty Interest or late charges shall be reduced proportionately based upon the respective amounts that had been payable thereto out of such Penalty Interest or late charges immediately prior to such waiver.


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      SECTION 3.21. Transfer of Servicing Between Master Servicer and Special
Servicer; Record Keeping.

      (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery.

      Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer within five Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

      (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

      (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (x) through (xiii) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxiii) and (xxiv) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation


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Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period, (3) the amount, purpose and date of all Servicing Advances made by the Special Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Collection Period and (4) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

      (d) No later than 30 days after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Trustee, the Master Servicer and the Controlling Class Representative a report (the "Asset Status Report") with respect to such Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

            (i) summary of the status of such Specially Serviced Mortgage Loan;

            (ii) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

            (iii) the most current rent roll and income or operating statement available for the related Mortgaged Property;

            (iv) the Appraised Value of the Mortgage Property together with the assumptions used in the calculation thereof;

            (v) summary of the Special Servicer's recommended action with respect to such Specially Serviced Mortgage Loan; and

            (vi) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

      If within ten (10) Business Days of receiving an Asset Status Report, the Controlling Class Representative does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan documents. If the Controlling Class Representative disapproves such Asset Status Report, the


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Special Servicer will revise such Asset Status Report and deliver to the
Controlling Class Representative, the Rating Agencies and the Master Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

      The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(d) until the Controlling Class Representative shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Controlling Class Representative and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

      Upon making such determination in (ii) above, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If the majority of such Certificateholders, as determined by Voting Rights, fail, within 5 days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by a majority of the Certificateholders, the Special Servicer shall revise such Asset Status Report as described above in this Section 3.20(e) and provide a copy of such revised report to the Master Servicer. The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices.

      The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

      No direction of the Controlling Class Representative shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC, or (b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions.


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      SECTION 3.22. Sub-Servicing Agreements.

      (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a) hereof (other than Section 7.01(a)(x)) and shall provide that the occurrence and continuance of an Event of Default with respect to the Master Servicer or the Special Servicer, as applicable, shall constitute an event of default under such Sub-Servicing Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such subservicing agreement without cause and without payment of any penalty or termination fee; (iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty, (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.20 hereof without the consent of such Special Servicer, and (vi) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer each shall deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d),


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such interest to be allocable between the Master Servicer or the Special
Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

      (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law, and (ii) shall be an approved conventional seller/servicer of mortgage loans for FHLMC or FNMA or a HUD-Approved Servicer.

      (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

      (d) If the Master Servicer is terminated and the Trustee succeeds to the Master Servicer pursuant to Section 7.01(b), then, (i) subject to Section 7.02, the Trustee shall use reasonable efforts to obtain a successor master servicer that is willing to utilize each Sub-Servicer and meets the requirements of
Section 6.02 and 7.02, (ii) the parties hereto shall keep confidential the termination rights contemplated by this paragraph (provided that this provision is not intended to limit a potential successor's ability to review this Agreement or the ability of the Master Servicer to disclose such provision to the Sub-Servicers and reference this provision in the Sub-Servicing Agreements) and (iii) the Trustee shall notify the Depositor prior to terminating any Sub-Servicer. If the Trustee is unable to obtain a successor master servicer that is willing to utilize each of the Sub-Servicers, then the Trustee shall use reasonable efforts to solicit good faith bids consistent with the bid procedures set forth in Section 7.01(c) for the primary servicing of the Mortgage Loans covered by each Sub-Servicing Agreement, shall appoint as successor master servicer the Person qualified hereunder in accordance with Sections 6.02 and
7.02 to act as Master Servicer that submitted the highest cash bid for such primary servicing (or if the Trustee receives multiple bids, the bid submitted by the Person with the highest aggregate bid for all primary servicing) and shall deliver to each Sub-Servicer with respect to which no event of default exists under its Sub-Servicing Agreement (other than an event of default attributable solely to an Event of Default by the Master Servicer), its respective Bid Allocation. Any excess proceeds from the bid shall be remitted to the successor Master Servicer. Within 30 days after the Trustee succeeded to the Master Servicer, if the successful bidder has not entered into this Agreement as successor Master Servicer or no


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successful bidder was identified, the Trustee shall have no further obligations under this Section 3.22(d) and may select any successor Master Servicer of its choice and pursuant to the terms hereof. If at the end of bid process set forth in this Section 3.22(d), no bid proceeds have been received, the terminated Master Servicer shall reimburse the Trustee for all out of pocket expenses incurred by the Trustee in connection with such bid process.

      (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible.

      SECTION 3.23. Representations and Warranties of Master Servicer and Special Servicer.

      (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

            (i) The Master Servicer is a national banking association, duly organized and in good standing under the laws of the United States of America, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of association or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.


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            (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

            (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer, calculated on a consolidated basis.

            (vii) Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

            (viii) The net worth of the Master Servicer (or, in the case of the initial Master Servicer, the consolidated net worth thereof and of its direct or indirect parent), determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

            (ix) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (x) The Master Servicer possesses all insurance required pursuant to
      Section 3.07(c) of this Agreement.

      (b) The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Master Servicer, as of the Closing Date, that:

            (i) The Special Servicer is a corporation validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

            (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement


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      by the Special Servicer, will not violate the Special Servicer's certificate of incorporation or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

            (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

            (vii) Each officer, director and employee of the Special Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

            (viii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.


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            (ix) The Special Servicer possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

      (c) The representations and warranties of the Master Servicer and the Special Servicer, set forth in Sections 3.23(a) and (b), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

      (d) The Master Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Master Servicer and used by the Master Servicer in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any material deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000. A breach of the covenant set forth in this Section 3.23(d) shall constitute an Event of Default and termination shall be the sole remedy against the Master Servicer for the breach of this covenant.

      (e) The Special Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Special Servicer and used by the Special Servicer in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any material deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000. A breach of the covenant set forth in this Section 3.23(e) shall constitute an Event of Default and termination shall be the sole remedy against the Special Servicer for the breach of this covenant.

      (f) The Master Servicer covenants that it will maintain the Semi-Annual Loan Swap Agreement or an equivalent swap agreement (x) with First Union National Bank so long as First Union National Bank maintains a long-term counterparty rating of at least "A+" by S&P and at least "Aa3" by Moody's or (y) if such rating is downgraded, qualified or withdrawn, with a swap counterparty whose long-term counterparty rating is at least "A+" or the equivalent by each Rating Agency.

      SECTION 3.24. Sub-Servicing Agreement Representation and Warranty

      (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Sections 3.22(a) in all material respects.


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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

      SECTION 4.01. Distributions.

      (a) On each Distribution Date, the Paying Agent shall (except as otherwise provided in Section 9.01), based on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (vii), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount:

            (i) to distributions of interest to the Holders of the Senior Certificates in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (ii) to distributions of principal to the Holders of the Class A-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date;

            (iii) after the Class Principal Balance of the Class A-1 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates pursuant to clause (ii) above);

            (iv) to distributions to the Holders of the Class A-1 Certificates and the Holders of the Class A-2 Certificates, pro rata in accordance with, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

            (v) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (vi) after the Class Principal Balances of the Class A-1 Certificates and the Class A-2 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed


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      the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (vii) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

            (viii) to distributions of interest to the Holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (ix) after the Class Principal Balance of the Class B Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (x) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

            (xi) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xii) after the Class Principal Balance of the Class C Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xiii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional


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      Trust Fund Expenses, if any, previously allocated to the Class D
      Certificates and not previously reimbursed;

            (xiv) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xv) after the Class Principal Balance of the Class D Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xvi) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

            (xvii) to distributions of interest to the Holders of the Class IO-2 Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class IO-2 Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xviii) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xix) after the Class Principal Balance of the Class E Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xx) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;


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            (xxi) to distributions of interest to the Holders of the Class G
      Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxii) after the Class Principal Balance of the Class F Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxiii) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

            (xxiv) to distributions of interest to the Holders of Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxv) after the Class Principal Balance of the Class G Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

            (xxvi) to distributions to the Holders of the Class H Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and not previously reimbursed;

            (xxvii) on and after the Transition Date, to make distributions to the Holders of the Class R-IV Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC III Regular Interests on such Distribution Date pursuant to
      Section 4.01(j), over (B) the aggregate distributions deemed made in respect of the Regular Certificates on such Distribution Date pursuant to clauses (i) through (xxvi) above;


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            (xxviii) to make distributions to the Holders of the Class R-III
      Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(h), over (B) the aggregate distributions deemed made in respect of the REMIC III Regular Interests on such Distribution Date pursuant to Section 4.01(h);

            (xxix) to make distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.01(k), over (B) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(h);

            (xxx) to distributions to the Holders of the Class R-I Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxix) above;

provided that on each Distribution Date after the aggregate of Class Principal Balances of each Class of Subordinated Certificates (other than the Class IO-2 Certificates) has been reduced to zero, the payments of principal to be made as contemplated by clauses (ii) and (iii) above with respect to the Class A Certificates will be made to the Holders of the respective Classes of such Class A Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Class Principal Balances of such Classes of Certificates and without regard to the Principal Distribution Amount for such Distribution Date. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

      All distributions of interest made in respect of the Class IO-1 Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Components of such Class, pro rata in accordance with the respective amounts of Distributable Certificate Interest that would be payable on such Components on such Distribution Date if each such Component were treated as a separate Class of Regular Certificates.

      (b) On each Distribution Date, the Paying Agent shall withdraw from the Distribution Account any amounts that represent Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Mortgage Loans and any REO Loans during the related Collection Period and shall distribute each such Prepayment Premium and/or Yield Maintenance Premium, as additional interest, as follows:

            (i) first, to the Holders of the respective Classes of Sequential Pay Certificates (other than any Excluded Class thereof) entitled to distributions of principal pursuant to Section 4.01(a) on such Distribution Date, up to an


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      amount equal to, and pro rata based on, the Additional Yield Amounts for each such Class of Certificates for such Distribution Date; and

            (ii) second, to the Holders of the Class IO-1 Certificates, to the extent of any remaining portion of such Prepayment Premium and/or Yield Maintenance Charge (distributions pursuant to this clause (ii) to be deemed allocable among the respective Components of the Class IO-1 Certificates on a pro rata basis in accordance with the respective amounts of Accrued Component Interest in respect of such Components for the subject Distribution Date).

      (c) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Paying Agent was subsequently notified in writing. If such check is returned to the Paying Agent, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Paying Agent shall be set aside by the Paying Agent and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Paying Agent has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Paying Agent shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R-I Certificates.


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


      (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under a Letter of Representations among the Depositor, the Trustee and the initial Depository dated as of the Closing Date.

      (e) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

      (f) Except as otherwise provided in Section 9.01, whenever the Paying Agent receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

            (i) the Paying Agent expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

            (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for


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cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Paying Agent shall, subject to applicable law, distribute to the Holders of the Class R-I Certificates all unclaimed funds and other assets which remain subject thereto.

      (g) Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders.

      (h) All distributions made in respect of any Class of Sequential Pay Certificates (and on the REMIC III P&I Regular Interest which has the same alphabetical (and, if applicable, numerical) designation as such Class of Sequential Pay Certificates) on each Distribution Date pursuant to Section 4.01(a), the first paragraph of Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of its Corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; and all distributions made in respect of the Class IO-1 Certificates and the Class IO-2 Certificates (and on the Corresponding REMIC III Components) on each Distribution Date pursuant to Section 4.01(a), the first paragraph of
Section 4.01(b) or Section 9.01, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of such REMIC III Component's Corresponding REMIC II Regular Interest (or in the case of the REMIC III IO-2 Component, in respect of REMIC II Regular Interests F, G and H). In each case, if such distribution on any such Class of Regular Certificates (and on the Corresponding REMIC III Regular Interest) was a distribution of interest, of principal, of Prepayment Premiums or Yield Maintenance Charges or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses in respect of such Class of Regular Certificates (and on the Corresponding REMIC III Regular Interest), then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence shall be deemed to also be a distribution of interest, of principal, of Prepayment Premiums or Yield Maintenance Charges or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, as the case may be, in respect of such REMIC II Regular Interest.

      (i) On and after the Transition Date, all distributions made in respect of any Class of Sequential Pay Certificates (and on the REMIC IV P&I Regular Interest which has the


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same alphabetical (and, if applicable, numerical) designation as such Class of
Sequential Pay Certificates) on each Distribution Date pursuant to Section 4.01(a), the first paragraph of Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from REMIC III to REMIC IV in respect of the REMIC III P&I Regular Interest which corresponds to such REMIC IV P&I Regular Interest as set forth in the Preliminary Statement hereto; all distributions made in respect of REMIC IV Components IO-A-1, IO-A-2, IO-B, IO-C, IO-D and IO-E on each Distribution Date on and after the Transition Date pursuant to Section 4.01(a), the first paragraph of Section 4.01(b) or Section 9.01, shall be deemed to have first been distributed from REMIC III to REMIC IV in respect of the REMIC III P&I Regular Interest which corresponds to such REMIC IV Component as set forth in the Preliminary Statement hereto; all distributions made in respect of REMIC IV Components IO-F, IO-G and IO-H on each Distribution Date on and after the Transition Date pursuant to Section 4.01(a), the first paragraph of
Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from REMIC III to REMIC IV in respect of the REMIC III Component that bears the same alphabetical designation as such respective REMIC IV Component; and all distributions made in respect of the REMIC IV IO-2 Component on each Distribution Date after the Transition Date pursuant to Sections 4.01(a) and
9.01 shall be deemed to have first been distributed from REMIC III to REMIC IV in respect of the REMIC III IO-2 Component. In each case, if such distribution was a distribution of interest, of principal, of Prepayment Premiums or Yield Maintenance Charges or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses in respect of such REMIC IV P&I Regular Interest or REMIC IV Component, then the corresponding distribution deemed to be made on the corresponding REMIC III Regular Interest pursuant to the preceding sentence shall be deemed to also be a distribution of interest, of principal, of Prepayment Premiums or Yield Maintenance Charges or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, as the case may be, in respect of such corresponding REMIC III Regular Interest.

      (j) All distributions made in respect of any REMIC III P&I Regular Interest on each Distribution Date pursuant to Section 4.01(a), the first paragraph of Section 4.01(b) or Section 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the REMIC II Regular Interest which corresponds to such REMIC III P&I Regular Interest as set forth in the Preliminary Statement hereto; and all distributions made in respect of a REMIC III Component on each Distribution Date pursuant to Section 4.01(a), the first paragraph of Section 4.01(b) or Section 9.01, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the REMIC II Regular Interest which corresponds to such REMIC III Component as set forth in the Preliminary Statement hereto. In each case, if such distribution was a distribution of interest, of principal, of Prepayment Premiums or Yield Maintenance Charges or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses in respect of such REMIC III P&I Regular Interest or REMIC III Component, then the corresponding distribution deemed to be made on the Corresponding REMIC II Regular Interest pursuant to the preceding sentence shall be deemed to also be a distribution of interest, of principal, of Prepayment Premiums or Yield Maintenance Charges or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, as the case may be, in respect of such Corresponding REMIC II Regular Interest.


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      (k) On each Distribution Date, including, without limitation, the final
Distribution Date in connection with a termination of the Trust Fund, the Available Distribution Amount for such date shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

            (i) as deemed distributions of interest in respect of the REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, all REMIC Distributable Interest in respect of each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

            (ii) as deemed distributions of principal in respect of the REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, as to each such REMIC I Regular Interest, the excess, if any, of the REMIC Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan (or successor REO Loan) that will be outstanding immediately following such Distribution Date; and

            (iii) as deemed distributions in respect of the REMIC I Regular Interests, in an amount equal to, pro rata in accordance with, and in reimbursement of, any Realized Losses and Additional Trust Fund Expenses (with compounded interest), previously allocated to each such REMIC I Regular Interest.

      Any Prepayment Premiums or Yield Maintenance Charges distributed to any Class of Regular Certificates on any Distribution Date shall, in each case, be deemed to have been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Mortgage Loan or REO Loan, as the case may be, in respect of which such premium or charge was received.

      SECTION 4.02. Statements to Certificateholders; CSSA Loan File Report.

      (a) On each Distribution Date, the Trustee shall forward by mail (or make available by electronic means acceptable to the recipient) to each Certificateholder, each initial Certificate Owner and (upon written request made to the Trustee) each subsequent Certificate Owner (as identified to the reasonable satisfaction of the Trustee), the Depositor, the Master Servicer, the Special Servicer, the Underwriters and each Rating Agency, a statement (a "Distribution Date Statement"), as to the distributions made on such Distribution Date, based on information provided to it by the Master Servicer and the Special Servicer, setting forth:

            (i) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reduction of the Class Principal Balance thereof;


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


            (ii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest;

            (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment Premiums and/or Yield Maintenance Charges;

            (iv) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

            (v) the Available Distribution Amount for such Distribution Date;

            (vi) (a) the aggregate amount of P&I Advances made in respect of such Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer or the Trustee in respect of such unreimbursed P&I Advances in accordance with
      Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of Servicing Advances as of the close of business on the related Determination Date and (c) the aggregate amount of all Nonrecoverable Advances as of the close of business on the related Determination Date;

            (vii) the aggregate unpaid principal balance of the Mortgage Pool outstanding as of the close of business on the related Determination Date;

            (viii) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

            (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

            (x) the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, and (D) as to which foreclosure proceedings have been commenced;

            (xi) as to each Mortgage Loan referred to in the preceding clause
      (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;


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            (xii) with respect to any Mortgage Loan as to which a Liquidation
      Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

            (xiii) with respect to any REO Property included in the Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and
      (C) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination;

            (xiv) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

            (xv) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

            (xvi) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

            (xvii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

            (xviii) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

            (xix) the aggregate of all Realized Losses and Additional Trust Fund Expenses that were allocated on such Distribution Date;

            (xx) the Class Principal Balance of each Class of Regular Certificates (other than the Class IO-1 Certificates and the Class IO-2 Certificates) and the Component Notional Amount of each Component outstanding immediately before and immediately after such Distribution Date, separately identifying any


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


      reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

            (xxi) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

            (xxii) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee during the related Collection Period in accordance with Section 4.03(d);

            (xxiii) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Trustee and the Special Servicer during the related Collection Period in accordance with Section 3.03(d);

            (xxiv) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer during the related Collection Period; and

            (xxv) the loan number for each Required Appraisal Loan and any related Appraisal Reduction Amount as of the related Determination Date;

            (xxvi) the original and then current credit support levels for each Class of Regular Certificates;

            (xxvii) the original and then current ratings for each Class of Regular Certificates;

            (xxviii) the aggregate amount of Prepayment Premiums and Yield Maintenance Charges collected during the related Collection Period; and

            (xxix) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates, Class R-III Certificates and Class R-IV Certificates (if any) on such Distribution Date.

      In the case of information to be furnished pursuant to clauses (i) through
(iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), and (xxiv) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

      The Trustee may rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).


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


      The Trustee shall deliver or shall cause to be delivered on each Distribution Date either electronically or by first class mail to each Certificateholder, the Depositor, the Underwriters, each Rating Agency, the Special Servicer and any other Person designated in writing by the Depositor (by hard copy, on diskette or via such other electronic medium as is mutually acceptable to the Trustee and the recipient) a copy of the following nine reports or in the case of reports to Persons designated in writing by the Depositor, any of the following nine reports delivered to it by the Master Servicer pursuant to Section 3.12(c): (i) the Delinquent Loan Status Report,
(ii) the Historical Loss Estimate Report, (iii) the Historical Loan Modification Report, (iv) the REO Status Report, (v) the Watch List, (vi) a Loan Payoff Notification Report, (vii) a Comparative Financial Status Report, (viii) an Operating Statement Analysis and (ix) an NOI Adjustment Worksheet. The Trustee shall deliver or shall cause to be delivered on each Distribution Date by first class mail (or by electronic transmission acceptable to the recipient) to each Certificateholder, each Certificate Owner, the Underwriters, the Depositor, each Rating Agency and each other Person that received a Distribution Date Statement on such Distribution Date a hard copy (or a copy in an electronic medium acceptable to the recipient) of the CSSA Loan File Report and the CSSA Property File Report containing information regarding each Mortgaged Property most recently received from the Master Servicer. Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. Neither the Trustee, the Master Servicer nor the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

      Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (i),
(ii), (iii) and (iv) of the description of "Distribution Date Statement" above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

      On each Distribution Date, the Trustee shall provide or make available to The Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022), or such other address as The Trepp Group may hereafter designate), the Distribution Date Statement and Unrestricted Servicer Reports forwarded to the Holders of the Regular Certificates on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R-I, Class R-II, Class R-III and R-IV Certificates on such Distribution Date.


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


      If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Trustee shall mail or cause the mailing of such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

      The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

      (b) Not later than 2:00 p.m. New York City time on the second Business Day preceding each Distribution Date the Master Servicer shall furnish to the Trustee, the Depositor, the Special Servicer and the Underwriters, by electronic transmission (or in such other form to which the Trustee or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy of such transmitted information to follow promptly, an accurate and complete CSSA Loan File Report providing the required information for the Mortgage Loans as of such Determination Date. The Depositor shall provide the information necessary for the CSSA set up file.

      In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Trustee may conclusively rely on reports provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CSSA Loan File Report caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.


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      SECTION 4.03. P&I Advances.

      (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall (i) apply amounts in the Certificate Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances, (ii) subject to Section 4.03(c) below, remit from its own funds , or (iii) remit from certain late charges and Penalty Interest or recoveries from Advances pursuant to Section 3.11(d), to the Paying Agent for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances first from clause (iii) and then in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy (704) 383-9356 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone (704) 383-0535 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee shall, no later than 11:00 a.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply.

      (b) The aggregate amount of P&I Advances to be made by the Master Servicer or the Trustee in respect of any Distribution Date shall, subject to Section 4.03(c) below, equal (i) the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Servicing Fees and any related Principal Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date and (ii) with respect to each Semi-Annual Mortgage Loan for which there is no Due Date in the month in which such Distribution Date falls, the Semi-Annual Loan Interest Advance Amount for such Semi-Annual


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Mortgage Loan and such Distribution Date; provided, that, (i) if the Periodic
Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer or the Trustee shall, as to such Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Servicing Fees and any related Principal Recovery
Fees) in the event of subsequent delinquencies thereon; and (ii) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to such Required Appraisal Loan, the Master Servicer or the Trustee will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only an amount equal to the product of (A) the amount of the P&I Advance that would otherwise be required without regard to this clause (ii), multiplied by (B) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan.

      (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers' Certificate delivered to the Trustee and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination (or after a material adverse change in the Mortgaged Property if the Master Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property within such 12 month period)), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the Master Servicer the Special Servicer's determination as to whether each P&I Advance made with respect to any previous Distribution Date or required to be made with respect to such Distribution Date with respect to any Specially Serviced Mortgage Loan or REO Loan is a Nonrecoverable P&I Advance. The Master Servicer shall be entitled to conclusively rely on such determination. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance,


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the Trustee, as applicable, shall rely on the Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee determines that it does not have sufficient time to make such determination); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be Nonrecoverable Advance, the Trustee shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee, in good faith, makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Trustee in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

      (d) In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), subject to the next sentence, the Master Servicer shall be entitled to pay itself or the Trustee, as the case may be, interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement such interest to be payable: (i) out of late payment charges and Penalty Interest collected on any Mortgage Loan or REO Loan during the same Collection Period in which such P&I Advance is reimbursed; and
(ii) to the extent that such late payment charges and Penalty Interest are insufficient, but only after the related Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Certificate Account. Under no circumstances shall the Master Servicer or the Trustee be entitled to recover interest on any portion of a P&I Advance represented by a Semi-Annual Loan Interest Advance Amount so long as no payment default exists under such Semi-Annual Mortgage Loan, and if any such payment default does exist, the Master Servicer shall be entitled to recover interest on any such P&I Advance only from and after the Due Date as to which such default occurred. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer on or prior to the related P&I Advance Date.

      (e) Notwithstanding anything to the contrary set forth in Section 4.03(d), interest will accrue on each P&I Advance made in respect of any Grace Mortgage Loan from the end of the grace period for the related Scheduled Payment until such P&I Advance is reimbursed.

      SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund Expenses.

      (a) On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Paying Agent shall allocate to the respective Classes of Sequential Pay Certificates as follows the aggregate of all Realized Losses and Additional


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Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related Collection Period, and in any event that were not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Sequential Pay Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, to the Class H Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; second, to the Class G Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; third, to the Class F Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fourth, to the Class E Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; fifth, to the Class D Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; sixth, to the Class C Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; seventh, to the Class B Certificates, until the remaining Class Principal Balance thereof has been reduced to zero; eighth pro rata (based on remaining Class Principal Balances) to the Class A-1 Certificates and the Class A-2 Certificates, until the Class Principal Balances thereof are reduced to zero. Any allocation of Realized Losses and Additional Trust Fund Expenses to a Class of Regular Certificates shall be made by reducing the Class Principal Balance thereof by the amount so allocated. All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Regular Certificates as of the Distribution Date on which the aggregate Certificate Principal Balance of such Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

      (b) From the Closing Date until immediately prior to the Transition Date, each Realized Loss and Additional Trust Fund Expense, if any, allocated to any Class of Sequential Pay Certificates shall be deemed to have first been allocated to the Corresponding REMIC II Regular Interest with a corresponding reduction in the REMIC Principal Balance of such Corresponding REMIC II Regular Interest. On and after the Transition Date, each Realized Loss and Additional Trust Fund Expense, if any, allocated to any Class of Sequential Pay Certificates shall be deemed to have first been allocated to the Corresponding REMIC III P&I Regular Interest with a corresponding reduction in the REMIC Principal Balance of such Corresponding REMIC III P&I Regular Interest. On and after the Transition Date, each Realized Loss and Additional Trust Fund Expense, if any, allocated to any REMIC III P&I Regular Interest shall be deemed to have first been allocated to the Corresponding REMIC II Regular Interest with a corresponding reduction in the REMIC Principal Balance of such Corresponding REMIC II Regular Interest.

      (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(i), the Uncertified Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage


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Loan or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

      SECTION 4.05. Calculations.

      The Paying Agent shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01, Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Paying Agent shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Paying Agent shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Paying Agent of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

      SECTION 4.06. Use of Agents.

      The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility). The Master Servicer or the Trustee shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such agent or attorney-in-fact that it has for its own actions hereunder pursuant to Article VI or Article VIII hereof, as applicable, and any such agent or attorney-in-fact shall have the benefit of all the limitations upon liability, if any, and all the indemnities provided to the Master Servicer under Section 6.03 or to the Trustee under Sections 8.01, 8.02 and 8.05, as applicable.


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                                    ARTICLE V

                                THE CERTIFICATES

      SECTION 5.01. The Certificates.

      (a) The Certificates will be substantially in the respective forms attached hereto as Exhibit A; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Registered Certificates and the Class F Certificates and Class G Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $5,000 in the case of the Class A-1 and Class A-2 Certificates, $50,000 in the case of the Class B, Class C, Class D, Class E and Class IO-1 Certificates, and $250,000 in the case of the Class F, Class G, Class H and Class IO-2 Certificates, and in each such case in integral multiples of $1 in excess thereof. The Residual Certificates shall have no minimum denomination and shall each be represented by a single definitive certificate.

      (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

      SECTION 5.02. Registration of Transfer and Exchange of Certificates.

      (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113), shall provide for the registration of Certificates and of transfers and


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exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Special Servicer and (if the Trustee is not the Certificate Registrar) the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

      (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the transfer thereof by the Depositor, the Underwriters or their respective Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 hereto, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 hereto or as Exhibit G-3 hereto; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and upon acquisition of such a Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


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      In connection with transfer of the Non-Registered Certificates, the
Depositor shall furnish upon request of a Certificateholder or Certificate Owner to such Holder or Certificate Owner and any prospective purchaser designated by such Certificateholder or Certificate Owner the information required to be delivered under paragraph (d)(4) of Rule 144A of the Securities Act.

      Notwithstanding the foregoing, for so long as any Non-Registered Certificate is a Book-Entry Certificate, (a) each prospective transferor of such Certificate shall be deemed to have represented to the Trustee, the Depositor and the transferee of such Certificate the information set forth on Exhibit G-1 upon or prior to such transfer and (b) each prospective transferee of such Certificate shall be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate the information set forth on Exhibit G-2 or Exhibit G-3 upon or prior to such transfer.

      (c) No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Subordinated Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute "plan assets" of a Plan); provided that (i) such a transfer may be made to a Person using funds from an insurance company general account with respect to any Class of Subordinated Certificates which is eligible for exemptive relief under Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), provided that, in the case of a Definitive Certificate, the proposed transferee certifies to the Trustee that the conditions of Sections I, III and IV of PTE 95-60 are satisfied with respect to such transfer, and (ii) such a transfer may also be made with respect to a Class F, Class G and Class H (in the case of a Class F or Class G Certificate, if Definitive Certificates are issue in respect thereof), if the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel (upon which the Certificate Registrar may conclusively rely) which establish to the reasonable satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. As a condition to its registration of the transfer of a Subordinated Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification affidavit to that effect in the form attached as Exhibit H hereto. Notwithstanding the foregoing, for so long as any Class of Certificate constitutes a Class of Book-Entry Certificates, each prospective transferee of such Certificate or any interest therein shall be deemed to have represented to the Trustee, the Depositor and the transferor of such Certificate (i) the information set forth on Exhibit H, (ii) that it is using funds from an insurance company general account which is eligible for exemptive relief under Section III of PTE 95-60 and the conditions of Section I, III and IV of PTE 95-60 are satisfied with respect to such transfer or (iii) that the purchase, continued holding and transfer of such Certificate or interest therein will


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


not violate Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code.

      (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

            (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement substantially in the form attached hereto as Exhibit I-1 (in any case, a "Transfer Affidavit and Agreement"), from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

            (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.


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


            (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit I-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

            (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a pass-through interest holder".

      (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

            (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause
      (ii)(A) above shall be invalid, illegal or unenforceable, the Certificate Registrar shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to cause the transfer of such Residual Certificate to a Permitted Transferee on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such Permitted Transferee may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. Any proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Paying Agent to such purported Transferee. The


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terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

      (iii) The Certificate Registrar shall make available to the Internal Revenue Service and to those Persons specified by the REMIC Provisions any information available to it which is necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in
Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and the Master Servicer and the Special Servicer shall furnish to the Certificate Registrar all information in its possession necessary for the Certificate Registrar to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Certificate Registrar, the Master Servicer and the Special Servicer for providing such information.

      (iv) The provisions of this Section 5.02(d) set forth prior to this clause
(iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following:

            (A) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

            (B) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust or the Trust
      Fund), to the effect that doing so will not cause either of REMIC I, REMIC II, REMIC III or REMIC IV (if any) to (x) cease to qualify as a REMIC or
      (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.


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      (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

      (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

      (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

      (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

      (j) Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

      SECTION 5.03. Book-Entry Certificates.

      (a) Each Class of Registered Certificates and the Class F and Class G Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each


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Depository Participant shall only transfer the Ownership Interests in the
Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

      (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

      (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, at the Depositor's expense, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

      (d) Notwithstanding any other provisions contained herein, neither the Trustee nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the transfer of ownership interests in any Certificate (including but not limited to any Non-Registered Certificate or any Subordinated Certificate) which interests are transferable through the book-entry facilities of the Depository.


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      SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

      If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      SECTION 5.05. Persons Deemed Owners.

      Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.


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                                   ARTICLE VI

            THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER
                    AND THE CONTROLLING CLASS REPRESENTATIVE

      SECTION 6.01. Liability of Depositor, Master Servicer and Special
Servicer.

      The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

      SECTION 6.02. Merger, Consolidation or Conversion of Depositor or Master Servicer or Special Servicer.

      Subject to the following paragraph, the Depositor and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement, and the Master Servicer shall keep in full effect its existence and rights as a national banking association under the laws of the United States.

      The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which may be limited to the commercial loan servicing business) of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates; (ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23; (iii) in the case of a successor or surviving Person to the Master Servicer, such successor or surviving Person shall have a net worth (or, in the case of the initial Master Servicer, such successor or surviving Person and its immediate parent shall have a consolidated net worth) of not less than $15,000,000; and (iv) in the case of a successor or surviving Person to the Master Servicer, it is determined by the Trustee in its reasonable judgment to have, after the merger, consolidation or transfer, as the case may be, financial and servicing capabilities comparable to that of the predecessor Master Servicer.


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


      SECTION 6.03. Limitation on Liability of Depositor, Master Servicer and Special Servicer.

      None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special Servicer against any liability to the Trust Fund, the Trustee or the Certificateholders for the breach of a representation, warranty or covenant made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof (including without limitation, those expenses set forth in Section 3.11(b) and the last sentence of the definition of Servicing Advances);
(ii) incurred in connection with any breach of a representation, warranty or covenant made herein; or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, either (i) it is specifically required hereunder to bear the costs of such legal action or (ii) such action, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed hereunder; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such legal action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.05. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of the last paragraph of Section 8.05.


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      SECTION 6.04. Resignation of Master Servicer and the Special Servicer.

      The Master Servicer and, subject to Section 6.09, the Special Servicer may resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. The Master Servicer and the Special Servicer shall have the right to resign at any other time provided that (i) a willing successor thereto has been found, (ii) each of the Rating Agencies confirms in writing that the successor's appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Neither the Master Servicer nor the Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

      Consistent with the foregoing, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the Master Servicing Fee or the Special Servicing Fee, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

      SECTION 6.05. Rights of Depositor and Trustee in Respect of Master Servicer and the Special Servicer.

      The Master Servicer and the Special Servicer shall each afford the Depositor, the Underwriters and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the Master Servicer and the Special Servicer shall each furnish the Depositor, the Underwriters and the Trustee with its most recent publicly available financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the


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


extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, further provided, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

      SECTION 6.06. Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.

      The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

      SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate with Master Servicer.

      The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

      SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate with Special Servicer.

      The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

      SECTION 6.09. Designation of Special Servicer by the Controlling Class.

      The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section 6.02 (including, without limitation, rating agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Holder or Holders may also select a representative (the "Controlling Class Representative") from whom the Special Servicer will seek advice and approval and take direction under certain circumstances, as described herein. Such Holder or Holders shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the


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


Master Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit J-1. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in
Section 6.02. Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed Special Servicer in the form attached hereto as Exhibit J-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Certificate Account or the REO Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

      SECTION 6.10. Master Servicer or Special Servicer as Owner of a
Certificate.

      The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as set forth in the definition of "Certificateholder") the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the Servicing Standard, then the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this
Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within thirty (30) days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

      SECTION 6.11. The Controlling Class Representative.

      The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as set forth in, and in any event subject to, the second paragraph of this Section 6.11, the Special Servicer will not be permitted to take any of the following actions as to which the Controlling Class Representative has objected in writing within ten Business Days of being notified thereof (provided that if such written objection has not been received by the Special Servicer within such ten Business Day period, then the Controlling Class Representative's approval will be deemed to have been given):

            (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

            (ii) any modification of a monetary term of a Mortgage Loan other than a modification consisting of the extension of the maturity date of a Mortgage Loan for one year or less;


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            (iii) any proposed sale of a defaulted Mortgage Loan or REO Property
      (other than in connection with the termination of the Trust Fund);

            (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

            (v) any acceptance of substitute or additional collateral for a Mortgage Loan;

            (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause;
      and

            (vii) any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan.

      In addition, the Controlling Class Representative may direct the Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein; provided that notwithstanding anything herein to the contrary no such direction, and no objection contemplated by the preceding paragraph, may require or cause the Special Servicer to violate any provision of this Agreement or the REMIC Provisions, including without limitation the Special Servicer's obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder or cause the Special Servicer to act, or fail to act, in a manner which in the reasonable judgment of the Special Servicer is not in the best interests of the Certificateholders.

      The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.


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                                   ARTICLE VII

                                     DEFAULT

      SECTION 7.01. Events of Default.

      (a) "Event of Default", wherever used herein, means any one of the following events:

            (i) any failure by the Master Servicer to deposit into the Certificate Account, or to deposit into, or remit to the Paying Agent for deposit into, the Distribution Account, any amount (other than a P&I Advance) required to be so deposited or remitted by it under this Agreement; provided, however, that if such failure to deposit or remit occurs only once in any consecutive twelve-month period, which failure is corrected by 10:00 a.m., New York City time on the related Distribution Date, then with respect to such one failure only, a default shall be deemed not to have occurred; or

            (ii) any failure by the Special Servicer to deposit into the REO Account or to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account, any amount required to be so deposited or remitted under this Agreement; or

            (iii) any failure by the Master Servicer or the Special Servicer to timely make any Servicing Advance required to be made by it hereunder, which Servicing Advance remains unmade for a period of three Business Days following the date on which notice shall have been given to the Master Servicer or the Special Servicer, as the case may be, by the Trustee as provided in Section 3.03(c); or

            (iv) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer and the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's


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      Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

            (v) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

            (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

            (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

            (ix) the consolidated net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000; or


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            (x) the Special Servicer or the Master Servicer is no longer
      "approved" by any one of the Rating Agencies to act in such capacity; or

            (xi) the Master Servicer shall fail to remit to the Paying Agent for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date, which failure continues unremedied until 10:00 a.m. New York City time on the next Business Day succeeding such P&I Advance Date.

When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

      (b) If any Event of Default described in clauses (i) - (x) of subsection
(a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (xi) of subsection (a) above shall occur with respect to the Master Servicer or, if applicable, the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights, if any, as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights


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hereunder, including, without limitation, (i) the immediate transfer to the
Trustee or a successor Master or Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account, a Servicing Account or a Reserve Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or (ii) the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Certificate Account, a Servicing Account or a Reserve Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it shall continue to be entitled to the benefits of
Section 6.03 notwithstanding any such termination). Any cost or expenses in connection with any actions to be taken by the Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

      The Master Servicer further agrees that if it is terminated pursuant to this Section 7.01(b) or if it resigns under the circumstances permitted under
Section 6.04, or if for any other reason it is no longer the Master Servicer, it shall promptly (and in any event no later than five Business Days after its receipt of the notice of termination) (i) assign its rights under the Semi-Annual Loan Swap Agreement to the Trustee, as successor Master Servicer, or
(ii) at the Depositor's expense (to the extent such expense exceeds 0.135% per annum based on the aggregate principal balance of the Semi-Annual Mortgage Loans), cause a substitute counterparty meeting the requirements of Section 3.23(f) to enter into a swap agreement with the Trustee, as successor Master Servicer, on terms substantially equivalent to those set forth in the Semi-Annual Loan Swap Agreement. The Master Servicer hereby pledges its rights under the Semi-Annual Loan Swap Agreement to the Trustee, as successor Master Servicer, to secure its promise to make the assignment described in the immediately preceding sentence. In no event will any expenses related to or amounts due under the Semi-Annual Loan Swap Agreement be an obligation of or reimbursable from the Trust Fund.


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      (c) In the event the Master Servicer is terminated solely due to an Event of Default under Section 7.01(a)(x) and the Trustee succeeds to the Master Servicer pursuant to Section 7.01(b), if the Master Servicer delivers to the Trustee proposed bid materials within five Business Days, the Trustee shall, within the next three Business Days, solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three Persons qualified hereunder in accordance with Sections 6.02 and 7.02 to act as successor Master Servicer (or if three qualified Persons can not be located, from as many Persons as qualified). The bid proposal shall require any Successful Bidder, as a condition of such bid, to enter into this Agreement as successor Master Servicer, and shall agree to be bound by the terms hereof within 30 days after the termination of Master Servicer. The Trustee shall solicit bids (i) on the basis of such successor Master Servicer retaining all Sub-Servicers to continue the primary servicing of the Mortgage Loans pursuant to the terms of the respective Sub-Servicing Agreements and entering into a Sub-Servicing Agreement with the terminated Master Servicer to service each of the Mortgage Loans not subject to a Sub-Servicing Agreement at a servicing fee rate of 0.025% per annum per Mortgage Loan serviced (each a "Servicing Retained Bid") and (ii) on the basis of terminating each Sub-Servicing Agreement and Sub-Servicer and having no obligation to enter into a Sub-Servicing Agreement with the terminated Master Servicer (each a "Servicing Released Bid"). The Trustee shall select the qualified bidder of a Servicing Retained Bid or if none a Servicing Released Bid, with the highest cash bid (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof, no later than 30 days after the termination of the Master Servicer.

      Upon the assignment and acceptance of the master servicing rights hereunder to and by the Successful Bidder, including the transfer of the related Mortgage Files, the Trustee shall remit or cause to be remitted (i), if the successful bid was a Servicing Retained Bid, to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of expenses in connection with obtaining such bid and out of pocket expenses incurred in connection with transferring the servicing of the Mortgage Loans) and (ii) if the successful bid was a Servicing Released Bid, to the Master Servicer and each Sub-Servicer its respective Bid Allocation.

      If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 30 days after the Trustee was appointed as successor Master Servicer or no Successful Bidder was identified within such 30 day period, the Trustee shall have no further obligations under this Section 7.01(c) and may select a successor Master Servicer of its choice and pursuant to the terms hereof.

      SECTION 7.02. Trustee to Act; Appointment of Successor.

      On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall, unless a successor is appointed pursuant to Section 6.04, be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have


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all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special
Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including, without limitation, in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(xi), the unmade P&I Advances that gave rise to such Event of Default; provided, that if the Master Servicer is the resigning or terminated party, and if after the Closing Date the Trustee is prohibited by law or regulation from obligating itself to make P&I Advances (as evidenced by an Opinion of Counsel delivered to the Depositor and the Rating Agencies) the Trustee shall not be obligated to make such P&I Advances and provided, further, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party
(other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder. Notwithstanding the above and subject to its obligations under Section 3.22(d) and 7.01(c), the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, if the Trustee is not approved as a Master Servicer or a Special Servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect


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that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

      SECTION 7.03. Notification to Certificateholders.

      (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

      (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

      SECTION 7.04. Waiver of Events of Default.

      The Holders representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses (i), (ii) , (ix) or (x) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this
Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

      SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

      During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions


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now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except with respect to an Event of Default resulting from a breach of the covenant in Section 3.22(d), for which the sole remedy shall be termination of the Master Servicer or as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.


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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

      SECTION 8.01. Duties of Trustee.

      (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

      (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

      (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;


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


            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iv) The protections, immunities and indemnities afforded to the Trustee hereunder shall also be available to it in its capacity as Paying Agent, Authenticating Agent, Certificate Registrar, REMIC Administrator and Custodian.

      SECTION 8.02. Certain Matters Affecting Trustee.

      Except as otherwise provided in Section 8.01 and Article X.

      (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

      (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this


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Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

      (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

      (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

      (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

      (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

      (viii) Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

      SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

      The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and Section 8.16 and the signature of the Certificate


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Registrar and the Authenticating Agent set forth on each outstanding
Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. Except as set forth in Section 8.16, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

      SECTION 8.04. Trustee May Own Certificates.

      The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

      SECTION 8.05. Fees and Expenses of Trustee; Indemnification of Trustee.

      (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account, prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

      (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933 of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates or any act of the Master Servicer or the Special Servicer taken on behalf of the Trustee as provided for herein ("Trustee Liability"); provided, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder,


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or by reason of its reckless disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

      (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

      SECTION 8.06. Eligibility Requirements for Trustee.

      The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state banking authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a credit rating of at least "AA" by each Rating Agency other than Moody's and "Aa3" by Moody's or such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.


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      SECTION 8.07. Resignation and Removal of Trustee.

      (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders at their respective addresses set forth in the Certificate Register; provided however the Trustee shall resign from its duties and obligations hereunder in the event that (i) the Trustee and First Union National Bank through merger or consolidation shall become affiliates of each other and (ii) no exchange of the REMIC interests shall have occurred pursuant to Section 2.11. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee meeting the requirements in Section 8.06 and acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the Certificateholders by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or Paying Agent (if different than the Trustee) shall fail (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Trustee or Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Section 3.05(b), 4.01 or 9.01, then the Depositor may remove the Trustee and appoint a successor trustee, if necessary, acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

      (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed. In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including


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the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

      (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

      SECTION 8.08. Successor Trustee.

      (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a third-party Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

      (b) No successor trustee shall accept appointment as provided in this
Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

      (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

      SECTION 8.09. Merger or Consolidation of Trustee.

      Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


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      SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

      (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

      (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

      (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

      (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of


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acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      (e) The appointment of a co-trustee or separate trustee under this Section
8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

      SECTION 8.11. Appointment of Custodians.

      The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor, Mortgage Loan Seller or any Affiliate of the Depositor or Mortgage Loan Seller. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. Any such appointment of a third party Custodian and the acceptance thereof shall be pursuant to a written, agreement, which written agreement shall
(i) be consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement;
(ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

      SECTION 8.12. Appointment of Authenticating Agents.

      (a) The Trustee may at the Trustee's expense appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating Agent to execute and deliver to the Trustee an instrument in which such Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating


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Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the Authenticating Agent. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

      (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

      (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall given written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

      SECTION 8.13. Appointment of Paying Agent.

      The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders


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entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee or the Master Servicer to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee or the Master Servicer, as applicable. If the Paying Agent is not the Trustee or the Master Servicer, the Trustee or the Master Servicer shall remit to the Paying Agent on the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall have a rating of at least "A" (or its equivalent) by each of Standard & Poor's and Moody's, or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. Any such appointment of a third party Paying Agent and the acceptance thereof shall be pursuant to a written agreement, which written agreement shall (i) be consistent with this Agreement in all material respects and requires the Paying Agent to comply with this Agreement in all material respects and requires the Paying Agent to comply with all of the applicable conditions of this Agreement;
(ii) provide that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may (A) thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Paying Agent under such agreement or (B) terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) not permit the Paying Agent any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of any Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Paying Agent to the extent such Paying Agent would have been responsible pursuant to the terms hereof. The initial Paying Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

      SECTION 8.14. Appointment of REMIC Administrators.

      (a) The Trustee may appoint at the Trustee's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17, 10.01 and 10.02 herein. The Trustee shall cause any such REMIC Administrator to execute and deliver to the Trustee an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a REMIC Administrator shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of the REMIC Administrator. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof.


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


      (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

      (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

      SECTION 8.15. Access to Certain Information.

      The Trustee shall afford to the Master Servicer, the Special Servicer, each Rating Agency and the Depositor, any Certificateholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

      SECTION 8.16. Representations, Warranties and Covenants of Trustee.

      (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

            (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event


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      which, with notice or lapse of time, or both, would constitute a default)
      under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement.

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

      (b) The Trustee covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Trustee and used by the Trustee in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be


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fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

      SECTION 8.17. Reports to the Securities and Exchange Commission; Available Information.

      The Trustee shall prepare for filing, and execute, on behalf of the Trust Fund, and file with the Securities and Exchange Commission, each Distribution Date Statement, Comparative Financial Status Report, REO Status Report, Watch List, Delinquent Loan Status Report, Historical Loan Modification Report, Historical Loss Estimate Report and CSSA Loan File Report on Form 8-K each month and any and all reports, statements and information respecting the Trust Fund and/or the certificates required to be filed on behalf of the Trust Fund under the Exchange Act as the Trustee may be directed by the Depositor, until directed in writing by the Depositor to discontinue such filings. Upon such filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor and the Master Servicer a copy of any such executed report, statement or information. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Securities and Exchange Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates. The Depositor agrees to indemnify and hold harmless the Trustee with respect to any liability, cost or expenses, including reasonable attorneys' fees, arising from the Trustee's execution of such reports, statements and information that contain errors or omissions or is otherwise misleading, provided, however, that if the indemnification provided for herein is invalid or unenforceable, then the Depositor shall contribute to the amount paid by the Trustee as a result of such liability in such amount as is necessary to limit the Trustee's responsibility for any such payment to any amount resulting from its own negligence or willful misconduct. The Trustee shall have no responsibility to determine whether or not any filing may be required and shall not have any responsibility to review or confirm in any way the accuracy or the sufficiency of the contents of any such filing.


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                                   ARTICLE IX

                                   TERMINATION

      SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

      Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Paying Agent on behalf of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment)
(i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder of all Mortgage Loans and each REO Property remaining in REMIC I at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (2) the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (B) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I, and (ii) to the Trustee, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Legal Final Distribution Date.

      The Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1% of the aggregate Cut-off Date Balance of the Mortgage Pool set forth in the Preliminary Statement, and (ii) the Master Servicer shall not have the right to effect such a purchase if, within 30 days following the Master Servicer's delivery of a notice of election pursuant to this paragraph, the Depositor, the Special Servicer or the Majority Subordinate Certificateholder shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. The Master


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Servicer, the Depositor or the Majority Subordinate Certificateholder shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this paragraph, the Special Servicer shall give notice of its election to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I and shall thereafter effect such purchase in accordance with the terms hereof. If the Trust Fund is to be terminated in connection with the Master Servicer's, the Special Servicer's, the Majority Subordinate Certificateholder's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor, as applicable, shall deliver to the Paying Agent for deposit in the Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder (or their respective designees), as applicable. Any transfer of Mortgage Loans to the Depositor pursuant to this paragraph shall be on a servicing-released basis.

      Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Depositor's, the Master Servicer's, the Special Servicer's or the Majority Subordinate Certificateholder's purchase of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and
(iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

      Upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that


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portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (vi) of Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums and Yield Maintenance Charges, shall be allocated in the following order of priority, in each case to the extent of remaining available funds:

            (i) to distributions of interest to the Holders of the Senior Certificates, in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (ii) to distributions of principal to the Holders of the Class A-1 and Class A-2 Certificates, in an amount equal to, and pro rata in accordance with, the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date;

            (iii) to distributions to the Holders of the Class A-1 and Class A-2 Certificates, in an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to each such Class of Certificates and not previously reimbursed;

            (iv) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class B Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (v) to distributions of principal to the Holders of the Class B Certificates, in an amount equal to the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date;

            (vi) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

            (vii) to distributions of interest to the Holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of the Class C Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (viii) to distributions of principal to the Holders of the Class C Certificates, in an amount equal to the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date;


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            (ix) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class
      C Certificates and not previously reimbursed;

            (x) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xi) to distributions of principal to the Holders of the Class D Certificates, in an amount equal to the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date;

            (xii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

            (xiii) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xiv) to distributions of principal to the Holders of the Class E Certificates, in an amount equal to the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date;

            (xv) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

            (xvi) to distributions of interest to the Holders of the Class IO-2 Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class IO-2 Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xvii) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xviii) to distributions of principal to the Holders of the Class F Certificates, in an amount equal to the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date;


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


            (xix) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses if any, previously allocated to the Class F Certificates and not previously reimbursed;

            (xx) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxi) to distributions of principal to the Holders of the Class G Certificates, in an amount equal to the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date;

            (xxii) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

            (xxiii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxiv) to distributions of principal to the Holders of the Class H Certificates, in an amount equal to the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date;

            (xxv) to distributions to the Holders of the Class H Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

            (xxvi) to distributions to the Holders of the Class R-I, R-II, R-III and R-IV (if any) Certificates, as applicable, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxv) above.

      Any Prepayment Premiums and Yield Maintenance Charges on deposit in the Certificate Account as of the final Distribution Date shall be distributed among the Holders of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates in accordance with Section 4.01(b). Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any


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Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

      All actual distributions on the respective Classes of Regular Certificates on the final Distribution Date in accordance with foregoing provisions of this
Section 9.01 shall be deemed to first have been distributed from REMIC I to REMIC II on the various REMIC I Regular Interests in accordance with Section 4.01(j), and then from REMIC II to REMIC III on the various REMIC II Regular Interests in accordance with Section 4.01(h), and following the Transition Date, then from REMIC III to REMIC IV on the various REMIC III Regular Interests in accordance with Section 4.01(i).

      SECTION 9.02. Additional Termination Requirements.

      (a) If the Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificate holders purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I, REMIC II, REMIC III and REMIC IV (if any)) shall be terminated in accordance with the following additional requirements, unless the Person affecting the purchase obtains at its own expense and delivers to the Trustee and, in the case of the Depositor, to the Trustee and the Master Servicer, an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II, REMIC III and REMIC IV (if any) as defined in Section 860F of the Code or cause REMIC I, REMIC II, REMIC III and REMIC IV (if any) to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) the Trustee shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II, REMIC III and REMIC IV (if any) pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in an Opinion of Counsel obtained at the expense of the Trust Fund;


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


            (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, the Depositor, the Special Servicer or the Majority Subordinate Certificate holders, as applicable, for cash; and

            (iii) at the time of the making of the final payment on the Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with
      Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I, REMIC II, REMIC III and REMIC IV (if any) shall terminate at that time.

      (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each of REMIC I, REMIC II, REMIC III and REMIC IV (if any), which authorization shall be binding upon all successor Certificateholders.


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                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

      SECTION 10.01. REMIC Administration.

      (a) The REMIC Administrator shall elect to treat each of REMIC I, REMIC II, REMIC III and REMIC IV as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

      (b) The REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and, on and after the Transition Date, the REMIC IV Regular Interests, are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I, REMIC II, REMIC III and, on and after the Transition Date, REMIC IV, respectively. The Class R-I Certificates, the Class R-II Certificates, the Class R-III Certificates and, on and after the Transition Date, the R-IV Certificates, are hereby and thereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II, REMIC III and, on and after the Transition Date, REMIC IV, respectively. None of the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I, REMIC II, REMIC III or REMIC IV (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

      (c) The Closing Date is hereby designated as the "startup day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code. The Transition Date is hereby designated as the "startup day" of REMIC IV within the meaning of Section 860G(a)(9) of the Code.

      (d) The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I, REMIC II, REMIC III and REMIC IV (if any), and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each of REMIC I, REMIC II, REMIC III and REMIC IV (if any)) as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I, REMIC II, REMIC III and REMIC IV in the performance of its duties as such.

      (e) For purposes of Treasury regulation Section 1.860G-1(a)(4)(iii), the Legal Final Distribution Date has been designated the "latest possible maturity date" of each REMIC I Regular Interest, each REMIC II Regular Interest, each REMIC III Regular Interest and each REMIC IV Regular Interest (if any).


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      (f) Except as otherwise provided in Section 3.17(a) and subsections (i)
and (j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of REMIC I, REMIC II, REMIC III and REMIC IV (if any) (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Trustee from the Trust Fund unless otherwise provided in Section 10.01(i) or 10.01(j)).

      (g) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. The REMIC Administrator shall also prepare and file with the Internal Revenue Service an additional Form 8811 with respect to REMIC IV within 30 days of the Transition Date. In addition, the REMIC Administrator shall prepare, sign and file all of the other Tax Returns in respect of REMIC I, REMIC II, REMIC III and REMIC IV (if any). The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I, REMIC II, REMIC III and REMIC IV (if any) as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

      (h) The REMIC Administrator shall perform on behalf of each of REMIC I, REMIC II, REMIC III and REMIC IV (if any) all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and (iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I, REMIC II, REMIC III and REMIC IV (if any).


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      (i) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I, REMIC II, REMIC III and REMIC IV (if any) as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer, or the Trustee shall knowingly take (or cause any of REMIC I, REMIC II, REMIC III or REMIC IV (if any) to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of REMIC I, REMIC II, REMIC III or REMIC IV (if any) as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any of REMIC I, REMIC II, REMIC III or REMIC IV (if any) (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code or the result in the imposition of a tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code) (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the Special Servicer has advised it in writing that either the Master Servicer or the Special Servicer has received or obtained an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I, REMIC II, REMIC III or REMIC IV (if any), or causing any of REMIC I, REMIC II, REMIC III or REMIC IV (if any) to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the Master Servicer nor the Special Servicer shall take any such action or cause any of REMIC I, REMIC II, REMIC III or REMIC IV (if any) to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I, REMIC II, REMIC III or REMIC IV (if any) will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.


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


      (j) If any tax is imposed on any of REMIC I, REMIC II, REMIC III or REMIC IV (if any), including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II, REMIC III or REMIC IV (if any) after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this Clause if another party has responsibility for payment of such tax under Clauses (iii) or (v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X;
(iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X; (v) the Mortgage Loan Seller, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the REMIC I, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Paying Agent upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

      (k) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II, REMIC III and REMIC IV (if any) on a calendar year and on an accrual basis.

      (l) Following the related Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to REMIC I, REMIC II, REMIC III or REMIC IV (if any) unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

      (m) None of the Trustee, the Master Servicer and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the default or foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I,


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


REMIC II, REMIC III or REMIC IV (if any), (C) the termination of REMIC I, REMIC II, REMIC III and REMIC IV (if any) pursuant to Article IX of this Agreement, or
(D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the Certificate Account, the Distribution Account or the REO Account for gain; or
(iii) the acquisition of any assets for REMIC I, REMIC II, REMIC III or REMIC IV (if any) (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Distribution Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I, REMIC II, REMIC III or REMIC IV (if any) to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I, REMIC II, REMIC III or REMIC IV (if any) under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

      (n) Except as permitted by Section 3.17(a), none of the Trustee, the Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I, REMIC II, REMIC III or REMIC IV (if any) will receive a fee or other compensation for services nor permit REMIC I, REMIC II, REMIC III or REMIC IV (if any) to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

      SECTION 11.01. Amendment.

      (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, or (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMICs created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC; provided that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided further that the Master Servicer, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written confirmation that such amendment will not result in the qualification, downgrade or withdrawal of the rating on any Class of Certificates.

      (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans that are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee, adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the definition of Servicing Standard or the provisions


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


of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights or (v) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

      (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on any of REMIC I, REMIC II, REMIC III or REMIC IV (if any) pursuant to the REMIC Provisions or cause any of REMIC I, REMIC II, REMIC III or REMIC IV (if any) to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

      (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder.

      (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

      (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

      (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account or the Distribution Account pursuant to Section 3.05.

      SECTION 11.02. Recordation of Agreement; Counterparts.

      (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

      (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      SECTION 11.03. Limitation on Rights of Certificateholders.

      (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      SECTION 11.04. Governing Law.

      This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      SECTION 11.05. Notices.

      Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, First Union Commercial Mortgage Securities, Inc., One First Union Center, Charlotte, North Carolina 28228, Attention: Barry Reiner, facsimile number: 704-383-1356; (ii) in the case of the Master Servicer, First Union National Bank, First Union Capital Markets, Charlotte Plaza, 23 Floor, 201 South College Street, Charlotte, North Carolina 28288-1075, Attention: First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1, facsimile number: 704-383-9356; (iii) in the case of the Special Servicer, 760 NW 107th Avenue, Suite 400, Miami, Florida 33172, facsimile number (305) 226 7691; (iv) in the case of the Trustee, Norwest Bank Minnesota, National Association, Corporate Trust Department, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attention: Corporate Trust Services (CMBS)--First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1, facsimile number 410-884-2360; (v) in the case of the Underwriters to each of First Union Capital Markets Group, One First Union Center, DC6, Charlotte, North Carolina 28288-1075, Attention: Craig Lieberman, First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1, facsimile number: 704-374-6435 and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Russell Rahdany, First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1, facsimile number:(212) 761-0350; (vi) in the case of the Rating Agencies, (A) Moody's Investors Service, Inc., 99 Church Street, New York, New York, Attention: CMBS-Monitoring, facsimile number 212-553-1350; and (B) Standard & Poor's Ratings Group, 25 Broadway, New York, New York 10004, Attention: Real Estate Ratings Group, Surveillance Manager, facsimile number: 212-412-0597; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

      SECTION 11.06. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      SECTION 11.07. Grant of a Security Interest.

      The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee for the benefit of the Certificateholders to secure a debt or other obligation of the Depositor, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code of the applicable jurisdiction; (ii) the conveyance provided for in Article II hereof shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, the Distribution Account or, if established, the REO Account whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Depositor as contemplated by Article II hereof shall be deemed to be an assignment of any security interest created hereunder;
(iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Uniform Commercial Code of the applicable jurisdiction; and (v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons (other than the Trustee) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law. The Depositor and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.


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


      SECTION 11.08. Streit Act.

      Any provisions required to be contained in this Agreement by Section 126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

      SECTION 11.09. Successors and Assigns; Beneficiaries.

      The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each of the Sub-Servicers shall be a third party beneficiary to obligations of the Trustee under Section 3.22(d), provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this Section 11.09 shall be against the Trustee solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than the Trustee in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

      SECTION 11.10. Article and Section Headings.

      The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

      SECTION 11.11. Notices to Rating Agencies and Underwriters.

      (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) any change or amendment to this Agreement;

            (ii) the occurrence of any Event of Default that has not been cured;

            (iii) the resignation or termination of the Trustee, the Master Servicer or the Special Servicer;

            (iv) the repurchase of Mortgage Loans by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement;

            (v) any change in the location of the Distribution Account;

            (vi) the final payment to any Class of Certificateholders; and

            (vii) any sale or disposition of any Mortgage Loan or REO Property.

      (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) the resignation or removal of the Trustee; and

            (ii) any change in the location of the Certificate Account.

      (c) The Special Servicer shall furnish each Rating Agency with respect to a non-performing or defaulted Mortgage Loan such information as the Rating Agency shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

      (d) To the extent applicable, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

            (i) each of its annual statements as to compliance described in
      Section 3.13;

            (ii) each of its annual independent public accountants' servicing reports described in Section 3.14;

            (iii) any Officers' Certificate delivered to the Trustee pursuant to
      Section 4.03(c) or 3.08; and

            (iv) each of the reports described in Section 3.12(a) and the statements and reports described in Sections 3.12(b), 3.12(c) and 3.12(d).

      (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

      (f) The Trustee shall promptly deliver to each Rating Agency a copy of each statement or report described in Section 4.02.

      (g) Each of the Trustee, the Master Servicer and the Special Servicer shall provide to each Rating Agency such other information with respect to the Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

      (h) Notwithstanding any provision herein to the contrary, each of the Master Servicer, the Special Servicer or the Trustee shall deliver to any Underwriter any report prepared by such party hereunder upon request. Until further notice Morgan Stanley & Co. hereby requests each property inspection report prepared pursuant to Section 3.12(a).

      SECTION 11.12. Complete Agreement.

      This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                         FIRST UNION COMMERCIAL MORTGAGE
                         SECURITIES, INC.
                                       Depositor


                                       By: /s/ CRAIG LIEBERMAN
                                           -------------------
                                       Name:   Craig Lieberman
                                       Title:  Vice President


                         FIRST UNION NATIONAL BANK
                                       Master Servicer


                                       By: /s/ TIMOTHY S. RYAN
                                           ---------------------
                                       Name:   Timothy S. Ryan
                                       Title:  Vice President


                         LENNAR PARTNERS, INC.
                                       Special Servicer


                                       By: /s/ JEFFREY P. KRASNOFF
                                           -----------------------
                                       Name:   Jeffrey P. Krasnoff
                                       Title:  President


                         NORWEST BANK MINNESOTA, NATIONAL
                         ASSOCIATION
                                       Trustee


                                       By: /s/ JACK A. AINI
                                           -----------------------
                                       Name:   Jack A. Aini
                                       Title:  Vice President

                                    EXHIBIT A

                              Forms of Certificates

                                   EXHIBIT A-1

                          Form of Class A-1 Certificate

             CLASS A-1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                   FIRST UNION
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                                 Class Principal Balance of
Rate: Variable                               the Class A-1 Certificates as
                                             of the Closing Date:
                                             [$_________ ]

Date of Pooling and Servicing                Initial Certificate Principal
Agreement:  as of December 1, 1998           Balance of this Class A-1
                                             Certificate as of the Closing
                                             Date: [$_________ ]

Closing Date:  December 30, 1998             Aggregate Stated Principal
                                             Balance of the Mortgage Loans
                                             as of the Closing Date:
                                             [$_____]

First Distribution Date:
January 15, 1999

Master Servicer:                             Trustee:
First Union National Bank                    Norwest Bank Minnesota,
                                             National Association

Special Servicer:
Lennar Partners, Inc.

Certificate No. 1                            CUSIP No.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE AND THE CLASS A-2 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal amount of this Class A-1 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-1 Certificates on the applicable Distribution Date pursuant to the Agreement. The Distribution Date shall in no case be earlier than the fourth business day following the Determination Date in the month in shich such Determination Date occurs. All distributions made under the Agreement on the Class A-1 Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [No  transfer  of any  Class  A-1  Certificate  shall be made  unless  that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class A-1 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class A-1 Certificate without registration or qualification. Any Class A-1 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class A-1 Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     [Any transferee of this Certificate, if this Certificate is in book-entry form, shall be deemed to represent to the transferor, the Trustee and the Depositor that it is a QIB within the meaning of Rule 144A.]

     No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1 Certificates.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-1 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December 30, 1998

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Certificate Registrar



                                                By:
                                                    ----------------------------
                                                         Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class   A-1   Certificates   referred   to  in  the
within-mentioned Agreement.

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Authenticating Agent



                                                By:
                                                   -----------------------------
                                                         Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

     Distributions made by check (such check to be made payable to _____________ _____________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-2

                          Form of Class A-2 Certificate

             CLASS A-2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                                   FIRST UNION
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                                 Class Principal Balance of
Rate:  Variable                              the Class A-2 Certificates as
                                             of the Closing Date: [$_________ ]

Date of Pooling and Servicing                Initial Certificate Principal
Agreement:  as of December 1, 1998           Balance of this Class A-2
                                             Certificate as of the Closing
                                             Date: [$_________ ]

Closing Date:  December 30, 1998             Aggregate Stated Principal
                                             Balance of the Mortgage Loans
                                             as of the Closing Date:
                                             [$_____]

First Distribution Date:
January 15, 1999

Master Servicer:                             Trustee:
First Union National Bank                    Norwest Bank Minnesota,
                                             National Association

Special Servicer:
Lennar Partners, Inc.


Certificate No. 1                            CUSIP No.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE, THE CLASS A-1 CERTIFICATES MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal amount of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-2 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on the Class A-2 Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund

Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [No  transfer  of any  Class  A-2  Certificate  shall be made  unless  that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class A-2 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class A-2 Certificate without registration or qualification. Any Class A-2 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class A-2 Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     [Any transferee of this Certificate, if this Certificate is in book-entry form, shall be deemed to represent to the transferor, the Trustee and the Depositor that it is a QIB within the meaning of Rule 144A.]

     No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class A-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this

Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December 30, 1998

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Certificate Registrar



                                                By:
                                                   -----------------------------
                                                         Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class   A-2   Certificates   referred   to  in  the
within-mentioned Agreement.

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Authenticating Agent



                                                By:
                                                   -----------------------------
                                                         Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

     Distributions made by check (such check to be made payable to _____________ _____________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-3

                                   [Reserved]

                                   EXHIBIT A-4

                         Form of Class IO-1 Certificate

                  CLASS IO-1 MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                                   FIRST UNION
                            COMMERCIAL MORTGAGE TRUST

Date of Pooling and Servicing                Aggregate Certificate Notional
Agreement:  as of December 1, 1998           Amount of all Class IO-1
                                             Certificates as of the Closing
                                             Date: [$_____]

Closing Date:  December 30, 1998             Certificate Notional Amount
                                             of this Class IO-1
                                             Certificate as of the Closing Date:
                                             [$_____]

First Distribution Date:                     Aggregate Stated Principal
January 15, 1999                             Balance of the Mortgage Loans
                                             as of the Closing Date:
                                             [$_________ ]

Master Servicer:                             Trustee:
First Union National Bank                    Norwest Bank Minnesota,
                                             National Association

Special Servicer:
Lennar Partners, Inc.


Certificate No. 1                            CUSIP No.

THIS CERTIFICATE IS NOT ENTITLED TO INTEREST ON THE CERTIFICATE NOTIONAL AMOUNT, BUT IS ENTITLED TO RECEIVE INTEREST ON ITS COMPONENTS AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 30, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM ("PPM"), DATED DECMBER 29, 1998, AS SUPPLEMENTED BY THE PPM SUPPLEMENT AND BASE PROSPECTUS DATED DECMBER 29, 1998 RELATING TO THIS CERTIFICATE) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[ ] OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS [ ]% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $1,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

     This  certifies  that  _____________________________________________ is the registered owner of the Percentage Interest evidenced by this Class IO-1 Certificate in that certain beneficial ownership interest evidenced by all the Class IO-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class IO-1 Certificates will be made by Norwest Bank Minnesota, National Association as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class IO-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO-1 Certificates are exchangeable for new Class IO-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     [No transfer of any Class IO-1 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class IO-1 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class IO-1 Certificate without registration or qualification. Any Class IO-1 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class IO-1 Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     [Any transferee of this Certificate, if this Certificate is in book-entry form, shall be deemed to represent to the transferor, the Trustee and the Depositor that it is a QIB within the meaning of Rule 144A.]

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No service charge will be imposed for any registration of transfer or exchange of Class IO-1 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO-1 Certificates.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December 30, 1998

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Certificate Registrar



                                                By:
                                                   -----------------------------
                                                         Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  IO-1   Certificates   referred   to  in  the
within-mentioned Agreement.

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Authenticating Agent



                                                By:
                                                   -----------------------------
                                                         Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

     Distributions made by check (such check to be made payable to _____________ _____________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-5

                           Form of Class B Certificate

              CLASS B COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                                   FIRST UNION
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                                 Class Principal Balance of the
Rate:  Variable                              Class B Certificates as of the
                                             Closing Date: [$_________ ]

Date of Pooling and Servicing                Initial Certificate Principal
Agreement:  as of December 1, 1998           Balance of this Class B Certificate
                                             as of the Closing Date:
                                             [$_________ ]

Closing Date:  December 30, 1998             Aggregate Stated Principal
                                             Balance of the Mortgage Loans
                                             as of the Closing Date:
                                             [$_____]

First Distribution Date:
January 15, 1999

Master Servicer:                             Trustee:
First Union National Bank                    Norwest Bank Minnesota,
                                             National Association

Special Servicer:
Lennar Partners, Inc.

Certificate No. 1                            CUSIP No.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES AND THE CLASS IO-1 CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE

95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THIS CERTIFICATE IS IN BOOK-ENTRY FORM, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED TO THE TRUSTEE, THE DEPOSITOR AND THE TRANSFEROR TO THE EFFECT (X) THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) OR CLAUSE (B) OR (Y) AS DESCRIBED IN CLAUSE (i) AND CLAUSE (ii).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES AND THE CLASS A-2 CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This  certifies  that  _____________________________________________ is the
registered  owner  of  the  Percentage   Interest  evidenced  by  this  Class  B
Certificate (obtained by dividing the principal amount of this Class B Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the
"Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class B Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [No transfer of any Class B Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the

Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class B Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class B Certificate without registration or qualification. Any Class B Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class B Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     [Any transferee of this Certificate, if this Certificate is in book-entry form, shall be deemed to represent to the transferor, the Trustee and the Depositor that it is a QIB within the meaning of Rule 144A.]

     No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B Certificates.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class B Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December 30, 1998

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Certificate Registrar



                                                By:
                                                   -----------------------------
                                                         Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class B Certificates referred to in the within-mentioned Agreement.

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Authenticating Agent


                                                By:
                                                   -----------------------------
                                                         Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

     Distributions made by check (such check to be made payable to _____________ _____________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-6

                           Form of Class C Certificate

              CLASS C COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                                   FIRST UNION
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                                 Class Principal Balance of
Rate:  Variable                              the Class C Certificates as of the
                                             Closing Date: [$_________ ]

Date of Pooling and Servicing                Initial Certificate Principal
Agreement:  as of December 1, 1998           Balance of this Class C Certificate
                                             as of the Closing Date:
                                             [$_________ ]

Closing Date:  December 30, 1998             Aggregate Stated Principal
                                             Balance of the Mortgage Loans
                                             as of the Closing Date:
                                             [$_____]

First Distribution Date:
January 15, 1999

Master Servicer:                             Trustee:
First Union National Bank                    Norwest Bank Minnesota,
                                             National Association

Special Servicer:
Lennar Partners, Inc.


Certificate No. 1                            CUSIP No.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-1 CERTIFICATES AND THE CLASS B CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE

95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THIS CERTIFICATE IS IN BOOK-ENTRY FORM, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED TO THE TRUSTEE, THE DEPOSITOR AND THE TRANSFEROR TO THE EFFECT (X) THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) OR CLAUSE (B) OR (Y) AS DESCRIBED IN CLAUSE (i) AND CLAUSE (ii).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, AND THE CLASS B CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE
CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This  certifies  that  _____________________________________________ is the
registered  owner  of  the  Percentage   Interest  evidenced  by  this  Class  C
Certificate (obtained by dividing the principal amount of this Class C Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class C Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the
"Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class C Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [No transfer of any Class C Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the

Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class C Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class C Certificate without registration or qualification. Any Class C Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class C Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     [Any transferee of this Certificate, if this Certificate is in book-entry form, shall be deemed to represent to the transferor, the Trustee and the Depositor that it is a QIB within the meaning of Rule 144A.]

     No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December 30, 1998

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Certificate Registrar



                                                By:
                                                   -----------------------------
                                                         Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class C Certificates referred to in the within-mentioned Agreement.

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Authenticating Agent



                                                By:
                                                   -----------------------------
                                                        Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

     Distributions made by check (such check to be made payable to _____________ _____________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-7

                           Form of Class D Certificate

              CLASS D COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                                   FIRST UNION
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                                 Class Principal Balance of the
Rate:  Variable                              Class D Certificates as of the
                                             Closing Date: [$_________ ]

Date of Pooling and Servicing                Initial Certificate Principal
Agreement:  as of December 1, 1998           Balance of this Class D Certificate
                                             as of the Closing Date:
                                             [$_________ ]

Closing Date:  December 30, 1998             Aggregate Stated Principal
                                             Balance of the Mortgage Loans
                                             as of the Closing Date:
                                             [$_____]

First Distribution Date:
January 15, 1999

Master Servicer:                             Trustee:
First Union National Bank                    Norwest Bank Minnesota,
                                             National Association

Special Servicer:
Lennar Partners, Inc.


Certificate No. 1                            CUSIP No.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-1 CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER

SECTION III OF PROHIBITED  TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"),  AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THIS CERTIFICATE IS IN BOOK-ENTRY FORM, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED TO THE TRUSTEE, THE DEPOSITOR AND THE TRANSFEROR TO THE EFFECT (X) THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) OR CLAUSE (B) OR (Y) AS DESCRIBED IN CLAUSE (i) AND CLAUSE (ii).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES AND THE CLASS C CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This  certifies  that  _____________________________________________ is the
registered  owner  of  the  Percentage   Interest  evidenced  by  this  Class  D
Certificate (obtained by dividing the principal amount of this Class D Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class D Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class D Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the
"Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class D Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class D Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class D Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [No transfer of any Class D Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class D Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class D Certificate without registration or qualification. Any Class D Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class D Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     [Any transferee of this Certificate, if this Certificate is in book-entry form, shall be deemed to represent to the transferor, the Trustee and the Depositor that it is a QIB within the meaning of Rule 144A.]

     No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class D Certificates.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the

Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class D Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December 30, 1998

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Certificate Registrar



                                                By:
                                                   -----------------------------
                                                         Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class D Certificates referred to in the within-mentioned Agreement.

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Authenticating Agent



                                                By:
                                                   -----------------------------
                                                        Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

     Distributions made by check (such check to be made payable to _____________ _____________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-8

                           Form of Class E Certificate

              CLASS E COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                   FIRST UNION
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                                 Class Principal Balance of the
Rate:  Variable                              Class E Certificates as of the
                                             Closing Date: [$_________ ]

Date of Pooling and Servicing                Initial Certificate Principal
Agreement:  as of December 1, 1998           Balance of this Class E Certificate
                                             as of the Closing Date:
                                             [$_________ ]

Closing Date:  December 30, 1998             Aggregate Stated Principal
                                             Balance of the Mortgage Loans
                                             as of the Closing Date:
                                             [$_____]

First Distribution Date:
January 15, 1999

Master Servicer:                             Trustee:
First Union National Bank                    Norwest Bank Minnesota,
                                             National Association

Special Servicer:
Lennar Partners, Inc.

Certificate No. 1                            CUSIP No.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-1 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER

SECTION III OF PROHIBITED  TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"),  AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THIS CERTIFICATE IS IN BOOK-ENTRY FORM, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED TO THE TRUSTEE, THE DEPOSITOR AND THE TRANSFEROR TO THE EFFECT (X) THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) OR CLAUSE (B) OR (Y) AS DESCRIBED IN CLAUSE (i) AND CLAUSE (ii).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES AND THE CLASS D CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE
PRINCIPAL BALANCE OF THE CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This  certifies  that  _____________________________________________ is the
registered  owner  of  the  Percentage   Interest  evidenced  by  this  Class  E
Certificate (obtained by dividing the principal amount of this Class E Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class E Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class E Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class E Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class E Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class E Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [No transfer of any Class E Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class E Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class E Certificate without registration or qualification. Any Class E Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class E Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     [Any transferee of this Certificate, if this Certificate is in book-entry form, shall be deemed to represent to the transferor, the Trustee and the Depositor that it is a QIB within the meaning of Rule 144A.]

     No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class E Certificates.

     [Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.]

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the

Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class E Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December 30, 1998

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Certificate Registrar



                                                By:
                                                   -----------------------------
                                                        Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class E Certificates referred to in the within-mentioned Agreement.

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Authenticating Agent



                                                By:
                                                   -----------------------------
                                                        Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

     Distributions made by check (such check to be made payable to _____________ _____________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                   EXHIBIT A-9

                         Form of Class IO-2 Certificate

                  CLASS IO-2 MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                                   FIRST UNION
                            COMMERCIAL MORTGAGE TRUST

Date of Pooling and Servicing                Aggregate Certificate Notional
Agreement:  as of December 1, 1998           Amount of all Class IO-2
                                             Certificates as of the Closing
                                             Date: [$_____]

Closing Date:  December 30, 1998             Certificate Notional Amount of this
                                             Class IO Certificate as of the
                                             Closing Date: [$_____]

First Distribution Date:                     Aggregate Stated Principal Balance
January 15, 1999                             of the Mortgage Loans as of the
                                             Closing Date: [$_________ ]

Master Servicer:                             Trustee:
First Union National Bank                    Norwest Bank Minnesota,
                                             National Association

Special Servicer:
Lennar Partners, Inc.

Certificate No. 1                            CUSIP No.

THIS CERTIFICATE IS NOT ENTITLED TO INTEREST ON THE CERTIFICATE NOTIONAL AMOUNT, BUT IS ENTITLED TO RECEIVE INTEREST ON ITS COMPONENTS AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-1 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND THE CLASS E CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED  TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"),  AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE REASONABLE

SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 30, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM ("PPM"), DATED DECMBER 29, 1998, AS SUPPLEMENTED BY THE PPM SUPPLEMENT AND BASE PROSPECTUS DATED DECMBER 29, 1998 RELATING TO THIS CERTIFICATE) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[ ] OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS [ ]% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $1,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

     This  certifies  that  _____________________________________________ is the registered owner of the Percentage Interest evidenced by this Class IO-2 Certificate in that certain beneficial ownership interest evidenced by all the Class IO-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class IO-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class IO-2 Certificates will be made by Norwest Bank Minnesota, National Association as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Holder hereof of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class IO-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class IO-2 Certificates are exchangeable for new Class IO-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class IO-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [No transfer of any Class IO-2 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate

Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class IO-2 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class IO-2 Certificate without registration or qualification. Any Class IO-2 Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class IO-2 Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     [Any transferee of this Certificate, if this Certificate is in book-entry form, shall be deemed to represent to the transferor, the Trustee and the Depositor that it is a QIB within the meaning of Rule 144A.]

     No service charge will be imposed for any registration of transfer or exchange of Class IO-2 Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class IO-2 Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the

Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class IO-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December 30, 1998

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Certificate Registrar



                                                By:
                                                   -----------------------------
                                                         Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  IO-2   Certificates   referred   to  in  the
within-mentioned Agreement.

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Authenticating Agent



                                                By
                                                  ------------------------------
                                                       Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

     Distributions made by check (such check to be made payable to _____________ _____________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-10

                           Form of Class F Certificate

              CLASS F COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                                   FIRST UNION
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                                 Class Principal Balance of the
Rate:  5.35%                                 Class F Certificates as of the
                                             Closing Date: [$_________ ]

Date of Pooling and Servicing                Initial Certificate Principal
Agreement:  as of December 1, 1998           Balance of this Class F Certificate
                                             as of the Closing Date: [$_______ ]

Closing Date:  December 30, 1998             Aggregate Stated Principal
                                             Balance of the Mortgage Loans
                                             as of the Closing Date:
                                             [$_____]

First Distribution Date:
January 15, 1999

Master Servicer:                             Trustee:
First Union National Bank                    Norwest Bank Minnesota,
                                             National Association

Special Servicer:
Lennar Partners, Inc.

Certificate No. 1                            CUSIP No.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-1 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES AND THE CLASS IO-2 CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF

(i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THIS CERTIFICATE IS IN BOOK-ENTRY FORM, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED TO THE TRUSTEE, THE DEPOSITOR AND THE TRANSFEROR TO THE EFFECT (X) THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) OR CLAUSE (B) OR (Y) AS DESCRIBED IN CLAUSE (i) AND CLAUSE (ii).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 30, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM ("PPM"), DATED DECMBER 29, 1998, AS SUPPLEMENTED BY THE PPM SUPPLEMENT AND BASE PROSPECTUS DATED DECMBER 29, 1998 RELATING TO THIS CERTIFICATE) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[ ] OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS [ ]% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $1,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES AND THE CLASS E CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN

ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Class F Certificate (obtained by dividing the principal amount of this Class F Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class F Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class F Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class F Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class F Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class F Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, Morgan Stanley Dean Witter ("Morgan Stanley", or, the "Initial Purchaser") or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     [Any transferee of this Certificate, if this Certificate is in book-entry form, shall be deemed to represent to the transferor, the Trustee and the Depositor that it is a QIB within the meaning of Rule 144A.]

     No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class F Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class F Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December 30, 1998

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Certificate Registrar



                                                By:
                                                   -----------------------------
                                                         Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class F Certificates referred to in the within-mentioned Agreement.

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Authenticating Agent



                                                By:
                                                   -----------------------------
                                                        Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
for the account of _____________________________________________________________
_______________________________________________________________________________.

     Distributions made by check (such check to be made payable to _____________ _____________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-11

                           Form of Class G Certificate

              CLASS G COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                                   FIRST UNION
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                            Class  Principal  Balance of the Class G
Rate:  5.35%                            Certificates  as of  the  Closing  Date:
                                        $37,877,000

Date of Pooling and Servicing           Initial Certificate Principal Balance of
Agreement:  as of December 1, 1998      this  Class  G  Certificate  as  of  the
                                        Closing Date: [$_________ ]


Closing Date:  December 30, 1998        Aggregate  Stated  Principal  Balance of
                                        the  Mortgage  Loans  as of the  Closing
                                        Date: [$_____]

First Distribution Date:
January 15, 1999

Master Servicer:                        Trustee:
First Union National Bank               Norwest Bank Minnesota,
                                        National Association


Special Servicer:
Lennar Partners, Inc.

Certificate No. 1                       CUSIP No.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE MASTER SERVICER, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-1 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS IO-2 CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT SUCH

A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IF THIS CERTIFICATE IS IN BOOK-ENTRY FORM, ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED TO THE TRUSTEE, THE DEPOSITOR AND THE TRANSFEROR TO THE EFFECT (X) THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) OR CLAUSE (B) OR (Y) AS DESCRIBED IN CLAUSE (i) AND CLAUSE (ii).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 30, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM ("PPM"), DATED DECMBER 29, 1998, AS SUPPLEMENTED BY THE PPM SUPPLEMENT AND BASE PROSPECTUS DATED DECMBER 29, 1998 RELATING TO THIS CERTIFICATE) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[ ] OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS [ ]% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $1,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, AND THE CLASS E CERTIFICATES AND THE CLASS F CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE

MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS H CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Class G Certificate (obtained by dividing the principal amount of this Class G Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class G Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class G Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class G Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class G Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class G Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, Morgan Stanley Dean Witter ("Morgan Stanley", or, the "Initial Purchaser") or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     [Any transferee of this Certificate, if this Certificate is in book-entry form, shall be deemed to represent to the transferor, the Trustee and the Depositor that it is a QIB within the meaning of Rule 144A.]

     No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class G Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class G Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December 30, 1998

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Certificate Registrar

                                                By:
                                                   -----------------------------

                                                        Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class G Certificates referred to in the within-mentioned Agreement.

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Authenticating Agent

                                                By:
                                                   -----------------------------

                                                        Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
for the account of______________________________________________________________
_______________________________________________________________________________.


     Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to_______________________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-12

                           Form of Class H Certificate

              CLASS H COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                                   FIRST UNION
                            COMMERCIAL MORTGAGE TRUST

Pass-Through                            Class  Principal  Balance of the Class H
Rate:  5.35%                            Certificates  as of  the  Closing  Date:
                                        [$_________ ]

Date of Pooling and Servicing           Initial Certificate Principal Balance of
Agreement:  as of December 1, 1998      this  Class  H  Certificate  as  of  the
                                        Closing Date: [$_________ ]

Closing Date:  December 30, 1998        Aggregate  Stated  Principal  Balance of
                                        the  Mortgage  Loans  as of the  Closing
                                        Date:  [$_____]

First Distribution Date: January 15, 1999

Master Servicer:                        Trustee:
First Union National Bank               Norwest Bank Minnesota,
                                        National Association

Special Servicer:
Lennar Partners, Inc.

Certificate No. 1                       CUSIP No.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK, LENNAR PARTNERS, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS IO-1 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS IO-2 CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN") OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN), PROVIDED THAT (A) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER
SECTION III OF PROHIBITED  TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"),  AND
(ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER AND (B) SUCH A TRANSFER MAY BE MADE IF THE PROSPECTIVE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION OF COUNSEL THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF
SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL

HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 30, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A CPR (AS AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM ("PPM"), DATED DECMBER 29, 1998, AS SUPPLEMENTED BY THE PPM SUPPLEMENT AND BASE PROSPECTUS DATED DECMBER 29, 1998 RELATING TO THIS CERTIFICATE) OF 0% (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $[ ] OF OID PER $[ ] OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS [ ]% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $[ ] PER $1,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS A-1 CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS B CERTIFICATES, THE CLASS C CERTIFICATES, THE CLASS D CERTIFICATES, THE CLASS E CERTIFICATES, THE CLASS F CERTIFICATES AND THE CLASS G CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that ___________________ is the registered owner of the Percentage Interest evidenced by this

Class H Certificate (obtained by dividing the principal amount of this Class H Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class H Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class H Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the
"Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. (in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class H Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class H Certificates will be made by Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appears in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class H Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, Morgan Stanley Dean Witter ("Morgan Stanley", or, the "Initial Purchaser") or their respective affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel reasonably satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class H Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. Any Class H Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class H Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes whatsoever and none of the Depositor, the Master Servicer, the

Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class H Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December 30, 1998

                                                NORWEST BANK MINNESOTA, NATIONAL

                                                ASSOCIATION,
                                                as Certificate Registrar

                                                By:
                                                   -----------------------------
                                                        Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class H Certificates referred to in the within-mentioned Agreement.

                                                NORWEST BANK MINNESOTA, NATIONAL
                                                ASSOCIATION,
                                                as Authenticating Agent


                                                By:
                                                   -----------------------------
                                                        Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
for the account of______________________________________________________________
_______________________________________________________________________________.


     Distributions made by check (such check to be made payable to _________________________) and all applicable statements and notices should be mailed to_______________________________________________________________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-13

                          Form of Class R-I Certificate

                  CLASS R-I MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing           Percentage  Interest  evidenced  by this
Agreement: as of December 1, 1998       Class R-I Certificate: 100%

Closing Date:  December 30, 1998        Aggregate  Stated  Principal  Balance of
                                        the  Mortgage  Loans  as of the  Closing
                                        Date: $1,165,454,045.66

First Distribution Date:
January 15, 1999

Master Servicer:                        Trustee:
First Union National Bank               Norwest Bank Minnesota,
                                        National Association

Special Servicer:
Lennar Partners, Inc.

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO-1, CLASS B, CLASS C, CLASS D, CLASS E, CLASS IO-2, CLASS F, CLASS G AND CLASS H
CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 THE ("SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN). AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE

DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This  certifies  that ______________________________________________ is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the
"Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-I Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-I Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, or its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any Class R-I
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     [No transfer of this Class R-I Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-I Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.]

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any

Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as
Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to
(x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-I Certificate to a Person which is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is income for United States federal income tax purposes regardless of its connection of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer the Special Servicer, or the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December 30, 1998

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                           -------------------------------------
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class   R-I   Certificates   referred   to  in  the
within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                           -------------------------------------
                                                    Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions  shall be made by check  paybable to  _______________________
________________________________________________________________________________
and mailed to___________________________________________________________________

     Applicable statements and notices should be mailed  to_____________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-14

                         Form of Class R-II Certificate

                  CLASS R-II MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                                   FIRST UNION
                            COMMERCIAL MORTGAGE TRUST

Date of Pooling and Servicing           Percentage  Interest  evidenced  by this
Agreement:  as of December 1, 1998      Class R-II Certificate: 100%

Closing Date:  December 30, 1998        Aggregate  Stated  Principal  Balance of
                                        the  Mortgage  Loans  as of the  Closing
                                        Date: $1,165,454,045.66

First Distribution Date:
January 15, 1999

Master Servicer:                        Trustee:
First Union National Bank               Norwest Bank Minnesota,
                                        National Association

Special Servicer:
Lennar Partners, Inc.

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO-1, CLASS B, CLASS C, CLASS D, CLASS E, CLASS IO-2, CLASS F, CLASS G AND CLASS H
CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 THE ("SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN). AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE

DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This  certifies  that ______________________________________________ is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the
"Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-II Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-II  Certificates  are  issuable in fully  registered  form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-II Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, or its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification. Any Class R-II
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

     No transfer of this Class R-II Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-II Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Norwest Bank Minnesota, National Organization, as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any

Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as
Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to
(x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-II Certificate to a Person which is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is income for United States federal income tax purposes regardless of its connection of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer the Special Servicer, or the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December 30, 1998

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                           -------------------------------------
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  R-II   Certificates   referred   to  in  the
within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION,
                                        as Authenticating Agent


                                        By:
                                           -------------------------------------
                                                    Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions  shall be made by check  paybable to  _______________________
________________________________________________________________________________
and mailed to___________________________________________________________________

     Applicable statements and notices should be mailed  to_____________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-15

                         Form of Class R-III Certificate

                 CLASS R-III MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                                   FIRST UNION
                            COMMERCIAL MORTGAGE TRUST

Date of Pooling and Servicing           Percentage  Interest  evidenced  by this
Agreement:  as of December 1, 1998      Class R-III Certificate: 100%

Closing Date:  December 30, 1998        Aggregate  Stated  Principal  Balance of
                                        the  Mortgage  Loans  as of the  Closing
                                        Date: $1,165,454,045.66

First Distribution Date:
January 15, 1999

Master Servicer:                        Trustee:
First Union National Bank               Norwest Bank Minnesota,
                                        National Association

Special Servicer:
Lennar Partners, Inc.

Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO-1, CLASS B, CLASS C, CLASS D, CLASS E, CLASS IO-2, CLASS F, CLASS G AND CLASS H
CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 THE ("SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN). AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF SUCH CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE

DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This  certifies  that ______________________________________________ is the registered owner of the Percentage Interest evidenced by this Class R-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the
"Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement) and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-III Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on this Class R-III Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-III Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [No transfer of any Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-III Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, or its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-III Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-III Certificate without registration or qualification. Any Class R-III Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-III Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Class R-III Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-III Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.]

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any

Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as
Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to
(x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the transfer of this Class R-III Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this Class R-III Certificate to a Person which is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-III Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-III Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is income for United States federal income tax purposes regardless of its connection of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Class R-III Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-III Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer the Special Servicer, or the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  December 30, 1998

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                           -------------------------------------
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  R-III   Certificates   referred  to  in  the
within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                           -------------------------------------
                                                    Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions  shall be made by check  paybable to  _______________________
________________________________________________________________________________
and mailed to___________________________________________________________________

     Applicable statements and notices should be mailed  to_____________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.

                                  EXHIBIT A-16

                         Form of Class R-IV Certificate

                  CLASS R-IV MORTGAGE PASS-THROUGH CERTIFICATE,
                               FUNB SERIES 1999-C1

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


          FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC. FIRST UNION
                            COMMERCIAL MORTGAGE TRUST

Date of Pooling and Servicing           Class  Principal  Balance  of the  Class
Agreement:                              R-IV  Certificates  as of the Settlement
as of December 1, 1998                  Date: 100%

Closing Date:                           Aggregate  Stated  Principal  Balance of
December 30, 1998                       the  Mortgage  Loans  as of the  Closing
                                        Date: $1,165,454,045.66

Settlement Date:                        Aggregate Stated Balance of the Mortgage
February 4, 1999                        Loans   as  of  the   Settlement   Date:
                                        $1,163,518,250

First Distribution Date:                Trustee:
January 15, 1999                        Norwest Bank Minnesota,
                                        National Association


Master Servicer:
First Union National Bank


Special Servicer:
Lennar Partners, Inc.


Certificate No. 1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC., NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, FIRST UNION NATIONAL BANK OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS IO-1, CLASS B, CLASS C, CLASS D, CLASS E, CLASS IO-2, CLASS F, CLASS G AND CLASS H
CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 THE ("SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION
5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR
(B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A
PLAN). AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS CERTIFICATE, THE CERTIFICATE REGISTRAR SHALL HAVE THE RIGHT TO REQUIRE ANY PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE, IF IT IS NOT A PLAN OR PERSON DESCRIBED IN CLAUSE (B) OF THE PRECEDING SENTENCE, TO EXECUTE A CERTIFICATION TO THAT EFFECT SUBSTANTIALLY IN THE FORM OF EXHIBIT H TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR

UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies ________________________________ is the registered owner of the Percentage Interest evidenced by this Class R-IV Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-IV Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as specified above (as amended or supplemented from time to time, the "Agreement"), among First Union Commercial Mortgage Securities, Inc. (herein called the "Depositor", which term includes any successor entity under the Agreement), First Union National Bank (in such capacity, herein called the "Master Servicer", which term includes any successor entity under the Agreement), Lennar Partners, Inc. in such capacity, herein called the "Special Servicer", which term includes any successor entity under the Agreement), and Norwest Bank Minnesota, National Association (herein called the "Trustee", which term includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, distributions will be made on the 15th day of each month or, if such 15th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount, if any, required to be distributed to the Holders of the Class R-IV Certificates on the applicable Distribution Date pursuant to the Agreement. The Distribution Date shall in no case be earlier than the fourth business day following the Determination Date in the month in which such Determination Date occurs. All distributions made under the Agreement on this Class R-IV Certificate will be made by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.

     The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-IV  Certificates  are  issuable in fully  registered  form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-IV Certificates are exchangeable for new Class R-IV Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-IV Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     [No transfer of any Class R-IV Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If a transfer of any R-IV Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor, or its affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit G-1 to the Agreement, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit G-2 or Exhibit G-3 to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master

Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class R-IV Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-IV Certificate without registration or qualification. Any Class R-IV
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-IV Certificate agrees to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of this Class R-IV Certificate or any interest therein shall be made to (A) a Plan or (B) any Person who is directly or indirectly purchasing the Class R-IV Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute assets of a Plan). As a condition to its registration of transfer of this Class R-IV Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate, if it is not a Plan or Person described in clause (B) of the preceding sentence, to execute a certification to that effect substantially in the form of Exhibit H to the Agreement.]

     Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized Norwest Bank Minnesota, National Association, as paying agent (the "Paying Agent"), under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit I-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit I-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Master Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, to the effect that such modification of, addition to or elimination of such provisions will not cause the Trust Fund to
(x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the transfer of this Class R-IV Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the transfer of this

Class R-IV Certificate to a Person which is not a Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" or a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter I of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Class R-IV Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-IV Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is income for United States federal income tax purposes regardless of its connection of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

     No service charge will be imposed for any registration of transfer or exchange of Class R-IV Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-IV Certificates.

     The Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Depositor, the Master Servicer, the Special Servicer, or the Majority Subordinate Certificateholder at a price determined as provided in the Agreement of all Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer the Special Servicer, or the Majority Subordinate Certificateholder or the Depositor to purchase from the Trust Fund all Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of the Trust Fund (or designated portions thereof) as a REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

     The Trustee makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Agreement.

     IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.


Dated:  February 4, 1999

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                           -------------------------------------
                                                    Authorized Officer



                          CERTIFICATE OF AUTHENTICATION

     This  is  one  of  the  Class  R-IV   Certificates   referred   to  in  the
within-mentioned Agreement.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                           -------------------------------------
                                                    Authorized Officer

                                   ASSIGNMENT

     FOR  VALUE  RECEIVED,   the  undersigned  hereby  sell(s),   assign(s)  and
transfer(s) unto


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

     I (we) further direct the Certificate Registrar to issue a new Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Commercial Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Dated:


                                           -------------------------------------
                                           Signature by or on behalf of Assignor


                                           -------------------------------------
                                           Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The Assignee should include the following for purposes of distribution:

     Distributions  shall be made by check  paybable to  _______________________
________________________________________________________________________________
and mailed to___________________________________________________________________

     Applicable statements and notices should be mailed  to_____________________
_______________________________________________________________________________.

     This information is provided by ______________________, the Assignee named above, or ______________, as its agent.


                                                            EXHIBIT B

                                                     Mortgage Loan Schedule
Control
Number      Property Name                                                  Address
==============================================================================================================================
10000       1021/1101/1103-1137/1200 Lawrence; 1200 Clement                1021/1101/1103-1137/1200 Lawrence; 1200 Clement
10003       131-133 Norwood Street                                         131-133 Norwood Street
10004       415-417 Davis; 527-529 Fairfax                                 415-417 Davis; 527-529 Fairfax
10019       Royal Palms                                                    40890 Sandy Gale Lane
20007       CVS/Revco Drugstore                                            West Main Street
20022       Lincoln Park West                                              7738-7853 N.W. 44th St
20025       Midtown Market Shopping Center                                 764 Airport Rd.
20037       St. Johns Village                                              10771 Beach Blvd
20042       Towamencin Shopping Village                                    1758 Allentown Rd.
30013       Lowe's Queensbury                                              NEC of Bay & Quaker Roads
30092       Walgreen Pembroke Pines Pines Boulevard                        15911 Pines Boulevard
9821000     Arrowhead Apartments                                           1912 Cambridge Drive
9821001     Brookstone Manor                                               135 Elm Street
9821002     Boca Winds                                                     530 N.E. 47th Street
9821003     Hulen Gardens                                                  7415 Tallow Wind Trail
9821004     Lexington Downs                                                6003 Old Bullard Road
9821005     Saddle Club                                                    3730 South Mill Avenue
9821006     Clarinbridge                                                   770 Towne Green Boulevard
9821007     Convent Ave.                                                   90-100 Convent Avenue
9821009     Duval Manor Associates                                         6350 Greene Street
9821010     Greenridge Apartments                                          2045 Highway 41 South
9821011     Hilltop Apartments                                             908-916 Eastern Avenue, NE
9821012     Knollwood Apartments                                           205 Old Hull Road
9821013     Azalea Apartments                                              431 Block Craighead Road
9821014     Signal Hill Apartments                                         138-102 Signal Hill Drive
9821015     English Garden Apartments                                      500 West Craighead Road
9821016     Little Lotts Creek                                             14 East Jones Avenue
9821018     Pendelton Pines                                                2305 Pendelton Street
9821020     Santa Barbara Apartments                                       9955 Club Creek
9821021     Villa East                                                     2121 Village Lake Drive
9821022     Winterfield                                                    3509 Burner Drive
9821023     Sharon Arms                                                    4313 Colwick Road
9821024     Granville Apts.                                                3730 N. Sharon Amity
9821025     Milton Road                                                    1951 Milton Road
9821026     2420 Roswell                                                   2420 Roswell Avenue
9821027     Abbey Apts.                                                    1415 Abbey Place
9821028     Silver Blue Lake                                               1301 - 1601 NW 103rd Street
9821029     Spanish Oaks                                                   7557 Arlington Expressway
9821030     Sutton Plaza                                                   1230 13th Street, NW
9821031     The Pines at Carolina Place Apartments                         12600 Windy Pines Way
9821034     Moorings Apartments                                            571 Plum Grove Road
9821037     Silver Hill Apartments                                         4227 Silver Hill Road
9821038     Thrippence                                                     3623 Fountain Avenue
9821039     Cohannet Village                                               203 - 207 Winthrop Street
9821040     Westgate Apartments                                            550 Lawrenceville Road
9821041     112, 114, 116,120 Strawberry Hill Road                         112-116-120 Strawberry Hill Road
9821042     Ashton Pointe/Evergreen                                        400 Plaza Trace
9821044     Ashton Pines/Sugar Mill                                        115 Colerain Road
9821045     Sand Cove Apartments                                           3813 Gulf Blvd
9821046     Kirnwood                                                       2600 Bolton Boone Drive
9821048     Gardenwood                                                     1110 Garden Walk Boulevard
9821049     Hamilton (5)                                                   1255 New Hampshire Avenue
9821050     The Meadows at Indian Creek                                    100 Eagle Drive

                                                                                                             Remaining
                                                                                                              Term to
Control                                                       Cut-Off Date        Monthly       Mortgage      Maturity     Maturity
Number      City                  State       Zip Code         Balance ($)     Debt Service     Rate (%)       (Mos.)        Date
===================================================================================================================================
10000       Radford                 VA          24141         2,325,807.83       15,291.75       6.875%         119       11/01/08
10003       Radford                 VA          24141           854,378.38        5,617.38       6.875%         119       11/01/08
10004       Radford                 VA          24141         1,234,102.11        8,113.99       6.875%         119       11/01/08
10019       Palm Desert             CA          92211         3,444,718.22       22,422.52       6.770%         118       10/01/08
20007       Haw River               NC          27258         1,123,217.57        7,203.50       6.625%         118       10/01/08
20022       Sunrise                 FL          33351        11,748,176.20       78,339.37       7.000%         117       09/01/08
20025       Chapel Hill             NC          27514         2,797,758.66       18,854.67       7.120%         179       11/01/13
20037       Jacksonville            FL          33612         3,577,531.34       31,981.62       6.813%         118       10/01/08
20042       Lansdale                PA          19446        10,186,378.87       68,871.13       6.500%         119       11/01/08
30013       Queensbury              NY          12801        11,649,157.48       84,757.90       7.125%         236       08/01/18
30092       Pembroke Pines          FL          33029         2,734,176.86       18,909.76       6.500%         234       06/01/18
9821000     Palantine               IL          60074         6,969,355.30       46,665.24       7.020%         114         6/1/08
9821001     Milford                 NH          03055         2,865,284.01       19,064.10       6.950%         113         5/1/08
9821002     Boca Raton              FL          33431         2,487,225.71       16,548.70       6.950%         113         5/1/08
9821003     Ft. Worth               TX          76133         3,939,765.49       26,213.14       6.950%         113         5/1/08
9821004     Tyler                   TX          75703         6,925,135.27       46,445.37       7.030%         113         5/1/08
9821005     Tempe                   AZ          85282        16,788,773.52      111,703.71       6.950%         113         5/1/08
9821006     Kennesaw                GA          30144        19,500,000.05      113,425.00       6.980%         174         6/1/13
9821007     New York                NY          10027           796,208.60        5,457.41       7.250%         113         5/1/08
9821009     Philadelphia            PA          19144         3,883,537.98       26,393.58       7.170%         114         6/1/08
9821010     Greenbrier              TN          37073         3,066,316.05       23,410.23       8.375%         353         5/1/28
9821011     Washington              DC          20019         1,987,968.37       14,001.60       7.250%         113         5/1/08
9821012     Athens                  GA          30603         1,268,337.23        9,578.65       8.250%         292         4/1/23
9821013     Charlotte               NC          28206         1,133,853.34        8,078.49       7.000%         293         5/1/23
9821014     Statesville             NC          28625         2,975,993.03       21,203.38       7.000%         293         5/1/23
9821015     Charlotte               NC          28206         1,922,491.51       13,697.38       7.000%         293         5/1/23
9821016     Statesboro              GA          30458         1,302,330.41        9,949.35       8.375%         292         4/1/23
9821018     Memphis                 TN          38114         1,621,789.78       13,835.65       9.125%         293         5/1/23
9821020     Houston                 TX          77036         1,788,094.10       13,010.52       7.250%         114         6/1/08
9821021     Charlotte               NC          28212         2,389,968.39       16,307.17       7.210%         174         6/1/13
9821022     Charlotte               NC          28205         1,481,780.43       10,110.44       7.210%         174         6/1/13
9821023     Charlotte               NC          28211           764,789.91        5,218.29       7.210%         174         6/1/13
9821024     Charlotte               NC          28205         2,931,694.57       20,003.46       7.210%         174         6/1/13
9821025     Charlotte               NC          28215         4,033,071.71       27,518.34       7.210%         174         6/1/13
9821026     Charlotte               NC          28209         1,361,397.75        9,281.50       7.210%         175         7/1/13
9821027     Charlotte               NC          28209         3,469,437.47       23,672.57       7.210%         174         6/1/13
9821028     Miami                   FL          33147         3,829,086.01       26,229.68       7.250%         114         6/1/08
9821029     Jacksonville            FL          32211         3,545,046.54       24,140.77       7.190%         114         6/1/08
9821030     Washington              DC          20005         4,978,661.51       33,685.93       7.125%         114         6/1/08
9821031     Pineville               NC          28288         5,672,117.91       38,401.96       7.125%         173         5/1/13
9821034     Roselle                 IL          60172         8,263,664.14       55,331.64       7.020%         114         6/1/08
9821037     Suitland                MD          20746         4,180,095.23       28,651.40       7.250%         113         5/1/08
9821038     Chattanooga             TN          37412         2,239,080.87       15,595.38       7.420%         114         6/1/08
9821039     Taunton                 MA          02780         2,549,074.74       17,247.19       7.125%         174         6/1/13
9821040     Lawrenceville           NJ          08648         2,845,305.05       19,251.51       7.125%         174         6/1/13
9821041     Stamford                CT          06902         3,587,995.99       24,558.35       7.250%         115         7/1/08
9821042     Monroe                  GA          30655           988,533.60        7,825.33       8.780%         354         6/1/28
9821044     St. Mary's              GA          31558         1,345,130.84       10,500.16       8.625%         354         6/1/28
9821045     St. Petersburg          FL          33706         2,730,260.34       18,229.29       7.000%         115         7/1/08
9821046     Desoto                  TX          75115         4,140,244.11       31,909.91       8.500%         211         7/1/16
9821048     Atlanta                 GA          30349        15,500,000.00       88,802.08       6.875%         115         7/1/08
9821049     Washington              DC          20036        16,336,417.51      105,282.24       6.650%         115         7/1/08
9821050     Emmaus                  PA          18049        13,150,062.23       85,614.95       6.750%         115         7/1/08



Control
Number      Property Name                                                  Address
==========================================================================================================================
9821051     Pointe North Apartments                                        4445 Harriet Lane
9821052     Welby Park Estates                                             1399 Phillips Road
9821053     Lakeview Townhomes                                             4811 Likins Circle
9821054     Fox Run                                                        2601 South S.E. Loop
9821056     Rene Village                                                   606 SE Rene Ave
9821057     Kelton Towers                                                  515 Kelton Avenue
9821058     103 Hemenway                                                   103 Hemenway Street
9821059     Vista Bonita Apartments                                        9313 Tally Ho Road
9821060     Vintage Square Apartments                                      1176 Rosemarie Lane
9821061     Naples Place                                                   1900-2052 Sunshine Blvd.
9821062     Gardena West Partnership                                       1261 - 1281 W. Rosecrans Ave.
9821063     Sugarloaf Estates                                              28 River Road
9821064     The Lenox                                                      6014 Winsome Lane
9821065     Park South Apartments                                          Park South Boulevard
9821066     Southern Pines                                                 15373 St. Charles St.
9821067     Park Lee Apartments                                            1600 West Highland Avenue
9821068     The Landings                                                   951-969 Wilcox Street
9821069     Scarborough Mews                                               5th & Orange Streets
9821071     Arbor Apartments                                               2411 Southwest 35th Place
9821072     825 & 835 Wisconsin Avenue                                     825 & 835 Wisconsin Avenue
9821074     Hilltop House Apartments                                       1200 N. Queen Street
9821075     Marlaine North & South Apartments                              1201-1203,1225 N. Pierce Street
9821076     Vandermere Mobile Home Park                                    Old Pactolus Road
9821081     Southampton Apartments                                         1400 Henderson Road
9821082     Salem Pines Apartments                                         1904 East Mulberry Street
9821097     Forest Towers                                                  3500  and 3550 Washington
9821098     Park Regency Apartments                                        130 Van Cortlandt Avenue
9821099     Harbour Key Apartments                                         5749 Gatlin Avenue
9821100     Royal Palm Key Apartments                                      1401 Village Boulevard
9821101     Coral Key Apartments                                           3300 Pinewalk Drive North
9821102     Planters Crossing                                              1447 Stone Rd.
9821103     Rochester Apartments                                           10933 Rochester Avenue
9821104     11640 Kiowa Avenue                                             11640 Kiowa Avenue
9821105     The Carlton Apartment Building                                 11666 Goshen Ave.
9821107     Sprucemont Apartments                                          257 South 16th St.
9821109     Birchwood Apartments                                           4829 Coles Manor Place
9821111     Hamiltonian Gardens                                            Warrenville Road
9821112     Woodbine Gardens                                               1 Woodbine Road
9821115     Tennessee Village Apartments                                   4404 Tennessee Avenue
9821121     Country Club Estates                                           413 West 11th Street
9821122     Butler Ridge/Butler Arms Roll-Up                               1607 Route 23/115-129 Booton Ave.
9821122.1   Butler Arms                                                    115-129 Booton Avenue
9821122.2   Butler Ridge                                                   1607 Route 23
9821124     Briarwood                                                      1355 Briarwood Road
9821125     Deville                                                        3330 Atlanta Road
9821126     The Highlands                                                  2525 Ward Street
9821130     Shelbourne Towers                                              860 Twentieth Street
9821133     Coopers Pond Apts.                                             543 Cricklewood Drive
9821142     Timber Trails                                                  3321 Franklin Street
9821143     Turtle Creek Apts.                                             358 Toftrees Ave
9821144     321 East 22nd Street                                           321 East 22nd Street
9821145     Turnberry Towers                                               1438 Third Avenue
9821146     Dutch Village Apartments                                       2348 Perring Manor Rd.

                                                                                                             Remaining
                                                                                                              Term to
Control                                                       Cut-Off Date        Monthly       Mortgage      Maturity     Maturity
Number      City                  State       Zip Code         Balance ($)     Debt Service     Rate (%)       (Mos.)        Date
===================================================================================================================================
9821051     Bethlehem               PA          18017        12,751,575.48       83,020.56       6.750%         115         7/1/08
9821052     New Bedford             MA          02745         3,308,228.46       22,110.34       7.010%         115         7/1/08
9821053     Wichita Falls           TX          76308         2,949,478.36       19,692.95       7.000%         115         7/1/08
9821054     Tyler                   TX          75701         2,092,554.12       13,985.46       7.010%         115         7/1/08
9821056     Gresham                 OR          97030         1,097,564.17        7,410.90       7.125%         117         9/1/08
9821057     Westwood                CA          90024         8,471,189.59       55,838.95       6.875%         296         8/1/23
9821058     Boston                  MA          02115         1,979,214.93       13,206.25       7.000%         116         8/1/08
9821059     Houston                 TX          77017         1,146,648.42        7,650.98       7.000%         116         8/1/08
9821060     Stockton                CA          95207         2,567,706.03       17,334.35       7.117%         176         8/1/13
9821061     Naples                  FL          34116         2,990,827.04       19,557.76       6.800%         116         8/1/08
9821062     Gardena                 CA          90247         2,855,387.92       18,804.87       6.870%         116         8/1/08
9821063     Sunderland              MA          01375         7,613,799.44       50,853.79       7.010%         116         8/1/08
9821064     Houston                 TX          77057         3,874,702.01       25,879.76       7.010%         116         8/1/08
9821065     Arden                   NC          28704         1,540,391.71       11,195.07       7.875%         116         8/1/08
9821066     Gulfport                MS          39503         2,505,693.83       16,735.93       7.010%         116         8/1/08
9821067     Phoenix                 AZ          85015        12,203,457.66       80,612.66       6.900%         116         8/1/08
9821068     Waupun                  WI          53963         1,227,472.28        9,327.19       8.350%         212         8/1/16
9821069     Media                   PA          19063           877,435.32        5,854.66       7.000%         176         8/1/13
9821071     Gainesville             FL          32608         1,994,449.10       13,575.76       7.200%         116         8/1/08
9821072     Oshkosh                 WI          54901         1,171,678.20        7,916.19       7.125%         116         8/1/08
9821074     Arlington               VA          22209         1,646,134.16       10,839.33       6.875%         117         9/1/08
9821075     Arlington               VA          22209         2,045,197.00       13,467.04       6.875%         117         9/1/08
9821076     Greenville              NC          27834           996,621.61        7,228.07       7.250%         117         9/1/08
9821081     Angleton                TX          77515         2,510,268.49       16,739.01       7.000%         117         9/1/08
9821082     Angleton                TX          77515         2,179,024.78       14,530.21       7.000%         117         9/1/08
9821097     Hollywood               FL          33021         5,985,545.34       38,915.89       6.750%         177         9/1/13
9821098     Bronx                   NY          10463         1,297,038.57        8,648.93       7.000%         117         9/1/08
9821099     Orlando                 FL          32822        16,100,195.72      104,586.44       6.750%         118        10/1/08
9821100     West Palm Beach         FL          33409        18,172,003.85      118,044.85       6.750%         118        10/1/08
9821101     Margate                 FL          33063        16,774,157.40      108,964.48       6.750%         118        10/1/08
9821102     Tallahassee             FL          32303         3,990,628.30       26,277.15       6.875%         177         9/1/13
9821103     Los Angeles             CA          90024         8,280,000.51       47,955.00       6.950%         118        10/1/08
9821104     Los Angeles             CA          90049         4,639,999.57       26,873.33       6.950%         118        10/1/08
9821105     Los Angeles             CA          90049         7,079,999.73       41,005.00       6.950%         118        10/1/08
9821107     Philadelphia            PA          19109         1,494,589.33       10,482.38       6.875%         117         9/1/08
9821109     Dallas                  TX          75204         4,697,111.47       35,906.03       8.430%         215        11/1/16
9821111     Middlesex               NJ          08846         3,989,331.34       26,078.56       6.125%         118        10/1/08
9821112     Avenel                  NJ          07001         1,994,665.67       13,039.28       6.125%         118        10/1/08
9821115     Nashville               TN          37209         2,693,313.21       17,288.40       6.625%         117         9/1/08
9821121     Alexandria              IN          46001         2,306,438.20       14,967.26       6.740%         118        10/1/08
9821122     Butler                  NJ          07405         8,978,913.67       59,123.59       6.875%         117         9/1/08
9821122.1   Butler                  NJ          07405                                                             0
9821122.2   Butler                  NJ          07405                                                             0
9821124     Atlanta                 GA          30319         5,242,623.62       35,370.22       7.125%         118        10/1/08
9821125     Smyrna                  GA          30080         4,393,817.87       29,643.62       7.125%         118        10/1/08
9821126     Smyrna                  GA          30080         3,994,379.90       26,948.74       7.125%         118        10/1/08
9821130     Knoxville               TN          37916         2,543,774.59       16,437.68       6.690%         117         9/1/08
9821133     State College           PA          16803         3,274,954.53       21,274.02       6.750%         118        10/1/08
9821142     Wisconsin Rapids        WI          54494         1,231,615.67        9,047.32       8.000%         118        10/1/08
9821143     State College           PA          16803         5,890,924.32       38,267.29       6.750%         118        10/1/08
9821144     New York                NY          10010         7,668,533.85       50,452.13       6.875%         118        10/1/08
9821145     New York                NY          10028        25,363,076.56      166,866.49       6.875%         118        10/1/08
9821146     Baltimore               MD          21234        11,907,000.00       69,414.50       6.770%         130        10/1/09



Control
Number      Property Name                                                  Address
===============================================================================================================================
9821149     Greenlawn Apartments                                           11211 Greenlawn Avenue
9821150     New Meadowbrook Village                                        903-1005 East Front Street
9821151     Ridgewood Apartments                                           404 Jones Ferry Road
9821152     Elms Apartment House                                           1078 New Britain Ave
9821154     Westgrove Apartments                                           1815-2137 Kensington Drive
9821155     Castilian Lake Park Apartments                                 11444 137th St. North
9821156     29 Cornelia Street                                             29 Cornelia Ave
9822000     Gaston Manor                                                   1717 Union Road
9822001     Gastonia Village                                               850 Majestic Court
9822003     Hickory Manor                                                  2530 16th Street
9822004     Haws Memorial Nursing Home                                     1004 Holiday Lane
9822005     Ashwood Place                                                  102 Leonard Wood Drive
9822007     Empire Medical Building                                        200 Hospital Drive
9822012     AmeriHost Inn / Athens                                         20 East Home St
9822014     Westlake Village Inn                                           31943 Agoura Road
9822015     Round Grove Crossing Shopping Center / Park Lane Village       297 W. FM 3040 / 502 S. Old Orchard Lane
9822016     Cabin John Mall and Shopping Center                            11325 Seven Locks Road
9822017     Tower Plaza                                                    3401 - 3431 Cox Road
9822018     Chapel Trail Commerce Center                                   911 NW 209th Avenue
9822026     Sack And Save Grocery                                          915 S.R. 19 North
9822027     Valencia Shopping Center                                       24125 - 24175 Magic Mountain Parkway
9822029     Layton Crossing Shopping Center                                1030, 1052, 1074 and 1160 West Hill Field Road
9822030     Inland Empire Center                                           16721 Valley Boulevard
9822031     Wilson Square Shopping Center                                  6855 Wilson Boulevard
9822032     Gateway Shopping Center                                        855 Interstate10 South
9822033     Prince George's Metro Center                                   6525 Belcrest Road
9822034     Fairfield Inn by Marriott-East                                 7879 Eagle Crest Boulevard
9822035     The Money Store                                                2840 Morris Avenue
9822036     Best Buy store # 545                                           2201 Farrand Drive
9822037     McAllen Embassy Suites                                         1800 S. 2nd Street
9822038     Holiday Inn Express                                            234 Hendersonville Road
9822039     Redwood Heights                                                4050 12 St. S.E.
9822041     The Crossings at Akers Mill                                    3051 Akers Mill Road
9822042     Meadows Mall                                                   12002 Southwest Freeway
9822043     Woodmont Corner                                                7649 Old Georgetown Rd.
9822044     2995 Baseline Office Building                                  2995 Baseline Rd.
9822045     Marina Shores Shoppes                                          North Great Neck Road
9822046     925 Bryant Street                                              925 Bryant Street
9822047     Comcast Data Center                                            1303 Wrights Lane
9822048     Abercorn Street Building                                       7700 Abercorn Street
9822049     Holiday Inn  - Bethlehem                                       3566 Bath Pike
9822050     Bethlehem Hampton Inn & Suite                                  Routes 22 and 512
9822051     Gwinnett Place Shoppes                                         3500 Gwinnett Place Drive
9822053     La Cresta Shopping Center/Self Storage                         3900 Foothill Boulevard
9822056     Grandview Plaza                                                2740-2760 N. Grandview
9822058     Oak Knoll Nursing & Rehab Center                               37 North Clark
9822059     EZ8 Motel (Good Nite Inn)                                      5201 South Industrial Road
9822060     48th Executive Court                                           1107 48th Avenue North
9822061     Gateway Plaza                                                  11465 Carmel Mountain Rd.
9822062     9201 Fourth Avenue                                             9201 4th Avenue
9822063     Fresh Warehousing                                              4300 Church Road
9822064     7 Perimeter Road                                               7 Perimeter Road
9822065     Centre at Woodstock                                            12195 Hwy 92/East Alabama Rd.

                                                                                                             Remaining
                                                                                                              Term to
Control                                                       Cut-Off Date        Monthly       Mortgage      Maturity     Maturity
Number      City                  State       Zip Code         Balance ($)     Debt Service     Rate (%)       (Mos.)        Date
===================================================================================================================================
9821149     Culver City             CA          90230         2,693,674.10       17,737.08       6.875%         117         9/1/08
9821150     Plainfield              NJ          07061         2,661,423.69       18,420.31       7.375%         177         9/1/13
9821151     Carrboro                NC          27510         4,359,597.88       29,804.28       7.250%         357         9/1/28
9821152     West Hartford           CT          06110         2,045,330.05       13,638.70       7.000%         117         9/1/08
9821154     Waukesha                WI          53188         6,335,122.42       41,714.98       6.875%         117         9/1/08
9821155     Largo                   FL          33774         3,686,445.93       24,318.73       6.880%         115         7/1/08
9821156     New York                NY          10014         1,441,678.45        9,574.83       6.960%         117         9/1/08
9822000     Gastonia                NC          28054         2,154,409.69       14,586.01       7.125%         113         5/1/08
9822001     Gastonia                NC          28054         1,169,252.40        7,916.19       7.125%         113         5/1/08
9822003     Hickory                 NC          28601         1,835,975.00       12,430.11       7.125%         113         5/1/08
9822004     Fulton                  KY          42041         1,787,514.95       13,595.92       7.750%         113         5/1/08
9822005     Frankfort               KY          40601         4,958,864.23       34,861.96       6.850%         113         5/1/08
9822007     Glen Burnie             MD          21061         4,978,269.17       33,433.19       7.050%         114         6/1/08
9822012     Athens                  OH          45701         2,721,473.22       22,153.81       7.500%         234         6/1/18
9822014     Westlake Village        CA          91361         9,936,122.74       73,493.06       7.438%         114         6/1/08
9822015     Lewisville              TX          75067         3,200,743.38       23,477.00       7.330%         113         5/1/08
9822016     Potomac                 MD          20854        24,663,748.11      189,051.99       6.680%         233         5/1/18
9822017     Richmond                VA          23233         1,989,840.85       13,841.07       7.125%         113         5/1/08
9822018     Pembroke Pines          FL          33029         2,897,192.96       20,880.74       7.130%         113         5/1/08
9822026     Meridian                MS          39307         2,296,314.31       17,606.33       7.250%         113         5/1/08
9822027     Santa Clarita           CA          91355         4,468,112.99       32,889.58       7.375%         114         6/1/08
9822029     Layton                  UT          84041         3,808,490.71       27,033.65       7.610%         113         5/1/08
9822030     Fontana                 CA          92335        21,416,906.11      143,495.60       7.020%         113         5/1/08
9822031     Jacksonville            FL          32210         2,483,843.20       18,271.99       7.375%         114         6/1/08
9822032     Beaumont                TX          77701         8,800,359.91       70,600.01       8.610%         102         6/1/07
9822033     Hyattsville             MD          20782        24,376,353.06      162,999.11       7.000%         173         5/1/13
9822034     Evansville              IN          47715         4,008,700.28       32,936.78       7.625%         174         6/1/13
9822035     Union                   NJ          07083         6,821,885.94       52,876.14       6.850%         234         6/1/18
9822036     Wilmington              DE          19808         3,412,777.00       27,184.42       7.210%         114         6/1/08
9822037     McAllen                 TX          78503        14,702,468.20      107,166.19       7.270%         114         6/1/08
9822038     Asheville               NC          28803         2,672,936.46       22,165.61       7.750%         234         6/1/18
9822039     Salem                   OR          97302         5,519,358.00       39,669.91       7.125%         115         7/1/08
9822041     Atlanta                 GA          30339         1,792,081.86       11,975.44       7.000%         114         6/1/08
9822042     Meadows                 TX          77477         6,771,994.26       46,480.27       7.270%         114         6/1/08
9822043     Bethesda                MD          20814         5,979,312.62       40,402.86       7.120%         114         6/1/08
9822044     Boulder                 CO          80303         1,889,509.95       13,580.69       7.125%         115         7/1/08
9822045     Virginia Beach          VA          23451         1,989,259.26       14,481.92       7.270%         115         7/1/08
9822046     San Francisco           CA          94103           969,868.71        7,126.08       7.375%         115         7/1/08
9822047     East Goshen             PA          19380         2,380,286.53       19,702.77       7.750%         235         7/1/18
9822048     Savannah                GA          31406         1,491,619.72       10,661.57       7.063%         115         7/1/08
9822049     Bethlehem               PA          18107        10,046,587.94       73,655.46       7.350%         115         7/1/08
9822050     Bethlehem               PA          18107         7,062,452.92       51,777.60       7.350%         115         7/1/08
9822051     Atlanta                 GA          30136         3,579,887.35       25,587.76       7.063%         115         7/1/08
9822053     La Crescenta            CA          91214         4,679,521.22       34,062.82       7.280%         116         8/1/08
9822056     Odessa                  TX          79761         1,843,423.94       12,308.10       7.000%         115         7/1/08
9822058     Ferguson                MO          63135         1,149,491.71        8,819.05       7.875%         115         7/1/08
9822059     Las Vegas               NV          89118         2,750,797.31       20,433.11       7.500%         115         7/1/08
9822060     Myrtle Beach            SC          29577         2,884,366.10       20,961.40       7.250%         115         7/1/08
9822061     San Diego               CA          92128         5,679,584.90       37,807.47       6.970%         115         7/1/08
9822062     Brooklyn                NY          11209        10,838,381.07       77,038.93       7.000%         115         7/1/08
9822063     Centreville             IL          62207         4,981,578.20       40,143.74       7.390%         115         7/1/08
9822064     Manchester              NH          03103         3,139,496.51       21,488.55       7.250%         115         7/1/08
9822065     Woodstock               GA          30188         6,935,371.16       53,893.41       6.910%         175         7/1/13



Control
Number      Property Name                                                  Address
===============================================================================================================================
9822066     Lake Placid Inn & Conference Center                            2165 U.S. 27
9822067     Fairfield Inn - Chester                                        12400 Redwater Creek Rd.
9822068     The Millenium Building                                         230 Half Mile Road
9822069     Eckerd Drugstore                                               2406 Little Rock Road
9822070     Comfort Inn Max Meadows                                        Route 2, Box 426B
9822072     1025 W. St. Georges Avenue                                     1025 W. St. Georges Avenue
9822074     Southeastern Eye Center Roll Up                                Various
9822075     Valley East Plaza                                              1520-1550 West Southern Ave.
9822078     Warner Self Storage                                            6415 DeSota Ave.
9822079     F & W Office Park - Bldg. F                                    3800 Electric Rd
9822080     Hampton Inn Miami Airport West                                 3620 NW 79th Ave
9822082     Ramada Limited Biloxi                                          1768 Beach Boulevard
9822083     Hampton Inn-Airport                                            4234 South 48th St.
9822085     Briarwood Healthcare Center                                    1440 Vine Street & 1427 Gaylord Street
9822087     New Brighton Manor                                             200 Lafayette Ave.
9822089     Best Western Inn at Chimney Hill                               901 University Drive
9822090     8578 Santa Monica Blvd                                         8578 Santa Monica Blvd.
9822091     Glenside Kmart                                                 5432 Glenside Drive
9822092     Piggly Wiggly                                                  535 East Murdock Avenue
9822120     Best Western Mayfair Hotel                                     1256 W. Seventh Street
9822122     Gateway Plaza-Las Vegas                                        1306 and 1318 Craig Road
9822123     Bennington Square Shopping Center                              3 Kocher Drive
9822124     Boykin Center                                                  NW 36th st and NW 79th ST
9822126     Colonial Health Care and Southdale Health Care Centers         3120 N. 21st St. & 3712 Tower Ave.
9822127     One Capital City Plaza                                         3350 Peachtree Rd.
9822128     Leesburg Plaza Shopping Center                                 26 Plaza Street
9822131     Best Western Staunton Inn                                      260 Rowe Road
9822132     Best Western Inn @ Valley View                                 5050 Valley View Boulevard
9822133     Comfort Inn - Lexington                                        U.S. 11 South, P.O. Box 905
9822134     Comfort Inn Troutville                                         2654 Lee Highway
9822140     Days Inn Oceanside                                             435 N. Atlantic Blvd.
9822141     Holiday Inn Express                                            US 11& 64
9822143     Best Western Inn @ Hunt Ridge                                  NWC VA Route 39/Willow Springs Road Intersection
9822145     Hazel Mini Storage                                             6108 Hazel Avenue
9822146     Panama City Square Shopping Center                             513-669 West 23rd Street
9822147     Stratford Square Shopping Center                               1661 Eastern Boulevard
9822149     Dyersburg Mall                                                 2700 Lake Road
9822150     Madison Square Shopping Center                                 2501-2589 Madison Avenue
9822152     Natchez Mall                                                   350 John R. Junkin Drive
9822156     Town West Plaza                                                1400 Westmore Avenue
9822159     Celluar One Shopping Center                                    1170 West Patrick Street
9822167     Chesapeake Station                                             Maryland Route 261
9822174     Michigan Marketplace                                           1183 Manistee Highway
9822176     Shoppes at Home Depot                                          1135-41 Bell Road
9822183     Rainbow Express Village Center                                 130-240 S. Rainbow Blvd.
9822185     Sun Center                                                     101 SE 2nd Place
9822187     Days Inn Central                                               315 West 3300 South
9822188     Holiday Inn Rocky Mount                                        651 Winstead Avenue
9822189     4600 N. Harlem                                                 4600 N. Harlem
9822191     Grass Valley Shopping Center                                   111-151 McKnight Way
9822192     Grandview Plaza Office Building                                10850 Traverse Hwy
9823000     CVS Waltham Main                                               826 Main St.
9823009     Rite Aid Dover                                                 1580 S. Dupont Highway

                                                                                                             Remaining
                                                                                                              Term to
Control                                                       Cut-Off Date        Monthly       Mortgage      Maturity     Maturity
Number      City                  State       Zip Code         Balance ($)     Debt Service     Rate (%)       (Mos.)        Date
===================================================================================================================================
9822066     Lake Placid             FL          33852         1,688,320.09       13,695.08       7.500%         236         8/1/18
9822067     Chester                 VA          23831         4,244,865.43       33,950.65       7.313%         115         7/1/08
9822068     Middletown              NJ          07701         5,972,116.81       42,139.20       6.930%         116         8/1/08
9822069     Charlotte               NC          28214         1,695,045.52       11,310.14       7.000%         116         8/1/08
9822070     Max Meadows             VA          24360         1,792,474.01       13,301.84       7.500%         176         8/1/13
9822072     Linden                  NJ          07036         1,991,031.81       14,295.46       7.125%         116         8/1/08
9822074     Various                 NC        Various         5,037,802.85       46,197.39       7.125%         176         8/1/13
9822075     Mesa                    AZ          85202        10,269,064.74       67,663.67       6.875%         116         8/1/08
9822078     Woodland Hills          CA          91367         2,339,472.09       16,804.70       7.130%         116         8/1/08
9822079     Roanoke                 VA          24018         2,370,730.75       21,739.95       7.125%         176         8/1/13
9822080     Miami                   FL          33166         6,272,715.49       45,790.82       7.313%         176         8/1/13
9822082     Biloxi                  MS          39531         2,091,219.69       15,518.81       7.500%         117         9/1/08
9822083     Phoenix                 AZ          85040         7,405,663.28       54,359.17       7.375%         116         8/1/08
9822085     Denver                  CO          80206         5,879,355.63       41,888.35       7.050%         117         9/1/08
9822087     Staten Island           NY          10301        19,896,942.28      162,712.17       7.630%         237         9/1/18
9822089     College Station         TX          77840         2,466,944.11       18,225.68       7.460%         117         9/1/08
9822090     West Hollywood          CA          90069         7,976,901.20       54,166.08       6.900%         117         9/1/08
9822091     Richmond                VA          23228         2,475,993.98       22,331.17       6.900%         177         9/1/13
9822092     Oshkosh                 WI          54901         1,619,264.28       11,485.16       7.000%         117         9/1/08
9822120     Los Angeles             CA          90017         4,833,973.21       35,447.66       7.375%         117         9/1/08
9822122     N Las Vegas             NV          89030         2,891,650.13       19,391.25       7.050%         116         8/1/08
9822123     Bennington              VT          05201         3,985,881.26       28,271.17       7.000%         117         9/1/08
9822124     Miami                   FL          33166         3,982,269.42       28,751.41       7.188%         176         8/1/13
9822126     Superior                WI          54880         1,343,038.97       10,978.93       7.625%         117         9/1/08
9822127     Atlanta                 GA          30326        46,000,000.00      267,375.00       6.750%         117         9/1/08
9822128     Leesburg                VA          20176         9,900,000.00       54,496.00       6.510%         118        10/1/08
9822131     Staunton                VA          24401         3,178,740.29       22,546.26       7.000%         117         9/1/08
9822132     Roanoke                 VA          24012         3,625,159.01       25,712.63       7.000%         117         9/1/08
9822133     Lexington               VA          24450         3,736,763.68       26,504.22       7.000%         117         9/1/08
9822134     Troutville              VA          24175         2,428,398.15       17,224.21       7.000%         117         9/1/08
9822140     Ft. Lauderdale          FL          33304         3,352,160.05       23,480.53       6.875%         118        10/1/08
9822141     Lexington               VA          24450         2,540,999.31       18,022.87       7.000%         117         9/1/08
9822143     Lexington               VA          24450         5,081,998.61       36,045.74       7.000%         117         9/1/08
9822145     Orangevale              CA          95662         1,464,847.43       10,427.19       7.040%         117         9/1/08
9822146     Panama City             FL          32405        13,339,448.97       86,652.71       6.750%          82        10/1/05
9822147     Montgomery              AL          36117         5,918,881.24       38,448.90       6.750%          82        10/1/05
9822149     Dyersburg               TN          38024         8,646,678.74       56,168.60       6.750%          82        10/1/05
9822150     Montgomery              AL          36107         1,837,169.63       11,934.20       6.750%          82        10/1/05
9822152     Natchez                 MS          39120         8,906,278.81       57,854.95       6.750%          82        10/1/05
9822156     Terrell                 TX          75160         2,594,205.75       18,584.10       7.125%         118        10/1/08
9822159     Frederick               MD          21703         3,092,332.71       20,624.38       7.000%         177         9/1/13
9822167     Chesapeake Beach        MD          20732         2,918,031.25       19,068.81       6.800%         117         9/1/08
9822174     Manistee                MI          49660         1,797,392.55       11,975.44       7.000%          82        10/1/05
9822176     Antioch                 TN          37013         1,992,965.19       14,161.11       7.020%         117         9/1/08
9822183     Las Vegas               NV          89128         4,019,055.46       26,562.52       6.920%         118        10/1/08
9822185     Gainesville             FL          32601         2,986,855.31       21,684.21       7.250%         116         8/1/08
9822187     Salt Lake City          UT          84115         3,985,248.13       31,271.17       8.150%         176         8/1/13
9822188     Rocky Mount             NC          27804         7,467,138.31       54,210.51       7.250%         116         8/1/08
9822189     Harwood Heights         IL          60062         2,506,314.57       17,976.55       7.125%         117         9/1/08
9822191     Grass Valley            CA          95945         8,985,111.54       56,531.46       6.440%         118        10/1/08
9822192     Traverse City           MI          49684         2,744,287.39       20,322.26       7.500%         118        10/1/08
9823000     Waltham                 MA          02451         3,668,233.60       28,198.57       7.250%         241         1/1/19
9823009     Dover                   DE          19901         2,634,754.87       18,320.35       6.942%         258         6/1/20



Control
Number      Property Name                                                  Address
===============================================================================================================================
9823010     Rite Aid Littleton                                             118 136 Meadow Street
9823012     Rite Aid Louisville - Taylor & Bluegrass                       4901 Taylor
9823026     Rite Aid - Citrus Heights                                      6422 Tupelo Drive
9823028     Rite Aid - Portland                                            1952 North Lombard Street
9823030     Walgreens Ft Worth                                             6555 Forest Hill Drive
9823031     Walgreen Jacksonville St Augustine                             4297 Oldfield Crossing Drive
9823032     Walgreen Melbourne Wickham                                     Wickham Road & Post Road
9823033     CVS York Richland                                              165 South Richland Avenue
9823035     Edwards Supermarket - Teaneck                                  665 American Legion Drive
9823042     Motel 6 1118 Austin AP                                         5330 N. Interregional Highway
9823054     Motel 6 1261 Houston - Spring                                  19606 Cypresswood Court
9823069     Motel 6 1273 Portland                                          One Riverside Street
9823072     Motel 6 352 Rapid City                                         620 E. Latrobe Street
9823074     Motel 6 134 San Antonio (N)                                    9503 Interstate Highway 35 No.
9823076     Motel 6 284 South Deerfield                                    Route 5 & 10
9823082     Rite Aid Norfolk                                               6124 Chesapeake Boulevard
9823094     Eckerd Pompano Sample                                          850 East Sample Road
9823097     IHOP Douglasville Douglas Blvd                                 Douglas Blvd & Georgia St Hgwy 5
9823098     Bunzl Hicksville Duffy                                         300 Duffy Avenue
9823099     CVS  Columbia Sparkleberry                                     Sparkleberry Lane & Clemson Road
9823101     CVS Rochester Henrietta                                        2580 East Henrietta Road
9823102     Lowes Hattiesburg Weathersby                                   US Highway 98 and Weathersby Rd
9823109     Rite Aid - Dixie Highway, Lousiville                           4721 Dixie Highway
9823113     Eckerd - Charlotte - Harris Blvd                               7115 East Harris Blvd
9823114     Rite Aid Battle Creek                                          Raymond & E. Michigan
9823115     Rite Aid Saginaw Genesee                                       525 West Genesee Avenue
9823118     Sears Union Center Island                                      2191 Route 22 Center Island
9823121     Walgreen Hialeah 4th Ave                                       SEC Southeast 4th Ave

                                                                                                             Remaining
                                                                                                              Term to
Control                                                       Cut-Off Date        Monthly       Mortgage      Maturity     Maturity
Number      City                  State       Zip Code         Balance ($)     Debt Service     Rate (%)       (Mos.)        Date
===================================================================================================================================
9823010     Littleton               NH          03263         3,171,464.19       22,052.27       6.942%         258         6/1/20
9823012     Louisville              KY          40217         2,345,714.93       16,128.00       6.826%         258         6/1/20
9823026     Citrus Heights          CA          95621         5,132,894.66       35,690.76       6.942%         258         6/1/20
9823028     Portland                OR          97201         2,270,384.47       15,606.22       6.942%         258         6/1/20
9823030     Forest Hill             TX          76140         2,367,466.35       18,647.23       7.000%         232         4/1/18
9823031     Jacksonville            FL          32223         2,516,933.98       20,134.47       7.125%         229         1/1/18
9823032     Melbourne               FL          32935         2,720,928.37       21,811.32       7.125%         228        12/1/17
9823033     York                    PA          17404         1,629,795.92       12,714.10       6.900%         233         5/1/18
9823035     Teaneck                 NJ          07666         8,516,651.39       55,502.04       7.021%         233         5/1/18
9823042     Austin                  TX          78751         5,866,628.32       35,370.88       7.235%         210         6/1/16
9823054     Spring                  TX          77388         3,429,285.15       20,675.74       7.235%         210         6/1/16
9823069     Portland                ME          04102         4,610,168.47       27,795.48       7.235%         210         6/1/16
9823072     Rapid City              SD          57701         4,043,344.48       24,378.00       7.235%         210         6/1/16
9823074     San Antonio             TX          78501         2,616,837.43       15,777.34       7.235%         210         6/1/16
9823076     South Deerfield         MA          01373         3,297,026.22       19,878.32       7.235%         210         6/1/16
9823082     Norfolk                 VA          23513         2,741,955.57       18,611.00       6.826%         259         7/1/20
9823094     Pompano Beach           FL          33064         2,422,574.84       17,212.62       6.938%         230         2/1/18
9823097     Douglasville            GA          30135         1,255,603.26        9,014.25       7.750%         292         4/1/23
9823098     Hicksville              NY          11801         6,497,306.79       52,535.22       7.000%         174         6/1/13
9823099     Columbia                SC          29223         1,788,584.14       13,457.97       7.170%         229         1/1/18
9823101     Henrietta               NY          14623         1,604,900.79       11,518.05       7.000%         229         1/1/18
9823102     Hattiesburg             MS          39402        10,724,113.96       92,462.14       8.125%         228        12/1/17
9823109     Louisville              KY          40210         2,566,522.39       17,641.82       6.942%         258         6/1/20
9823113     Charlotte               NC          28227         2,333,036.86       17,381.69       6.700%         234         6/1/18
9823114     Battle Creek            MI          49107         1,962,119.87       15,513.52       7.130%         235         7/1/18
9823115     Saginaw                 MI          48602         2,649,266.52       21,202.43       7.290%         235         7/1/18
9823118     Union                   NJ          07081         1,160,374.04        9,585.71       7.000%         177         9/1/13
9823121     Hialeah                 FL          33010         2,407,803.07       17,046.59       6.875%         237         9/1/18

            Remaining           Master
           Amortization        Servicing    Interest   Interest
Control       Term             Fee Rate      Accrual    Accrual
Number        (Mos.)    Seller    (%)         Basis    During IO            Title Vesting        Property Type
====================================================================================================================================
10000          359      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
10003          359      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
10004          359      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
10019          358      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
20007          358      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
20022          357      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
20025          359      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
20037          178      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
20042          299      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
30013          286      FUNB     0.040%    30/360         NA                                     CTL - Retail
30092          283      FUNB     0.040%    30/360         NA                                     CTL - Retail
9821000        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821001        353      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821002        353      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821003        353      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821004        353      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821005        353      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821006        360      FUNB     0.040%    30/360         30/360                                 Multifamily - Conventional
9821007        353      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821009        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821010        353      FUNB     0.040%    30/360         NA                                     Multifamily - Sec. 42
9821011        323      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821012        352      FUNB     0.040%    30/360         NA                                     Multifamily - Sec. 42
9821013        293      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821014        293      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821015        293      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821016        352      FUNB     0.040%    30/360         NA                                     Multifamily - Sec. 42
9821018        293      FUNB     0.040%    30/360         NA                                     Multifamily - Sec. 42
9821020        294      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821021        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821022        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821023        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821024        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821025        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821026        355      FUNB     0.040%    Actual/360     NA                Leasehold            Multifamily - Conventional
9821027        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821028        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821029        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821030        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821031        353      FUNB     0.040%    Actual/360     NA                                     Multifamily - Sec. 42
9821034        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821037        353      FUNB     0.090%    Actual/360     NA                                     Multifamily - Conventional
9821038        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821039        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821040        354      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821041        355      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821042        354      FUNB     0.040%    30/360         NA                                     Multifamily - Sec. 42
9821044        354      FUNB     0.040%    30/360         NA                                     Multifamily - Sec. 42
9821045        355      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821046        355      FUNB     0.040%    Actual/360     NA                                     Multifamily - Sec. 42
9821048        360      FUNB     0.040%    Actual/360     30/360                                 Multifamily - Conventional
9821049        355      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821050        355      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional


                                                           Lease                        Cut-Off     Cross
Control                                                   Enhance-                      Date LTV Collateralized
Number     Largest Tenant Name                              ment       RVI  DSCR (x)      (%)       Groups
===============================================================================================================
10000                                                                        1.43        75.0%     Collegiate
10003                                                                        1.41        76.6%     Collegiate
10004                                                                        1.46        73.7%     Collegiate
10019                                                                        1.27        74.9%
20007      CVS / Revco Drugstore                                             1.47        73.7%
20022      Doris Meat Market                                                 1.31        74.8%
20025      Ladies Health and Fitness                                         1.29        75.1%
20037      Georgia Carpet Outlet                                             1.25        67.5%
20042      Genaurdi's Family Markets                                         1.39        67.5%
30013      Lowe's Home Centers, Inc                         TRUE      TRUE   1.00        98.7%
30092      Walgreen Company                                 TRUE      TRUE   1.12        91.1%
9821000                                                                      1.34        77.4%
9821001                                                                      1.35        79.6%
9821002                                                                      1.53        79.6%
9821003                                                                      1.25        79.6%
9821004                                                                      1.33        79.6%
9821005                                                                      1.22        74.6%
9821006                                                                      1.25        72.5%
9821007                                                                      1.31        72.4%
9821009                                                                      1.25        79.7%
9821010                                                                      1.22        79.0%
9821011                                                                      1.49        71.8%
9821012                                                                      1.16        84.6%
9821013                                                                      1.46        76.9%
9821014                                                                      1.31        79.4%
9821015                                                                      1.30        76.9%
9821016                                                                      1.21        78.0%
9821018                                                                      1.20        81.1%
9821020                                                                      1.29        74.5%
9821021                                                                      1.41        79.7%
9821022                                                                      1.25        76.8%
9821023                                                                      1.85        79.7%
9821024                                                                      1.28        79.7%
9821025                                                                      1.36        77.6%
9821026                                                                      1.28        68.1%
9821027                                                                      1.34        79.2%
9821028                                                                      1.36        73.6%
9821029                                                                      1.58        79.7%
9821030                                                                      1.30        73.5%
9821031                                                                      1.44        83.4%
9821034                                                                      1.25        79.5%
9821037                                                                      1.48        73.3%
9821038                                                                      1.33        79.7%
9821039                                                                      1.41        79.7%
9821040                                                                      1.26        79.0%
9821041                                                                      1.28        57.0%
9821042                                                                      1.17        81.0%
9821044                                                                      1.15        81.5%
9821045                                                                      1.30        75.3%
9821046                                                                      1.19        72.6%
9821048                                                                      1.21        79.9%
9821049                                                                      1.28        79.7%
9821050                                                                      1.34        79.7%

            Remaining           Master
           Amortization        Servicing    Interest   Interest
Control       Term             Fee Rate      Accrual    Accrual
Number        (Mos.)    Seller    (%)         Basis    During IO            Title Vesting        Property Type
====================================================================================================================================
9821051        355      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821052        355      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821053        355      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821054        355      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821056        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821057        356      FUNB     0.040%    30/360         NA                                     Multifamily - Conventional
9821058        356      FUNB     0.140%    Actual/360     NA                                     Multifamily - Conventional
9821059        356      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821060        356      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821061        356      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821062        356      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821063        356      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821064        356      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821065        356      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821066        356      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821067        356      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821068        356      FUNB     0.040%    Actual/360     NA                                     Multifamily - Sec. 42
9821069        356      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821071        356      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821072        356      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821074        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821075        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821076        297      FUNB     0.090%    Actual/360     NA                                     Mobile Home Park
9821081        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821082        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821097        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821098        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821099        358      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821100        358      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821101        358      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821102        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821103        360      FUNB     0.040%    30/360         30/360                                 Multifamily - Conventional
9821104        360      FUNB     0.040%    30/360         30/360                                 Multifamily - Conventional
9821105        360      FUNB     0.040%    30/360         30/360                                 Multifamily - Conventional
9821107        297      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821109        359      FUNB     0.040%    Actual/360     NA                                     Multifamily - Sec. 42
9821111        298      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821112        298      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821115        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821121        358      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821122        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821122.1               FUNB                                                                     Multifamily - Conventional
9821122.2               FUNB                                                                     Multifamily - Conventional
9821124        358      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821125        358      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821126        358      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821130        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821133        358      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821142        358      FUNB     0.040%    Actual/360     NA                                     Multifamily - Sec. 42
9821143        358      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821144        358      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821145        358      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821146        360      FUNB     0.040%    Actual/360     Actual/360                             Multifamily - Conventional

                                                           Lease                        Cut-Off     Cross
Control                                                   Enhance-                      Date LTV Collateralized
Number     Largest Tenant Name                              ment       RVI  DSCR (x)      (%)       Groups
===============================================================================================================
9821051                                                                      1.30        79.7%
9821052                                                                      1.55        79.7%
9821053                                                                      1.27        79.7%
9821054                                                                      1.38        79.7%
9821056                                                                      1.29        78.4%
9821057                                                                      1.43        69.7%
9821058                                                                      1.54        66.0%
9821059                                                                      1.28        69.5%
9821060                                                                      1.36        65.0%
9821061                                                                      1.40        68.3%
9821062                                                                      1.26        79.8%
9821063                                                                      1.53        79.8%
9821064                                                                      1.24        73.9%
9821065                                                                      1.23        79.8%
9821066                                                                      1.25        69.6%
9821067                                                                      1.22        79.8%
9821068                                                                      1.15        76.7%
9821069                                                                      1.29        79.8%
9821071                                                                      1.31        79.8%
9821072                                                                      1.45        67.3%
9821074                                                                      1.21        77.5%     Murphy III
9821075                                                                      1.53        62.5%     Murphy III
9821076                                                                      1.26        71.4%
9821081                                                                      1.21        78.5%
9821082                                                                      1.30        79.8%
9821097                                                                      1.26        74.8%
9821098                                                                      1.33        68.3%
9821099                                                                      1.37        73.2%
9821100                                                                      1.30        79.0%
9821101                                                                      1.24        79.9%
9821102                                                                      1.27        79.8%
9821103                                                                      1.21        77.4%
9821104                                                                      1.22        72.5%
9821105                                                                      1.20        78.7%
9821107                                                                      1.60        65.0%
9821109                                                                      1.53        62.6%
9821111                                                                      1.64        66.5%
9821112                                                                      1.32        52.5%
9821115                                                                      1.37        71.4%
9821121                                                                      1.43        74.9%
9821122                                                                      1.27        79.1%
9821122.1
9821122.2
9821124                                                                      1.26        74.9%
9821125                                                                      1.24        73.2%
9821126                                                                      1.23        79.9%
9821130                                                                      1.37        70.7%
9821133                                                                      1.39        79.9%
9821142                                                                      1.15        84.9%
9821143                                                                      1.37        79.9%
9821144                                                                      1.35        79.9%
9821145                                                                      1.20        79.3%
9821146                                                                      1.35        81.0%

            Remaining           Master
           Amortization        Servicing    Interest   Interest
Control       Term             Fee Rate      Accrual    Accrual
Number        (Mos.)    Seller    (%)         Basis    During IO            Title Vesting        Property Type
====================================================================================================================================
9821149        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821150        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821151        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821152        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821154        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821155        355      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9821156        357      FUNB     0.040%    Actual/360     NA                                     Multifamily - Conventional
9822000        353      FUNB     0.040%    Actual/360     NA                                     Healthcare - Assisted Living
9822001        353      FUNB     0.040%    Actual/360     NA                                     Healthcare - Assisted Living
9822003        353      FUNB     0.040%    Actual/360     NA                                     Healthcare - Assisted Living
9822004        293      FUNB     0.040%    Actual/360     NA                                     Healthcare - Skilled Nursing
9822005        293      FUNB     0.040%    Actual/360     NA                                     Healthcare - Congregate Care
9822007        354      FUNB     0.040%    Actual/360     NA                                     Office - Medical
9822012        234      FUNB     0.040%    Actual/360     NA                Leasehold            Hospitality - Limited Service
9822014        294      FUNB     0.040%    Actual/360     NA                                     Hospitality - Full Service
9822015        293      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
9822016        233      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822017        324      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
9822018        293      FUNB     0.040%    Actual/360     NA                                     Industrial - Warehouse/Distribution
9822026        257      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822027        294      FUNB     0.040%    30/360         NA                                     Retail - Unanchored
9822029        353      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822030        353      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822031        294      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822032        312      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822033        353      FUNB     0.040%    Actual/360     NA                Leasehold & Fee      Office
9822034        234      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822035        234      FUNB     0.040%    Actual/360     NA                Leasehold            Office
9822036        234      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822037        294      FUNB     0.040%    Actual/360     NA                                     Hospitality - Full Service
9822038        234      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822039        295      FUNB     0.040%    Actual/360     NA                                     Healthcare - Assisted Living
9822041        354      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
9822042        354      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822043        355      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
9822044        295      FUNB     0.040%    Actual/360     NA                                     Office
9822045        295      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
9822046        295      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
9822047        235      FUNB     0.040%    Actual/360     NA                                     Office
9822048        295      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
9822049        295      FUNB     0.040%    Actual/360     NA                                     Hospitality - Full Service
9822050        295      FUNB     0.040%    Actual/360     NA                                     Hospitality - Full Service
9822051        295      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
9822053        296      FUNB     0.040%    Actual/360     NA                                     Mixed Use - Self Storage/Retail
9822056        355      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
9822058        295      FUNB     0.040%    Actual/360     NA                                     Healthcare - Skilled Nursing
9822059        295      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822060        295      FUNB     0.040%    Actual/360     NA                                     Office
9822061        355      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822062        295      FUNB     0.040%    Actual/360     NA                                     Office
9822063        235      FUNB     0.040%    Actual/360     NA                                     Industrial - Warehouse/Distribution
9822064        355      FUNB     0.040%    Actual/360     NA                Leasehold            Industrial - Warehouse/Distribution
9822065        235      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored

                                                           Lease                        Cut-Off     Cross
Control                                                   Enhance-                      Date LTV Collateralized
Number     Largest Tenant Name                              ment       RVI  DSCR (x)      (%)       Groups
===============================================================================================================
9821149                                                                      1.49        74.8%
9821150                                                                      1.28        79.8%
9821151                                                                      1.26        75.2%
9821152                                                                      1.24        75.8%
9821154                                                                      1.33        76.3%
9821155                                                                      1.30        76.8%
9821156                                                                      1.25        70.3%
9822000                                                                      1.42        71.8%
9822001                                                                      1.66        57.2%
9822003                                                                      1.30        74.5%
9822004                                                                      2.13        54.2%
9822005                                                                      1.44        77.5%
9822007    Chesapeake Orthopedic and Sports Medicine                         1.79        56.9%
9822012                                                                      1.48        59.2%
9822014                                                                      1.64        44.7%
9822015    Fitness World                                                     1.31        74.4%
9822016    Giant Foods                                                       1.37        60.9%
9822017    El Paso Mexican Restaurant                                        1.32        73.0%
9822018    American Aviation                                                 1.43        77.3%
9822026    Jitney-Jungle Stores of America                                   1.26        74.1%
9822027    Blockbuster Music                                                 1.27        74.5%
9822029    Deseret Industries                                                1.30        74.7%
9822030    Vons - Store #55 (Safeway Credit)                                 1.26        74.6%
9822031    Food Lion # 522                                                   1.30        73.1%
9822032    White House                                                       1.31        67.7%
9822033    HHS 11B-90186                                                     1.30        71.7%
9822034                                                                      1.46        74.2%
9822035    The Money Store                                                   1.30        73.6%
9822036    Best Buy                                                          1.45        50.2%
9822037                                                                      1.60        65.3%
9822038                                                                      1.73        74.3%
9822039                                                                      1.46        72.6%
9822041    Jos A. Bank                                                       1.51        79.7%
9822042    Garden Ridge, Inc.                                                1.25        73.6%
9822043    Maryland Youth Ballet                                             1.32        64.3%
9822044    Geomega                                                           1.29        72.7%
9822045    West Marine                                                       1.35        75.1%
9822046    Georgiou Retail Stores                                            1.26        73.8%
9822047    Comcast Cable Communications                                      1.20        74.4%
9822048    Perrie-Swan Sales (Audio Warehouse)                               1.32        74.6%     Segall
9822049                                                                      1.46        71.8%     Gateway
9822050                                                                      1.40        70.6%     Gateway
9822051    Gallery Fine Furniture                                            1.36        74.6%     Segall
9822053    The Fish Cove                                                     1.31        68.8%
9822056    Kentuckiana Restaurants dba Gatti's                               1.30        78.4%
9822058                                                                      2.02        69.7%
9822059                                                                      1.49        69.6%
9822060    GSA                                                               1.33        68.7%
9822061    Good Guys                                                         1.31        63.8%
9822062    Metropolitan Life Insurance Co.                                   1.30        67.3%
9822063    M.J. Resurrection, Inc.                                           1.37        74.4%
9822064    U.S. Postal Service                                               1.47        73.9%
9822065    Publix                                                            1.30        72.2%

            Remaining           Master
           Amortization        Servicing    Interest   Interest
Control       Term             Fee Rate      Accrual    Accrual
Number        (Mos.)    Seller    (%)         Basis    During IO            Title Vesting        Property Type
====================================================================================================================================
9822066        236      FUNB     0.040%    Actual/360     NA                                     Hospitality - Full Service
9822067        236      FUNB     0.090%    Actual/360     NA                                     Hospitality - Limited Service
9822068        296      FUNB     0.040%    Actual/360     NA                                     Office
9822069        356      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822070        296      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822072        296      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
9822074        176      FUNB     0.040%    Actual/360     NA                                     Office - Medical
9822075        356      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822078        296      FUNB     0.040%    Actual/360     NA                                     Self Storage
9822079        176      FUNB     0.040%    Actual/360     NA                                     Office
9822080        296      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822082        296      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822083        296      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822085        297      FUNB     0.040%    Actual/360     NA                                     Healthcare - Skilled Nursing
9822087        237      FUNB     0.040%    Actual/360     NA                Leasehold            Healthcare - Skilled Nursing
9822089        297      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822090        327      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
9822091        177      FUNB     0.040%    30/360         NA                                     Retail - Anchored
9822092        297      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822120        297      FUNB     0.040%    Actual/360     NA                                     Hospitality - Full Service
9822122        356      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822123        297      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822124        296      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
9822126        237      FUNB     0.040%    Actual/360     NA                                     Healthcare - Skilled Nursing
9822127        360      FUNB     0.040%    Actual/360     Actual/360                             Office
9822128        336      FUNB     0.040%    Actual/360     $54,496.00 per                         Retail-Anchored
                                                           month during IO
                                                           (avg of Act/360
                                                           over IO period
9822131        297      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822132        297      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822133        297      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822134        297      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822140        298      FUNB     0.040%    Actual/360     NA                                     Hospitality - Full Service
9822141        297      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822143        297      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822145        297      FUNB     0.040%    Actual/360     NA                                     Self Storage
9822146        358      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822147        358      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822149        358      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822150        358      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822152        358      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822156        298      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822159        357      FUNB     0.040%    30/360         NA                                     Retail - Unanchored
9822167        357      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822174        358      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822176        297      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
9822183        358      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822185        296      FUNB     0.040%    Actual/360     NA                                     Mixed Use - Office/Retail
9822187        296      FUNB     0.040%    Actual/360     NA                                     Hospitality - Limited Service
9822188        296      FUNB     0.040%    Actual/360     NA                                     Hospitality - Full Service
9822189        297      FUNB     0.040%    Actual/360     NA                                     Retail - Unanchored
9822191        358      FUNB     0.040%    Actual/360     NA                                     Retail - Anchored
9822192        298      FUNB     0.040%    Actual/360     NA                                     Office
9823000        241      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823009        309      FUNB     0.040%    30/360         NA                                     CTL - Retail

                                                           Lease                        Cut-Off     Cross
Control                                                   Enhance-                      Date LTV Collateralized
Number     Largest Tenant Name                              ment       RVI  DSCR (x)      (%)       Groups
===============================================================================================================
9822066                                                                      1.47        73.4%
9822067                                                                      1.54        74.5%
9822068    Millenium America                                                 1.25        73.7%
9822069    Eckerd                                                            1.27        78.1%
9822070                                                                      1.46        71.7%
9822072    Blockbuster                                                       1.48        40.6%
9822074    Southeastern Eye Center Greensboro                                1.30        66.2%
9822075    Bed, Bath & Beyond                                                1.27        82.2%
9822078    Paul Jardin of USA                                                1.40        57.1%
9822079    Allstate Insurance Company                                        1.35        47.4%
9822080                                                                      1.65        62.1%
9822082                                                                      1.47        69.7%
9822083                                                                      1.41        74.1%
9822085                                                                      1.83        53.0%
9822087                                                                      1.65        62.8%
9822089                                                                      1.41        74.8%
9822090    24 Hour Fitness                                                   1.49        65.1%
9822091    K-Mart                                                            2.11        37.0%
9822092    Piggly Wiggly                                                     1.30        77.9%
9822120                                                                      1.45        52.0%
9822122    Rancher Bar & Grill                                               1.26        72.3%
9822123    K-Mart                                                            1.41        66.4%
9822124    El Tropico Rest.                                                  1.37        67.5%
9822126                                                                      1.50        61.1%
9822127    Blue Cross/Blue Shield                                            1.27        73.7%
9822128    K-Mart                                                            1.65        55.0%



9822131                                                                      1.57        72.2%
9822132                                                                      1.62        74.8%     DOM
9822133                                                                      1.48        74.7%     DOM
9822134                                                                      1.46        74.7%     DOM
9822140                                                                      1.59        69.8%
9822141                                                                      1.39        74.7%     DOM
9822143                                                                      1.69        74.7%     DOM
9822145                                                                      1.41        65.1%
9822146    Wal-Mart                                                          1.38        79.9%
9822147    Waccamaw Pottery                                                  1.39        77.9%
9822149    Peebles                                                           1.36        79.9%
9822150    CVS (Revco)                                                       1.43        79.9%
9822152    McRae's                                                           1.37        74.2%
9822156    Big Lots                                                          1.31        74.1%
9822159    Blockbuster Video                                                 1.33        73.6%
9822167    Roland's Supermarket                                              1.47        74.8%
9822174    Prevo's                                                           1.29        74.9%
9822176    Evergreen Restaurant                                              1.41        68.7%
9822183    American Drug Stores                                              1.26        71.8%
9822185    Downtown Athletic Club                                            1.34        74.7%
9822187                                                                      1.43        67.6%
9822188                                                                      1.40        71.8%
9822189    Petco                                                             1.27        71.6%
9822191    K-Mart                                                            1.34        64.9%
9822192    Distribution solutions Inter                                      1.34        71.3%
9823000    CVS Corporation                                  TRUE             1.01        94.1%
9823009    Rite Aid of Delaware                                       TRUE   1.00        91.8%

            Remaining           Master
           Amortization        Servicing    Interest   Interest
Control       Term             Fee Rate      Accrual    Accrual
Number        (Mos.)    Seller    (%)         Basis    During IO            Title Vesting        Property Type
====================================================================================================================================
9823010        309      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823012        309      FUNB     0.040%    30/360         NA                Leasehold & Fee      CTL - Retail
9823026        309      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823028        319      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823030        232      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823031        229      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823032        228      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823033        233      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823035        280      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823042        259      FUNB     0.175%    30/360         NA                                     CTL - Hospitality
9823054        259      FUNB     0.175%    30/360         NA                                     CTL - Hospitality
9823069        259      FUNB     0.175%    30/360         NA                                     CTL - Hospitality
9823072        259      FUNB     0.175%    30/360         NA                                     CTL - Hospitality
9823074        259      FUNB     0.175%    30/360         NA                                     CTL - Hospitality
9823076        259      FUNB     0.175%    30/360         NA                                     CTL - Hospitality
9823082        321      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823094        270      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823097        292      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823098        220      FUNB     0.040%    30/360         NA                                     CTL - Industrial
9823099        229      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823101        229      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823102        228      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823109        319      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823113        234      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823114        235      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823115        235      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823118        177      FUNB     0.040%    30/360         NA                                     CTL - Retail
9823121        290      FUNB     0.040%    30/360         NA                                     CTL - Retail

                                                           Lease                        Cut-Off     Cross
Control                                                   Enhance-                      Date LTV Collateralized
Number     Largest Tenant Name                              ment       RVI  DSCR (x)      (%)       Groups
===============================================================================================================
9823010    Rite Aid of New Hampshire                                  TRUE   1.00        97.6%
9823012    Rite Aid of Kentucky                                       TRUE   1.00        97.7%
9823026    Rite Aid of California                                     TRUE   1.00        97.4%
9823028    Rite Aid of Oregon                                         TRUE   1.00        98.7%
9823030    Walgreen Company                                 TRUE             1.13        82.5%
9823031    Walgreen Company                                 TRUE             1.00        86.6%
9823032    Walgreen Company                                 TRUE             1.00        86.4%
9823033    White Cross Stores, Inc.                         TRUE             1.00        97.0%
9823035    Edwards                                          TRUE      TRUE   1.13        99.6%
9823042    Motel 6                                                    TRUE   1.00        94.5%
9823054    Motel 6                                                    TRUE   1.00        94.5%
9823069    Motel 6                                                    TRUE   1.00        94.5%
9823072    Motel 6                                                    TRUE   1.00        94.5%
9823074    Motel 6                                                    TRUE   1.00        94.5%
9823076    Motel 6                                                    TRUE   1.00        94.5%
9823082    Rite Aid of Virginia                                       TRUE   1.00        99.0%
9823094    Eckerd                                           TRUE      TRUE   1.09        93.2%
9823097    IHOP Properties, Inc.                            TRUE             1.10        95.1%
9823098    Alliance Paper and Packaging Co., Inc.           TRUE      TRUE   1.08        92.8%
9823099    CVS Corporation                                  TRUE             1.02        96.2%
9823101    Henrietta CVS, Inc                               TRUE             1.02        99.1%
9823102    Lowe's Home Centers, Inc                         TRUE             1.02        87.5%
9823109    Rite Aid of Kentucky                                       TRUE   1.00        98.7%
9823113    Eckerd                                           TRUE             1.00        93.3%
9823114    Rite Aid of Michigan, Inc.                       TRUE             1.00        93.4%
9823115    Rite Aide of Michigan                            TRUE             1.00        92.3%
9823118    Sears, Roebuck and Co.                           TRUE             1.05        81.7%
9823121    Walgreen Company                                 TRUE      TRUE   1.22        79.5%

                          Grace    Insured  Letter Interest         Engin Def   Environmental    Init TI/LC
Control            Semi  Mortgage  Mortgage   of   Reserve         Maint Escrow    Escrow @        Reserve      Future TI/LC Reserve
Number   Defeased Annual  Loan      Loan    Credit   Loan  Lockbox ($) @ Close      Close         (Cleaned)      Escrows (Cleaned)
====================================================================================================================================
10000      TRUE                                      TRUE    N       1,723.75             0
10003      TRUE                                      TRUE    N         620.55          0.00
10004      TRUE                                      TRUE    N         930.83          0.00
10019      TRUE                                      TRUE    N           0.00          0.00
20007      TRUE                                      TRUE    N           0.00          0.00
20022                                                TRUE    N       4,523.75          0.00
20025      TRUE                                      TRUE    N           0.00          0.00      14,560.00
20037      TRUE                                      TRUE    N      13,837.50  $229,448 LOC
20042                                                TRUE    N      18,725.00          0.00
30013      TRUE                                     FALSE    Hard        0.00          0.00
30092      TRUE                                     FALSE    Hard        0.00          0.00
9821000    TRUE                                      TRUE    N      10,625.00          0.00
9821001    TRUE                                      TRUE    N           0.00          0.00
9821002    TRUE                                      TRUE    N       6,062.50          0.00
9821003    TRUE                                      TRUE    N      11,500.00          0.00
9821004    TRUE                                      TRUE    N       9,412.50          0.00
9821005    TRUE                                      TRUE    N           0.00          0.00
9821006    TRUE                                     FALSE    N           0.00          0.00
9821007    TRUE                                      TRUE    N      59,491.25          0.00
9821009    TRUE                                      TRUE    N      65,343.75     17,000.00
9821010                                             FALSE    N           0.00          0.00
9821011    TRUE                                      TRUE    N      24,287.50          0.00
9821012                     TRUE                    FALSE    N           0.00          0.00
9821013    TRUE                                      TRUE    N       2,875.00          0.00
9821014    TRUE                                      TRUE    N       5,062.50          0.00
9821015    TRUE                                      TRUE    N       9,000.00          0.00
9821016                                             FALSE    N           0.00          0.00
9821018                     TRUE                    FALSE    N       1,875.00          0.00
9821020    TRUE                                      TRUE    N         750.00          0.00
9821021                                              TRUE    N      35,375.00          0.00
9821022                                              TRUE    N      45,693.75          0.00
9821023                                              TRUE    N      10,250.00          0.00
9821024                                              TRUE    N      41,831.25          0.00
9821025                                              TRUE    N      79,931.25          0.00
9821026                                              TRUE    N       4,000.00      1,500.00
9821027                                              TRUE    N      47,625.00          0.00
9821028    TRUE                                      TRUE    N      14,556.25          0.00
9821029    TRUE                                      TRUE    N       4,250.00          0.00
9821030    TRUE                                      TRUE    N           0.00        625.00
9821031    TRUE                                      TRUE    N           0.00          0.00
9821034    TRUE                                      TRUE    N      14,625.00          0.00
9821037    TRUE                                      TRUE    N           0.00          0.00
9821038    TRUE                                      TRUE    N      43,125.00      3,750.00
9821039    TRUE                                      TRUE    N           0.00          0.00
9821040    TRUE                                      TRUE    N      29,756.25          0.00
9821041    TRUE                                      TRUE    N      18,750.00     10,250.00
9821042                                             FALSE    N           0.00          0.00
9821044                                             FALSE    N           0.00          0.00
9821045    TRUE                                      TRUE    N      85,237.50          0.00
9821046                                              TRUE    N           0.00          0.00
9821048    TRUE                                      TRUE    N      76,818.75          0.00
9821049    TRUE                            TRUE      TRUE    N      41,656.25      1,500.00
9821050    TRUE                                      TRUE    N      17,312.50          0.00

                          Grace    Insured  Letter Interest         Engin Def   Environmental    Init TI/LC
Control            Semi  Mortgage  Mortgage   of   Reserve         Maint Escrow    Escrow @        Reserve      Future TI/LC Reserve
Number   Defeased Annual  Loan      Loan    Credit   Loan  Lockbox ($) @ Close      Close         (Cleaned)      Escrows (Cleaned)
====================================================================================================================================
9821051    TRUE                                      TRUE    N       1,843.75          0.00
9821052    TRUE                                      TRUE    N           0.00          0.00
9821053    TRUE                                      TRUE    N       3,906.25          0.00
9821054    TRUE                                      TRUE    N       4,696.25          0.00
9821056    TRUE                                      TRUE    N       8,937.50          0.00
9821057    TRUE                                     FALSE    N      41,250.00          0.00
9821058    TRUE                                      TRUE    N      25,125.00        313.00
9821059    TRUE                                      TRUE    N      58,437.50          0.00
9821060    TRUE                                      TRUE    N      34,875.00          0.00
9821061    TRUE                                      TRUE    N      33,812.50          0.00
9821062    TRUE                                      TRUE    N      10,937.50          0.00
9821063    TRUE                                      TRUE    N       9,215.00          0.00
9821064    TRUE                                      TRUE    N      12,875.00          0.00
9821065    TRUE                                      TRUE    N           0.00          0.00
9821066    TRUE                                      TRUE    N      15,391.25          0.00
9821067    TRUE                                      TRUE    N      77,881.25          0.00
9821068                                              TRUE    N           0.00          0.00
9821069    TRUE                                      TRUE    N       1,125.00          0.00
9821071    TRUE                                      TRUE    N      11,875.00          0.00
9821072    TRUE                                      TRUE    N       5,000.00          0.00
9821074    TRUE                                      TRUE    N       8,500.00          0.00
9821075    TRUE                                      TRUE    N       7,856.25          0.00
9821076    TRUE                                      TRUE    N      10,512.50          0.00
9821081    TRUE                                      TRUE    N       9,056.25          0.00
9821082    TRUE                                      TRUE    N       7,593.75          0.00
9821097    TRUE                                      TRUE    N      22,506.25          0.00
9821098    TRUE                                      TRUE    N      66,250.00        312.50
9821099    TRUE                                      TRUE    N      12,800.00          0.00
9821100    TRUE                                      TRUE    N       4,687.50          0.00
9821101    TRUE                                      TRUE    N       6,675.00          0.00
9821102    TRUE                                      TRUE    N      10,060.00          0.00
9821103    TRUE                                     FALSE    N       8,250.00          0.00
9821104    TRUE                                     FALSE    N       5,625.00          0.00
9821105    TRUE                                     FALSE    N      63,775.00          0.00
9821107    TRUE                                      TRUE    N      42,062.50          0.00
9821109                                              TRUE    N           0.00          0.00
9821111    TRUE                                      TRUE    N      40,875.00      1,875.00
9821112    TRUE                                      TRUE    N      32,555.00          0.00
9821115    TRUE                                      TRUE    N      27,437.50          0.00
9821121    TRUE                                      TRUE    N       2,625.00      5,625.00
9821122    TRUE                                      TRUE    N       6,591.25          0.00
9821122.1                                           FALSE            6,591.25          0.00
9821122.2                                           FALSE           44,347.50          0.00
9821124    TRUE                                      TRUE    N     242,283.75          0.00
9821125    TRUE                                      TRUE    N      39,111.25          0.00
9821126    TRUE                                      TRUE    N      35,647.50      1,250.00
9821130    TRUE                                      TRUE    N     124,947.00          0.00
9821133    TRUE                                      TRUE    N      11,275.00          0.00
9821142    TRUE                                      TRUE    N           0.00          0.00
9821143    TRUE                                      TRUE    N      43,636.25          0.00
9821144    TRUE                                      TRUE    N           0.00          0.00
9821145    TRUE                                      TRUE    N           0.00          0.00

                          Grace    Insured  Letter Interest         Engin Def   Environmental    Init TI/LC
Control            Semi  Mortgage  Mortgage   of   Reserve         Maint Escrow    Escrow @        Reserve      Future TI/LC Reserve
Number   Defeased Annual  Loan      Loan    Credit   Loan  Lockbox ($) @ Close      Close         (Cleaned)      Escrows (Cleaned)
====================================================================================================================================
9821146    TRUE                                      TRUE    N      58,125.00          0.00
9821149    TRUE                                      TRUE    N           0.00          0.00
9821150    TRUE                                      TRUE    N           0.00          0.00
9821151    TRUE                                      TRUE    N           0.00          0.00
9821152    TRUE                                      TRUE    N      30,313.00          0.00
9821154    TRUE                                      TRUE    N      72,375.00          0.00
9821155    TRUE                                      TRUE    N     101,038.75          0.00
9821156    TRUE                                      TRUE    N       5,000.00        687.50
9822000    TRUE                                      TRUE    N           0.00          0.00
9822001    TRUE                                      TRUE    N           0.00          0.00
9822003    TRUE                                      TRUE    N           0.00          0.00
9822004    TRUE                                      TRUE    N       2,375.00          0.00
9822005    TRUE                                      TRUE    N           0.00          0.00
9822007    TRUE                                      TRUE    N      16,000.00          0.00     100,000.00
9822012                                              TRUE    N           0.00          0.00
9822014    TRUE                                      TRUE    N           0.00          0.00
9822015                                              TRUE    N       6,875.00     31,250.00
9822016                                              TRUE    N      83,775.00  1,500,000.00
9822017    TRUE                                      TRUE    N       5,250.00          0.00
9822018    TRUE                                      TRUE    N       4,962.50          0.00
9822026    TRUE                                      TRUE    N      34,932.50          0.00
9822027    TRUE                                     FALSE    N           0.00          0.00
9822029                                              TRUE    N         650.00          0.00
9822030                                              TRUE    N      25,937.50          0.00
9822031    TRUE                                      TRUE    N      10,250.00     37,500.00                            25,749.96
9822032                                              TRUE    N      25,637.50          0.00     200,000.00
9822033    TRUE                                      TRUE    N      20,500.00          0.00   1,040,000.00            180,000.00
9822034    TRUE                                      TRUE    N       7,610.00          0.00
9822035                                              TRUE    N       9,506.25          0.00
9822036    TRUE                                      TRUE    N      20,312.50          0.00
9822037                                              TRUE    N       8,187.50          0.00
9822038                                              TRUE    N      12,362.50          0.00
9822039    TRUE                                      TRUE    N           0.00          0.00
9822041                                              TRUE    N           0.00          0.00      82,000.00
9822042    TRUE                                      TRUE    N      28,687.50          0.00     500,000.00
9822043    TRUE                                      TRUE    N       7,625.00          0.00
9822044    TRUE                                      TRUE    N      82,855.00          None                            39,900.00
9822045    TRUE                                      TRUE    N       1,250.00          0.00     100,000.00
9822046                                              TRUE    N      15,375.00          0.00
9822047    TRUE                                      TRUE    N           0.00          0.00
9822048    TRUE                                      TRUE    N      18,737.50          0.00
9822049    TRUE                                      TRUE    N      13,500.00          0.00
9822050    TRUE                                      TRUE    N           0.00          0.00
9822051    TRUE                                      TRUE    N      39,093.75          0.00                            54,250.00
9822053    TRUE                                      TRUE    N           0.00          0.00
9822056    TRUE                                      TRUE    N      26,715.00          0.00
9822058    TRUE                                      TRUE    N       4,812.50          0.00
9822059    TRUE                                      TRUE    N      18,562.50          0.00
9822060    TRUE                                      TRUE    N      18,375.00          0.00                            39,000.00
9822061    TRUE                                      TRUE    N           0.00          0.00
9822062    TRUE                                      TRUE    N      22,937.50          0.00
9822063    TRUE                                      TRUE    N     220,637.50          0.00     400,000.00   Contingent $400,000
9822064    TRUE                                      TRUE    N      34,661.25          0.00                            49,200.00
9822065    TRUE                                      TRUE    N           0.00          0.00

                          Grace    Insured  Letter Interest         Engin Def   Environmental    Init TI/LC
Control            Semi  Mortgage  Mortgage   of   Reserve         Maint Escrow    Escrow @        Reserve      Future TI/LC Reserve
Number   Defeased Annual  Loan      Loan    Credit   Loan  Lockbox ($) @ Close      Close         (Cleaned)      Escrows (Cleaned)
====================================================================================================================================
9822066    TRUE                                      TRUE    N      14,066.25          0.00
9822067    TRUE                                      TRUE    N           0.00          0.00
9822068    TRUE                                      TRUE    N      11,968.75          0.00
9822069    TRUE                                      TRUE    N           0.00          0.00
9822070    TRUE                                      TRUE    N         375.00          0.00
9822072    TRUE                                      TRUE    N      17,547.50          0.00
9822074    TRUE                                      TRUE    N       5,000.00      3,000.00
9822075    TRUE                                      TRUE    N       3,125.00          0.00     300,000.00
9822078    TRUE                                      TRUE    N       6,812.50          0.00
9822079    TRUE                                      TRUE    N      14,506.25          0.00     100,000.00
9822080    TRUE                                      TRUE    N       4,062.50          0.00
9822082    TRUE                                      TRUE    N           0.00          0.00
9822083    TRUE                                      TRUE    N      25,128.75          0.00
9822085    TRUE                                      TRUE    N           0.00          0.00
9822087                                              TRUE    N       5,000.00          0.00
9822089    TRUE                                      TRUE    N      13,750.00          0.00
9822090    TRUE                                      TRUE    N     138,406.25      1,500.00   1,000,000.00
9822091    TRUE                                     FALSE    N           0.00          0.00
9822092    TRUE                                      TRUE    N       4,000.00          0.00
9822120    TRUE                                      TRUE    N      61,557.50          0.00
9822122    TRUE                                      TRUE    N           0.00          0.00
9822123                                              TRUE    N      29,593.75          0.00     300,000.00             72,000.00
9822124    TRUE                                      TRUE    N      13,406.25          0.00
9822126    TRUE                                      TRUE    N      13,768.75          0.00
9822127    TRUE                                      TRUE    N      88,750.00          0.00   2,400,000.00          2,220,000.00
9822128    TRUE                                      TRUE    N     137,875.00          0.00
9822131    TRUE                                      TRUE    N       7,458.75          0.00
9822132    TRUE                                      TRUE    N       3,575.00          0.00
9822133    TRUE                                      TRUE    N       5,821.25          0.00
9822134    TRUE                                      TRUE    N       3,263.75          0.00
9822140    TRUE                                      TRUE    N      12,762.50          0.00
9822141    TRUE                                      TRUE    N       2,817.50          0.00
9822143    TRUE                                      TRUE    N      10,625.00          0.00
9822145    TRUE                                      TRUE    N       6,062.50          0.00
9822146    TRUE                                      TRUE    N       7,437.50          0.00                           400,000.00
9822147    TRUE                                      TRUE    N      18,750.00          0.00                           250,000.00
9822149    TRUE                                      TRUE    N      37,125.00          0.00
9822150    TRUE                                      TRUE    N       6,437.50          0.00
9822152    TRUE                                      TRUE    N      21,260.00          0.00     400,000.00
9822156    TRUE                                      TRUE    N     148,750.00          0.00
9822159    TRUE                                     FALSE    N      13,375.00          0.00     170,000.00
9822167    TRUE                                      TRUE    N           0.00          0.00
9822174    TRUE                                      TRUE    N      12,312.50          0.00
9822176    TRUE                                      TRUE    N       3,587.50          0.00
9822183    TRUE                                      TRUE    N         812.50          0.00
9822185    TRUE                                      TRUE    N           0.00          0.00
9822187    TRUE                                      TRUE    N           0.00     15,000.00
9822188    TRUE                                      TRUE    N           0.00          0.00
9822189    TRUE                                      TRUE    N      18,533.75            NA
9822191    TRUE                                      TRUE    N      35,250.00          0.00
9822192    TRUE                                      TRUE    N      62,348.75          0.00
9823000    TRUE                                     FALSE    Hard        0.00          0.00
9823009    TRUE                                     FALSE    Hard        0.00          0.00

                          Grace    Insured  Letter Interest         Engin Def   Environmental    Init TI/LC
Control            Semi  Mortgage  Mortgage   of   Reserve         Maint Escrow    Escrow @        Reserve      Future TI/LC Reserve
Number   Defeased Annual  Loan      Loan    Credit   Loan  Lockbox ($) @ Close      Close         (Cleaned)      Escrows (Cleaned)
====================================================================================================================================
9823010    TRUE                                     FALSE    Hard        0.00          0.00
9823012    TRUE                                     FALSE    Hard        0.00          0.00
9823026    TRUE                                     FALSE    Hard        0.00          0.00
9823028    TRUE                                     FALSE    Hard        0.00          0.00
9823030                                             FALSE    Hard        0.00          0.00
9823031                                             FALSE    Hard    1,425.00          0.00
9823032    TRUE                                     FALSE    Hard    1,425.00          0.00
9823033                                             FALSE    Hard        0.00          0.00
9823035    TRUE             TRUE                    FALSE    Hard        0.00          0.00
9823042            TRUE                             FALSE    Hard        0.00          0.00
9823054            TRUE                             FALSE    Hard        0.00          0.00
9823069            TRUE                             FALSE    Hard        0.00          0.00
9823072            TRUE                             FALSE    Hard        0.00          0.00
9823074            TRUE                             FALSE    Hard        0.00          0.00
9823076            TRUE                             FALSE    Hard        0.00          0.00
9823082    TRUE                                     FALSE    Hard        0.00          0.00
9823094    TRUE                                     FALSE    Hard        0.00          0.00
9823097    TRUE                                     FALSE    Hard        0.00          0.00
9823098                                             FALSE    Hard        0.00          0.00
9823099    TRUE                                     FALSE    Hard        0.00          0.00
9823101    TRUE                                     FALSE    Hard        0.00          0.00
9823102                                             FALSE    Hard        0.00          0.00
9823109    TRUE                                     FALSE    Hard        0.00          0.00
9823113    TRUE                                     FALSE    Hard    1,343.75     21,562.50
9823114    TRUE                                     FALSE    Hard        0.00          0.00
9823115    TRUE                                     FALSE    Hard        0.00          0.00
9823118                                             FALSE    Hard        0.00          0.00
9823121    TRUE                                     FALSE    Hard    3,054.00          0.00

Control
Number    Other Escrows/Holdbacks/Credit Enhancements (Cleaned)
====================================================================================================================================
10000
10003
10004
10019
20007     Held back $5,000 until the parking lot was re-surfaced
20022
20025
20037
20042
30013
30092     $18,750 escrowed (125% of estimated amount) for finishing list related to Eckerd occupancy
9821000
9821001
9821002
9821003
9821004
9821005
9821006
9821007
9821009
9821010
9821011
9821012
9821013
9821014
9821015
9821016
9821018
9821020
9821021
9821022
9821023
9821024
9821025
9821026
9821027
9821028
9821029
9821030
9821031
9821034
9821037
9821038
9821039
9821040
9821041
9821042
9821044
9821045
9821046
9821048
9821049   LOC, $780,000, 5 years.  DSCR, CLTV and OLTV are net the LOC amount.
9821050

Control
Number    Other Escrows/Holdbacks/Credit Enhancements (Cleaned)
====================================================================================================================================
9821051
9821052
9821053
9821054
9821056
9821057
9821058
9821059
9821060
9821061
9821062
9821063
9821064
9821065
9821066
9821067
9821068
9821069
9821071
9821072
9821074
9821075
9821076
9821081
9821082
9821097
9821098
9821099
9821100
9821101
9821102
9821103
9821104
9821105
9821107
9821109
9821111
9821112
9821115
9821121
9821122
9821122.1
9821122.2
9821124
9821125
9821126
9821130
9821133
9821142
9821143
9821144
9821145
9821146

Control
Number    Other Escrows/Holdbacks/Credit Enhancements (Cleaned)
====================================================================================================================================
9821149
9821150
9821151
9821152
9821154
9821155
9821156
9822000
9822001
9822003
9822004
9822005
9822007
9822012
9822014
9822015
9822016
9822017
9822018
9822026
9822027
9822029
9822030
9822031
9822032
9822033
9822034
9822035
9822036
9822037   $ 1,265,000 held for completion of parking structure
9822038
9822039
9822041   $ 28,762.25 was held until cleaners and Sub shop open for business.
9822042
9822043
9822044
9822045
9822046
9822047
9822048
9822049
9822050
9822051
9822053
9822056
9822058
9822059
9822060
9822061
9822062
9822063
9822064
9822065   $650,000 held back until Dragon House,  Jitterbeans, and Hair Cuttery open for business

Control
Number    Other Escrows/Holdbacks/Credit Enhancements (Cleaned)
====================================================================================================================================
9822066
9822067
9822068
9822069
9822070
9822072
9822074
9822075
9822078
9822079
9822080
9822082
9822083
9822085
9822087
9822089
9822090
9822091
9822092
9822120
9822122
9822123
9822124
9822126
9822127
9822128
9822131
9822132
9822133
9822134
9822140
9822141
9822143
9822145
9822146
9822147
9822149
9822150
9822152   A $300,000  Letter of Credit for the JC Penney  rollover.  LC can be used for TI
9822156   and LC if needed. LC will be released if JC Penney renews.
9822159
9822167
9822174
9822176
9822183
9822185
9822187
9822188
9822189   $575,000 discretionary escrow for Holiday Inn Select upgrade
9822191
9822192
9823000
9823009

Control
Number    Other Escrows/Holdbacks/Credit Enhancements (Cleaned)
====================================================================================================================================
9823010
9823012
9823026
9823028
9823030
9823031
9823032
9823033
9823035
9823042
9823054
9823069
9823072
9823074
9823076
9823082
9823094
9823097
9823098
9823099
9823101
9823102
9823109
9823113
9823114
9823115
9823118
9823121

                                    EXHIBIT C



                      First Union Commercial Mortgage Trust
                               FUNB Series 1999-C1

            Form of Schedule of Exceptions to Mortgage File Delivery



Control          Borrower          Document     Document         Exception
  No.             Name               ID          Status         Description
-------          --------          --------     --------        -----------

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE



                                                                    _____, 199__



Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union Commercial Mortgage Trust, FUNB Series 1999-C1

Ladies and Gentlemen:

     In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), by and among First Union Commercial Mortgage Securities, Inc., as Depositor, First Union National Bank, as Master Servicer, Lennar Partners, Inc. as Special Servicer, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.


Mortgagor's Name:



Address:



Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:



Reason for requesting file (or portion thereof):



                                      D-1-1

________ 1.  Mortgage Loan paid in full.

               The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

________ 2. Other. (Describe)

     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.


                                      D-1-2

         Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                        First Union National Bank,

                                        as Master Servicer



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                      D-1-3

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE


                                                                    _____, 199__



Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union Commercial Mortgage Trust, FUNB Series 1999-C1

Ladies and Gentlemen:

     In connection with the administration of the Mortgage Files held by you as Trustee under a certain Pooling and Servicing Agreement dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), by and among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as Master Servicer, Lennar Partners, Inc., as Special Servicer, and you, as Trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described Mortgage Loan for the reason indicated below.



Mortgagor's Name:



Address:



Loan No.:



If only particular documents in the Mortgage File are requested, please specify which:



Reason for requesting file (or portion thereof):



________ 1. The Mortgage Loan is being foreclosed.


                                      D-2-1

________ 2. Other. (Describe)



     The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                        LENNAR PARTNERS, INC.

                                        as Special Servicer


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                      D-2-2

                                    EXHIBIT E

                 CALCULATION OF NOI/DEBT SERVICE COVERAGE RATIOS



     "Net Operating Income" shall mean the revenue derived from the use and operation of a Mortgaged Property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and reserves (such as reserves for tenant improvements and leasing commissions in the case of Rental Properties and assumed reserves for ongoing capital expenditures). Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures, but does reflect reserves for replacements.

     In determining the "revenue" component of Net Operating Income for each Rental Property, the Special Servicer shall rely on the most recent rent roll supplied by the related borrower and where the actual vacancy shown thereon and the market vacancy is less than 5%, the Special Servicer shall assume a 5% vacancy in determining revenue from rents, except that in the case of certain anchored shopping centers, space occupied by anchor tenants shall be disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective Mortgage Loan Seller's underwriting standards. In determining rental revenue for multifamily properties, the Special Servicer shall either review rental revenue shown on the rolling 12-month operating statements or annualize the rental revenue shown on rent rolls or operating statements with respect to the prior three to twelve month periods. For the other Rental Properties, the Special Servicer shall annualize rental revenue shown on the most recent rent roll, after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon. In the case of hospitality properties, gross receipts shall be determined on the basis of adjusted average daily occupancy shown on the borrower-supplied operating statements. In the case of residential health care facilities, receipts shall be based on historical occupancy levels, historical operating revenues and the then current occupancy rates. Private occupancy rates shall be within current market ranges and vacancy levels shall be at a minimum of 5%. In general, any non-recurring items and non-property related revenue shall be eliminated from the calculation except in the case of residential health care facilities.

     In determining the "expense" component of Net Operating Income for each Mortgaged Property, the Special Servicer shall rely on the most recent financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements is available, the newer information shall be annualized and used, (b) with respect to each Mortgaged Property, property management fees shall be assumed to be 4% to 5% of effective gross revenue (except with respect to hospitality properties, where a minimum of 5% of gross receipts shall be assumed) unless actual management fees are higher, in which case actual management fees shall be assumed, (c) assumptions shall be made with respect to reserves for leasing commission, tenant improvement expenses and capital expenditures and (d) expenses shall be assumed to include annual replacement reserves equal to (1) in the case of retail, office, industrial and two mixed use multifamily/retail properties, not less than $0.04 and not more than $0.77 per square foot net rentable commercial area, (2) in the case of multifamily and three mixed use multifamily/retail properties, not less than $150 or more than $350 per residential unit per year, depending on the condition of the property, (3) in the case of hospitality properties, 4% of the gross revenues received by the property owner on an ongoing basis, (4) in the case of residential healthcare facilities, $225 to $300 per bed per year and (5) in the case of the mobile home parks, not less than $31 or more than $79 per pad per year. In addition, in some instances, the Special Servicer may recharacterize as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net operating income") where determined appropriate.

                                    EXHIBIT F

                          FORM OF TRANSITION SUPPLEMENT

     This TRANSITION SUPPLEMENT, dated as of February 1, 1999 (the "Transition Date"), is delivered by FIRST UNION COMMERCIAL MORTGAGE SECURITIES, INC. (the "Depositor") as Depositor pursuant to Section 2.11(a) of the pooling and servicing agreement, dated and effective as of December 1, 1998 (the "Pooling and Servicing Agreement"), among the Depositor, FIRST UNION NATIONAL BANK, as Master Servicer, LENNAR PARTNERS, INC., as Special Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

     The Depositor  hereby  certifies  that each of the  conditions set forth in
Section 2.11(a) of the Pooling and Servicing Agreement have been satisfied as of the date hereof.

     The "REMIC IV Remittance Rate" for each of REMIC IV P&I Regular Interests A-1, A-2, B, C, D and E as of the Transition Date and for any Distribution Date after the Distribution Date to occur in February 1999 shall be:

     (i) with respect to REMIC IV P&I Regular Interest A-1, 5.73%;

     (ii) with respect to REMIC IV P&I Regular Interest A-2, 6.07%;

     (iii) with respect to REMIC IV P&I Regular Interest B, 6.22%;

     (iv) with respect to REMIC IV P&I Regular Interest C, the Weighted Average REMIC I Remittance Rate minus 0.51%;

     (v) with respect to REMIC IV P&I Regular Interest D, the Weighted Average REMIC I Remittance Rate minus 0.03%; and

     (vi) with respect to REMIC IV P&I Regular Interest E, the Weighted Average REMIC I Remittance Rate minus 0.03%.

                                        FIRST UNION COMMERCIAL MORTGAGE
                                        SECURITIES, INC., as Depositor



                                        By:
                                           -------------------------------------
                                           Name: Craig Lieberman
                                           Title: Vice President

Dated:  February 1, 1999

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE



                                                                 ______ __, 199_

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union Commercial Mortgage Trust, FUNB Series 1999-C1


     Re: First Union Commercial Mortgage Trust Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1, Class (the "Certificates")

Ladies and Gentlemen:

     This  letter  is  delivered  to you in  connection  with  the  transfer  by
____________________   (the   "Transferor")  to   _______________________   (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance as of December 23, 1998 (the "Closing Date") of $_____________ evidencing a __% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1998, among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer, Lennar Partners, Inc., as special servicer and Norwest Bank Minnesota, National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accepted a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general


                                      G-1-1
     solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933 (the "Securities Act"), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,



                                        ----------------------------------------
                                        (Transferor)


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                      G-1-2

                                   EXHIBIT G-2

                         FORM OF TRANSFEREE CERTIFICATE
                                    FOR QIBs

                           ______ __, 199_

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union Commercial Mortgage Trust, FUNB Series 1999-C1

          Re:  First Union Commercial  Mortgage Trust Commercial Mortgage Trust,
               Commercial  Mortgage  Pass-Through   Certificates,   FUNB  Series
               1999-C1, Class (the "Certificates")

Ladies and Gentlemen:

     This  letter  is  delivered  to you in  connection  with  the  transfer  by
____________________   (the   "Transferor")  to   _______________________   (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance as of December 23, 1998 (the "Closing Date") of $_____________ evidencing a __% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1998, among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer, Lennar Partners, Inc., as special servicer and Norwest Bank Minnesota, National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

          1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being




                                      G-2-1
     made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been  furnished with all  information  regarding
     (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

          3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

          THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     - AND -

          [NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.]

                                     - OR -

          [NO TRANSFER OF THIS  CERTIFICATE  OR ANY INTEREST  HEREIN MAY BE MADE
     (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST




                                      G-2-2

     HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN) PROVIDED THAT (I) SUCH A TRANSFER MAY BE MADE TO AN INSURANCE COMPANY GENERAL ACCOUNT IF (i) THIS CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER, AND (II) SUCH A TRANSFER MAY BE MADE WITH RESPECT TO A CLASS H CERTIFICATE IF THE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.]

          4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.



                                      G-2-3

                                        Very truly yours,


                                        ----------------------------------------
                                        (Transferee)


                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------




                                      G-2-4

                                                          ANNEX 1 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Norwest Bank Minnesota, National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $_____________/ __________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) [Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on, a discretionary basis at least $10,000,000 in securities.] and (ii) the Transferee satisfies the criteria in the category marked below.

     o Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

     o Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.



                                     G-2-5

     o Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

     o    Broker-dealer.  The  Transferee  is a dealer  registered  pursuant  to
          Section 15 of the Securities Exchange Act of 1934.

     o Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

     o State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     o ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     o Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     o Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
          (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.) _______________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the




                                     G-2-6

Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ---           ---              Will the Transferee be purchasing the
            Yes            No              Transferred  Certificate only for the
                                           Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings



                                     G-2-7
and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                                  ------------------------
                                                  Print Name of Transferee

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                              ----------------------------------

                                        Date:
                                             -----------------------------------


                                     G-2-8

                                                          ANNEX 2 TO EXHIBIT G-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

     The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Norwest Bank Minnesota, National Association, as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     o The Transferee owned and/or invested on a discretionary basis $___________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

     o The Transferee is part of a Family of Investment Companies which owned in the aggregate $ _____________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).


                                     G-2-9

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ---           ---              Will the Transferee be purchasing the
            Yes            No              Transferred  Certificate only for the
                                           Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of


                                     G-2-10
this certification by the undersigned as of the date of such purchase.


                                        -----------------------------------
                                        Print Name of Transferee or Adviser

                                        -----------------------------------


                                        By:
                                           --------------------------------
                                        Name:

                                        Title:
                                              -----------------------------



                                        IF AN ADVISER:


                                        -----------------------------------
                                        Print Name of Transferee

                                        Date:
                                             ------------------------------


                                     G-2-11

                                   EXHIBIT G-3

                         FORM OF TRANSFEREE CERTIFICATE
                                  FOR NON-QIBs


                                                                 ______ __, 199_

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union Commercial Mortgage Trust, FUNB Series 1999-C1

     Re: First Union Commercial Mortgage Trust Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1, Class (the "Certificates")

Ladies and Gentlemen:

     This letter is delivered to you in connection with the transfer by ____________________ by (the "Transferor") to _______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial principal balance as of December 23, 1998 (the "Closing Date") of $_____________ evidencing a __% percentage interest in the Class to which it belongs. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1998, among First Union Commercial Mortgage Securities, Inc., as depositor (the "Depositor"), First Union National Bank, as master servicer, Lennar Partners, Inc., as special servicer and Norwest Bank Minnesota, National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

     1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

     2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee or the Certificate Registrar is obligated so to register or qualify the Certificates and (c) the Certificates may not be resold or transferred unless they are (i) registered pursuant to




                                     G-3-1
the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either (A) certifications from both the transferor and the transferee (substantially in the forms attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Certificate Registrar with respect to the availability of such exemption (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with copies of the certification(s) from the Transferor and/or Transferee setting forth the facts surrounding the transfer upon which such opinion is based. Any holder of a Certificate desiring to effect such a transfer shall, and upon acquisition of such Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificate will bear legends substantially to the following effect:

     THE CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                     - AND -

     [NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.]

                                     - OR -

     [NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT



                                     G-3-2

ARRANGEMENT, INCLUDING INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES, KEOGH PLANS AND COLLECTIVE INVESTMENT FUNDS AND SEPARATE ACCOUNTS IN WHICH SUCH PLANS, ACCOUNTS OR ARRANGEMENTS ARE INVESTED, THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE") (ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, A "PLAN"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF A PLAN (INCLUDING, WITHOUT LIMITATION, ANY INSURANCE COMPANY USING ASSETS IN ITS GENERAL OR SEPARATE ACCOUNT THAT MAY CONSTITUTE "PLAN ASSETS" OF A PLAN) PROVIDED THAT (I) SUCH A
TRANSFER  MAY BE  MADE TO AN  INSURANCE  COMPANY  GENERAL  ACCOUNT  IF (i)  THIS
CERTIFICATE IS ELIGIBLE FOR EXEMPTIVE RELIEF UNDER SECTION III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), AND (ii) THE CONDITIONS OF SECTIONS I, III AND IV OF PTE 95-60 ARE SATISFIED WITH RESPECT TO SUCH TRANSFER, AND (II) SUCH A TRANSFER MAY BE MADE WITH RESPECT TO A CLASS H CERTIFICATE IF THE TRANSFEREE PROVIDES THE CERTIFICATE REGISTRAR WITH A CERTIFICATION OF FACTS AND AN OPINION THAT ESTABLISH TO THE REASONABLE SATISFACTION OF THE CERTIFICATE REGISTRAR THAT SUCH TRANSFER WILL NOT RESULT IN A VIOLATION OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER SECTION 4975 OF THE CODE.]

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate.

     5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Certificates and distributions thereon, (c) the Pooling and Servicing Agreement, and (d) all related matters, that it has requested.

     6. The Transferee is an "accredited investor" as defined in Rule 501(a)(1),
(2), (3) or (7) under the  Securities



                                     G-3-3

Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

                                        Very truly yours,


                                        -----------------------------------
                                        (Transferee)

                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------





                                     G-3-4

                                    EXHIBIT H

                            FORM OF TRANSFEREE LETTER

                                                              _____ __, 199_

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union Commercial Mortgage Trust, FUNB Series 1999-C1


     Re: First Union Commercial Mortgage Trust, Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1, Classes (the "Certificates")

Ladies and Gentlemen:

     This  letter  is  delivered  to you in  connection  with  the  transfer  by
____________________   (the   "Transferor")  to   _______________________   (the
"Transferee") of the Class ______________ Certificates (the "Transferred Certificate") (having principal balances as of December 23, 1998 (the "Closing Date") of $_____________ evidencing a __% interest in the Classes to which they belong]. The Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer, Lennar Partners, Inc., as special servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you that:

     Either: (1) the Transferee is not an employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), or a plan within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (also, a "Plan"), and the Transferee is not directly or indirectly purchasing the Transferred Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan (including any insurance company using assets in its general or separate account that may constitute assets of a Plan); or (2) the Transferee's purchase of the Transferred Certificate will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code or subject the Master Servicer, the Special Servicer or the

Trustee to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.



                                        [Name of Transferee]


                                        By:
                                           --------------------------------
                                        Name:
                                             ------------------------------
                                        Title:
                                              -----------------------------

                                   EXHIBIT I-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                        PURSUANT TO SECTION 5.02(d)(i)(B)



STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )



     [NAME OF OFFICER], being first duly sworn, deposes, and represents and warrants:

          1. That he is a [Title of Officer] of [Name of Owner] (the "Owner"), a corporation duly organized and existing under the laws of the [State of ___________] [the United States], and the owner of the First Union Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1, Class [R-I, R-II, R-III] evidencing a ___% Percentage Interest (the "Class [R-I, R-II, R-III] Certificates"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement dated as of December 1, 1998, among First Union Commercial Mortgage Securities, Inc., as Depositor, First Union National Bank as Master Servicer, Lennar Partners, Inc., as Special Servicer and Norwest Bank Minnesota, National Association.

          2. That the Owner (i) is and will be a "Permitted Transferee" as of _____ _, 199_ and (ii) is acquiring the Class [R-I, R-II, R-III] Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a Non-United States Person. For this purpose, a "disqualified organization" means any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except of the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section



                                     I-1-1

     1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class [R-I, R-II, R-III] Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class [R-I, R-II, R-III] Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701 of the Code.

          3. That the Owner is aware (i) of the tax that would be imposed on transfers of the Class [R-I, R-II, R-III] Certificates to disqualified organizations under the Code that applies to all transfers of the Class [R-I, R-II, R-III] Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class [R-I, R-II, R-III] Certificates may be "noneconomic residual interests" within the meaning of Treasury regulation section 1.860E-1(c)(2) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          4. That the Owner is aware of the tax imposed on a "pass-through entity" holding the Class [R-I, R-II, R-III] Certificates if at any time during the taxable year of the



                                     I-1-2
     pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.

          5. That the Owner is aware that the Certificate Registrar will not register the transfer of any Class [R-I, R-II, R-III] Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          6.  That  the  Owner  consents  to  any  additional   restrictions  or
     arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class [R-I, R-II, R-III] Certificates will only be owned, directly or indirectly, by Permitted Transferees.

          7. That the Owner's taxpayer identification number is _____________.

          8. That the Owner has reviewed the restrictions set forth on the face of the Class [R-I, R-II, R-III] Certificates and the provisions of Section
     5.02 of the Pooling and Servicing Agreement under which the Class [R-I, R-II, R-III] Certificates were issued (and, in particular, the Owner is aware that such Section authorizes the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          9. That the Owner is not acquiring and will not transfer the Class [R-I, R-II, R-III] Certificates in order to impede the assessment or collection of any tax.

          10. That the Owner anticipates that it will, so long as it holds any of the Class [R-I, R-II, R-III] Certificates, have sufficient assets to pay any taxes owed by the holder of such Class [R-I, R-II, R-III] Certificates.

          11. That the Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds any of the Class [R-I, R-II, R-III] Certificates.



                                     I-1-3

          12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the Person from whom it acquired the Class [R-I, R-II, R-III] Certificates that the Owner intends to pay taxes associated with holding the Class [R-I, R-II, R-III] Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class [R-I, R-II, R-III] Certificates.

          13. That the Owner is not acquiring the Class [R-I, R-II, R-III] Certificates with the intent to transfer any of the Class [R-I, R-II, R-III] Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class [R-I, R-II, R-III] Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I, R-II, R-III] Certificates remain outstanding.

          14. That Owner will, in connection with any transfer that it makes of the Class [R-I, R-II, R-III] Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class [R-I, R-II, R-III] Certificates were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

          15. That Owner will, in connection with any transfer that it makes of any Class [R-I, R-II, R-III] Certificate, deliver to the Certificate Registrar an affidavit, which represents and warrants that it is not transferring such Class [R-I, R-II, R-III] Certificate to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of such Class [R-I, R-II, R-III]
     Certificate; (ii) may become insolvent or subject to a bankruptcy proceeding, for so long as the Class [R-I, R-II, R-III] Certificates remain outstanding; and (iii) is not a "Permitted Transferee".




                                     I-1-4

     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and Authorized Signatory, attested by its Assistant Secretary, this ____ day of _____, 199_.



                                        [NAME OF OWNER]



                                        By:
                                           -------------------------------------

                                           [Name of Officer]

                                           [Title of Officer]



-------------------------------
[Assistant] Secretary

     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be [Title of Officer], and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

     Subscribed and sworn before me this ____ day of _____ 199.



                                            /s/
                                            ------------------------------------

                                            NOTARY PUBLIC



                                            COUNTY OF ______________

                                            STATE OF _______________

                                            My Commission expires the

                                            ____ day of ___________, 19__.


                                     I-1-5

                                   EXHIBIT I-2

                         FORM OF TRANSFEROR CERTIFICATE

                        PURSUANT TO SECTION 5.02(d)(i)(D)





                                                                    _____, 199__





Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union Commercial Mortgage Trust, FUNB Series 1999-C1

                    Re: First Union-Lehman Brothers, Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1, Class [R-I, R-II, R-III], evidencing a ____% percentage interest in the Class to which they belong


Dear Sirs:



     This  letter  is  delivered  to you in  connection  with  the  transfer  by
____________________________________         (the        "Transferor")        to
______________________________________________   (the   "Transferee")   of   the
captioned Class [R-I, R-II, R-III] Certificates (the "Class [R-I, R-II, R-III] Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1998, among First Union Commercial Mortgage Securities, Inc., as depositor, First Union National Bank, as master servicer, Lennar Partners, Inc., as special servicer, Norwest Bank Minnesota and National Association, as trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:



                                     I-2-1

          1. No purpose of the Transferor relating to the transfer of the Class [R-I, R-II, R-III] Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Class [R-I, R-II, R-III] Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.



                                        Very truly yours,



                                        By:
                                           -------------------------------------

                                        Name:

                                        Title:



                                     I-2-2

                                   EXHIBIT J-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT



                                                                    _____, 199__





Moody's Investors Service, Inc.
99 Church Street
New York, New York


Standard & Poor's  Ratings  Services,
  a division of the McGraw Hill
  Companies, Inc.
25 Broadway
New York, New York  10004

Ladies and Gentlemen:

     This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of December 1, 1998 relating to First Union Commercial Mortgage Trust, Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

     Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ___________________ to serve as the Special Servicer under the Agreement.

     The designation of ____________________ as Special Servicer will become final if certain conditions are met and on the date you will deliver to Norwest Bank Minnesota, National Association, the trustee under the Agreement (the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.



                                     J-1-1

     Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                        Very truly yours,



                                        Norwest Bank Minnesota, National
                                        Association


                                        By:
                                           -------------------------------------

                                        Title:
                                        ---------------------------------------


                                       J-1-2

Receipt acknowledged:



Moody's Investor Service, Inc.          Standard & Poor's Ratings
                                        Services, a division of the
                                        McGraw Hill Companies, Inc.



By:_________________                    By:_________________



Title:______________                    Title:______________



Date:_______________                    Date:_______________






                                     J-1-3

                                   EXHIBIT J-2



               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER





                                                                    _____, 199__



Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, Maryland 21044-3562
Attn:  First Union Commercial Mortgage Trust, FUNB Series 1999-C1

Ladies & Gentlemen:

     Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of December 1, 1998 relating to First Union Commercial Mortgage Trust Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1 (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 3.23(b) as if it were the Special Servicer thereunder.

                                        ------------------------------



                                        By:
                                           ---------------------------

                                        Name:
                                             -------------------------


                                        Title:
                                              ------------------------




                                     J-2-1

                                    EXHIBIT K

                                    Reserved

                                    EXHIBIT L

                     Form of Schedule of Certificateholders



                   Initial
Class        Certificate Balance          Name of Holder            Address
-----        -------------------          --------------            -------

                                    EXHIBIT M

                        Form of CSSA Property File Report

            1             2 3                       4             5          6                                                  7
Tran ID       Loan ID       Prosup          Other   Prop ID       Distrib    Crossed Collateralized
                            Loan ID          ID                   Date       Loan Grouping                        Property Name

===================================================================================================================================




       1                  8       9        10        11           12
Tran ID                                         Zip       County

                Address       City    State     Code
===============================================================




       1           13            14                15                   16                           17       18                19
Tran ID Prop                Year      Year              Net SF               # of Units/Beds/Rooms        Prop     Alloc. % of Loan
        Type Code           Built     Renovated         At Securitzn         At Securitization            Stat     At Securitization
====================================================================================================================================




       1          20                     21             22                  23                    24                       25
Tran ID    Current        Current Alloc.         Ground         Other Escrow/       Most Recent           Most Recent
           Alloc. %       Loan Amount            Lease          Reserve Balances    Appraisal Date        Appraisal Value
====================================================================================================================================




       1                 26                  27               28           29               30                    31              32
Tran ID   Date Asset To       Foreclosure         REO Date          Occ. %       Occ. Date         Date Lease           % SF expire
          Be Resolved         Date                                                                 Rollover Review      1-12 mo.
==================================================================================================================================




       1               33                  34                   35                 36                    37                 38
Tran ID    % SF expire      % SF  expire           % SF expire          % SF expire     Largest Tenant        SF Largest
           13-24 mo.        25-36 mo.              37-48 mo.            49-60 mo.                             Tenant
=================================================================================================================================




       1                     39                         40                            41                  42               43
Tran ID   2nd Largest Tenant             SF 2nd Largest            3rd Largest Tenant       SF 3rd Largest      Fiscal Year
                                         Tenant                                             Tenant              End Month
=================================================================================================================================




       1                        44                        45                      46                     47              48
Tran ID     Securization Finan.             Revenue At              Oper. Exp. At          NOI At                 DSCR At
            As of Date                      Securitization          Securitization         Securitization         Securitization
===================================================================================================================================




       1                    49                       50                          51
Tran ID     Appraisal Value           Appraisal Date           Physical Occup
            Securitization            Securitization           At Securitization
===========================================================================================




       1                52                    53                 54                  55                     56                57
Tran ID   Date of Last       Preceding FY          Preceding FY       Preceding FY        Preceding FY           Preceding FY
          Inspection         Fin. as of Date       Revenue            Expenses            NOI                    Debt Service
================================================================================================================================




       1               58               59                   60                61                62               63              64
Tran ID   Preceding FY    Preceding FY     2nd Preceding         2nd Preceding    2nd Preceding     2nd Preceding    2nd Preceding
          DSCR            Occupancy        FY Fin as of Date     FY Revenue       FY Expenses       FY NOI           FY Debt Service

====================================================================================================================================




       1                   65                   66                         67                    68                     69
Tran ID      2nd Preceding       2nd Preceding                Most Recent             Most Recent           Most Recent
             FY DSCR             FY Occup %                FY Fin as of Date          FY Revenue            FY Expenses
==========================================================================================================================




       1                70                         71                    72                     73
Tran ID   Most Recent             Most Recent              Most Recent           Most Recent
            FY NOI              FY Debt Service              FY DSCR             FY Occup. %

===================================================================================================



                                   EXHIBIT N


                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
                       COMPARATIVE FINANCIAL STATUS REPORT
                           as of ____________________

                                                                            ORIGINAL UNDERWRITING
---------------------------------------------------------------------------------------------------------------
                                                                                INFORMATION
---------------------------------------------------------------------------------------------------------------
                                                                       BASIS YEAR
---------------------------------------------------------------------------------------------------------------
                               Last
                             Property   Scheduled   Paid   Annual    Financial
 Prospectus                  Inspect       Loan     Thru    Debt    Info as of     %     Total     $     (1)
     ID       City    State    Date      Balance    Date   Service     Date       Occ   Revenue   NOI    DSCR
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
Total:                                 $                  $                      WA    $         $      WA
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

===============================================================================================================
                                                                                  RECEIVED
---------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                     LOANS           BALANCE
---------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
---------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
---------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1:
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

(1) DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service.
(2) Net change should compare the latest year to the underwriting year.


---------------------------------------------------------------------------------------------------------------
                 2ND PRECEDING ANNUAL OPERATING                           PRECEDING ANNUAL OPERATING

                          INFORMATION                                             INFORMATION

             AS OF ___________            NORMALIZED                   AS OF ___________          NORMALIZED
---------------------------------------------------------------------------------------------------------------
               Last                                                   Last
             Property  Financial                                    Property    Financial
Prospectus   Inspect   Info as of   %    Total  Normalized (1)      Inspect     Info as of     %    Total  Normalized (1)
    ID         Date      Date      Occ   Revenue  $ NOI    DSCR       Date         Date       Occ  Revenue  $ NOI    DSCR
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Total                                WA    $         $      WA                                 WA   $          $      WA
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

=========================================================================================================================
                                                                                  REQUIRED
-------------------------------------------------------------------------------------------------------------------------
FINANCIAL INFORMATION:                                                     LOANS           BALANCE
-------------------------------------------------------------------------------------------------------------------------
                                                                        #         %       $       %
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSC LESS THAN 1
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
-------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSC LESS THAN 1
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


                  TRAILING FINANCIAL                 (2)     NET CHANGE
-------------------------------------------------------------------------------
                       INFORMATION
-------------------------------------------------------------------------------
           MONTH REPORTED    NORMALIZED              PRECEDING & BASIS
-------------------------------------------------------------------------------

             Financial                                              %         %
Prospectus   Info as of     %     Total          (%)       %      Total      (1)
    ID         Date       Occ   Revenue  $ NOI   DSCR     Occ    Revenue    DSCR
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Total                     WA    $         $      WA       WA    $           WA
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

===============================================================================

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                   EXHIBIT O


                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
                                REO STATUS REPORT
                           as of ____________________

-------------------------------------------------------------------------------------------------------------------------
                                                                                         TOTAL                    OTHER
                                                          SQ FT    PAID   SCHEDULED       P&I         TOTAL      ADVANCES
  PROPESCTUS      PROPERTY     PROPERTY                     OR     THRU      LOAN       ADVANCES    EXPENSES     (TAXES &
      ID             NAME        TYPE    CITY    STATE    UNITS    DATE    BALANCE      TO DATE      TO DATE      ESCROW)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                           CAP                   VALUE     APPRAISAL
                               CURRENT                  LTM      LTM      RATE                   USING       BPO OR
  PROSPECTUS          TOTAL    MONTHLY    MATURITY      NOI      NOI/    ASSIGN    VALUATION     NOI &      INTERNAL
      ID            EXPOSURE     P&I        DATE       DATE       DSC      **         DATE      CAP RATE    VALUE**
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                   LOSS
                   USING                     TOTAL
                    92%      ESTIMATED     APPRAISAL                REO         PENDING
  PROSPECTUS       APPR. OR   RECOVERY     REDUCTION  TRANSFER   AQUISITION   RESOLUTION
      ID            BPO          %          REALIZED    DATE        DATE         DATE       COMMENTS
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

(1) USE THE FOLLOWING CODES; App.--Appraisal, BPO--Brokers Opinion, Int--Internal Value
-----------------------------------------------------------------------------------------------------

                                      O-1

                                    EXHIBIT P


                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
                               SERVICER WATCH LIST
                           as of ____________________

------------------------------------------------------------------------------------------------------------------------------------
PROSUP       PROPERTY                           CURRENT   PAID               LTM*
 LOAN         SHORT     PROPERTY               SCHEDULED  THRU  MATURITY   CURRENT
NUMBER         NAME       TYPE     CITY  STATE  BALANCE   DATE    DATE      DSCR              COMMENT / REASON ON WATCH LIST
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL:                                         $0.00
------------------------------------------------------------------------------------------------------------------------------------
*LTM--Last 12 months either trailing or last annual
------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT Q


                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
                          DELINQUENT LOAN STATUS REPORT
                           AS OF ____________________

------------------------------------------------------------------------------------------------------------------------------------

                   SHORT NAME                                                      PAID       SCHEDULED     TOTAL P&I        TOTAL
  PROSPECTUS         (WHEN         PROPERTY                          SQ FT OR      THRU         LOAN         ADVANCES       EXPENSES
      ID          APPROPRIATE)       TYPE         CITY       STATE     UNITS       DATE        BALANCE       TO DATE        TO DATE
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
FCL - Foreclosure
------------------------------------------------------------------------------------------------------------------------------------
LTM - Latest 12 Months either Last Annual or Trailing 12 months
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                Other                                                                                                     Appraisal
               Advances                Current   Current               LTM                                                  BPO or
  Prospectus   (Taxes &      Total     Monthly  Interest   Maturity    NOI        LTM     LTM                  Valuation   Internal
      ID        Escrow)    Exposure      P&I      Rate       Date      Date       NOI     DSCR      Value        Date       Value**
------------------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------






-----------------------------------------------------------------------------------------------------------------------------

              LOSS USING    ESTIMATED                           DATE     EXPECTED
PROSPECTUS     92% APPR.    RECOVERY   TRANSFER     CLOSING      NOI     FCL SALE   WORKOUT
    ID        OR BPO (F)       %         DATE        DATE       FILED     DATE     STRATEGY   COMMENTS
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
90 + DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
60 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
30 DAYS DELINQUENT
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Current & at Special Servicer
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

* Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In Foreclosure, MOD - Modification, DPO - Discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payment Plan, TBD - To Be Determined etc...)

      It is possible to combine the status codes if the loan is going in more than one direction. (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)

**    App - Appraisal, BPO - Broker opinion, Int. - Internal Value

------------------------------------------------------------------------------------------------------------------------------------

                                   EXHIBIT R


                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
                       HISTORICAL LOAN MODIFICATION REPORT
                             As Of _________________

---------------------------------------------------------------------------------------------------------------------------


                                                            BALANCE
                                                             WHEN      BALANCE AT THE
                                        MOD/                SENT TO    EFFECTIVE DATE
  PROSPECTUS                         EXTENTION  EFFECT      SPECIAL         OF           OLD    # MTHS FOR     NEW      OLD
      ID           CITY      STATE     FLAG       DATE     SERVICER    REHABILITATION    RATE   RATE CHANGE    RATE     P&I
===========================================================================================================================

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------

===========================================================================================================================
TOTAL FOR ALL LOANS:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
---------------------------------------------------------------------------------------------------------------------------
                                                # OF LOANS            $ BALANCE
---------------------------------------------------------------------------------------------------------------------------
MODIFICATIONS:
---------------------------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
---------------------------------------------------------------------------------------------------------------------------
TOTAL:
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                                                             (2) EST.
                                                                              FUTURE
                                                      TOTAL #                INTEREST
                                                       MTHS        (1)        LOSS TO
                                                       FOR      REALIZED      TRUST $
  PROSPECTUS        NEW        OLD         NEW        CHANGE     LOSS TO       (RATE
      ID            P&I      MATURITY    MATURITY     OF MOD     TRUST $     REDUCTION)           COMMENT
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

==========================================================================================================
TOTAL FOR ALL LOANS:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
TOTAL FOR LOANS IN CURRENT MONTH:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
MODIFICATIONS:
----------------------------------------------------------------------------------------------------------
MATURITY DATE EXTENTIONS:
----------------------------------------------------------------------------------------------------------
TOTAL:
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
* The information in these columns is from a particular point in time and should not change on this report once assigned.
----------------------------------------------------------------------------------------------------------
(1) Actual principal loss taken by bonds
----------------------------------------------------------------------------------------------------------
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.
----------------------------------------------------------------------------------------------------------

                                   EXHIBIT S


                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
        HISTORICAL LOSS ESTIMATE REPORT (REO-SOLD or DISCOUNTED PAYOFF)
                          as of ______________________

===================================================================================================================================

                                                              LATEST
             SHORT NAME                              %     APPRAISAL OR  EFFECT             NET AMT
PROSPECTUS      (WHEN     PROPERTY               RECEIVED     BROKERS    DATE OF   SALES    RECEIVED  SCHEDULED  TOTAL P&I   TOTAL
    ID      APPROPRIATE)    TYPE    CITY  STATE  FROM SALE    OPINION     SALE     PRICE    FROM SALE  BALANCE    ADVANCED  EXPENSES
===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================
TOTAL ALL LOANS:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CURRENT MONTH ONLY:
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

=========================================================================================================
                                                                           DATE
                                                        DATE               MINOR
                                                        LOSS                ADJ     TOTAL LOSS  LOSS % OF
PROSPECTUS   SERVICING                    ACTUAL LOSSES PASSED  MINOR ADJ  PASSED      WITH     SCHEDULED
    ID      FEES EXPENSE   NET PROCEEDS   PASSED THRU   THRU    TO TRUST    THRU    ADJUSTMENT   BALANCE
=========================================================================================================

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

=========================================================================================================
Total all Loans:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Current Month Only:
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                                   EXHIBIT T


                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
                   FORM OF NOI ADJUSTMENT WORKSHEET for "year"
                           as of ____________________

 PROPERTY OVERVIEW                   -------------

                                     -------------
 Control Number
                                     -------------------------
 Current Balance/Paid to Date
                                     --------------------------------------------------------------------------------------------
 Property Name
                                     --------------------------------------------------------------------------------------------
 Property Type
                                     --------------------------------------------------------------------------------------------
 Property Address, City, State
                                     --------------------------------------------------------------------------------------------
 Net Rentable Square Feet
                                     -------------------------
 Year Built/Year Renovated
                                     --------------------------------------------
 Year of Operations                     BORROWER   ADJUSTMENT    NORMALIZED
                                     --------------------------------------------
 Occupancy Rate*
                                     --------------------------------------------
 Average Rental Rate
                                     --------------------------------------------
                                     * Occupancy rates are year end or the ending date of the financial statement for the period.
 INCOME:
 Number of Mos.                    "Year"
                                     -------------------------------------------------------------------
 Period Ended                           Borrower                 Adjustment                Normalized
 Statement Classification               Actual
                                     -------------------------------------------------------------------
 Rental Income (Category 1)
                                     -------------------------------------------------------------------
 Rental Income (Category 2)
                                     -------------------------------------------------------------------
 Rental Income (Category 3)
                                     -------------------------------------------------------------------
 Pass Throughs/Escalations
                                     -------------------------------------------------------------------
 Other Income
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    EFFECTIVE GROSS INCOME
                                     -------------------------------------------------------------------
                                     Normalized - Full year financial statements that have been reviewed by the Servicer

 OPERATING EXPENSES:
                                     -------------------------------------------------------------------
 Real Estate Taxes
                                     -------------------------------------------------------------------
 Property Insurance
                                     -------------------------------------------------------------------
 Utilities
                                     -------------------------------------------------------------------
 General & Administration
                                     -------------------------------------------------------------------
 Repairs and Maintenance
                                     -------------------------------------------------------------------
 Management Fees
                                     -------------------------------------------------------------------
 Payroll & Benefits Expense
                                     -------------------------------------------------------------------
 Advertising & Marketing
                                     -------------------------------------------------------------------
 Professional Fees
                                     -------------------------------------------------------------------
 Other Expenses
                                     -------------------------------------------------------------------
 Ground Rent
                                     -------------------------------------------------------------------
    TOTAL OPERATING EXPENSES         $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    OPERATING EXPENSE RATIO
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    NET OPERATING INCOME             $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    Leasing Commissions
                                     -------------------------------------------------------------------
    Tenant Improvements
                                     -------------------------------------------------------------------
    Replacement Reserve
                                     -------------------------------------------------------------------
    TOTAL CAPITAL ITEMS              $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    NOI AFTER CAPITAL ITEMS          $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    DEBT SERVICE (PER SERVICER)      $  --                        $  --                   $  --
                                     -------------------------------------------------------------------
    CASH FLOW AFTER DEBT SERVICE     $  --                        $  --                   $  --
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
    (1)DSCR: (NOI/DEBT SERVICE)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
 DSCR: (AFTER RESERVES\CAP EXP.)
                                     -------------------------------------------------------------------

                                     -------------------------------------------------------------------
 SOURCE OF FINANCIAL DATA:
                                     -------------------------------------------------------------------
                                     (ie. operating statements, financial statements, tax return, other)

NOTES AND ASSUMPTIONS:
=========================================

This report should be completed by the Servicer for any "Normalization" of the Borrowers numbers.

The "Normalized" column is used in the Operating Statement Analysis Report.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INOME: COMMENTS
EXPENSE: COMMENTS
CAPITAL ITEMS: COMMENTS

(1) Used in the Comparative Financial Status Report

                                   EXHIBIT U


                                   FIRST UNION
                 Commercial Mortgage Trust, FUNB Series 1999-C1
                       OPERATING STATEMENT ANALYSIS REPORT
                           as of ____________________


 PROPERTY OVERVIEW                   --------------


 Control Number
                                     --------------

                                     -------------------------
 Current Balance/Paid to Date
                                     -----------------------------------------------------------------------------------------------
 Property Name
                                     -----------------------------------------------------------------------------------------------
 Property Type
                                     -----------------------------------------------------------------------------------------------
 Property Address, City, State
                                     -----------------------------------------------------------------------------------------------
 Net Rentable Square Feet
                                     -------------------------
 Year Built/Year Renovated
                                     -----------------------------------------------------------------
 Year of Operations                  UNDERWRITING     1994         1995        1996      TRAILING
                                     -----------------------------------------------------------------
 Occupancy Rate*
                                     -----------------------------------------------------------------
 Average Rental Rate
                                     -----------------------------------------------------------------
                                     * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL STATEMENT FOR THE PERIOD.

 INCOME:                                                                                 NO. OF MOS.
                                                                                        --------------
 Number of Mos.                                                PRIOR YEAR  CURRENT YR.
                                     ------------------------------------------------------------------------------------------
 Period Ended                        UNDERWRITING      1996         1997        1998    98 TRAILING**  1997-BASE   1997-1996
 Statement Classification            BASE LINE    NORMALIZED   NORMALIZED  NORMALIZED  AS OF          VARIANCE   VARIANCE
                                     ------------------------------------------------------------------------------------------
 Rental Income (Category 1)
                                     ------------------------------------------------------------------------------------------
 Rental Income (Category 2)
                                     ------------------------------------------------------------------------------------------
 Rental Income (Category 3)
                                     ------------------------------------------------------------------------------------------
 Pass Through/Escalations
                                     ------------------------------------------------------------------------------------------
 Other Income
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    EFFECTIVE GROSS INCOME            $   --        $  --        $  --        $  --        $  --                %           %
                                     ------------------------------------------------------------------------------------------
                                     Normalized--Full year Financial statements that have been reviewed by the underwriter or servicer
                                     ** Servicer will not be expected to "Normalize" these YTD numbers.
 OPERATING EXPENSES:
                                     ------------------------------------------------------------------------------------------
 Real Estate Taxes
                                     ------------------------------------------------------------------------------------------
 Property Insurance
                                     ------------------------------------------------------------------------------------------
 Utilities
                                     ------------------------------------------------------------------------------------------
 General & Administration
                                     ------------------------------------------------------------------------------------------
 Repairs and Maintenance
                                     ------------------------------------------------------------------------------------------
 Management Fees
                                     ------------------------------------------------------------------------------------------
 Payroll & Benefits Expense
                                     ------------------------------------------------------------------------------------------
 Advertising & Marketing
                                     ------------------------------------------------------------------------------------------
 Professional Fees
                                     ------------------------------------------------------------------------------------------
 Other Expenses
                                     ------------------------------------------------------------------------------------------
 Ground Rent
                                     ------------------------------------------------------------------------------------------
    TOTAL OPERATING EXPENSES         $  --         $  --        $  --        $  --        $  --                %           %
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    OPERATING EXPENSE RATIO
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    NET OPERATING INCOME             $  --         $  --        $  --        $  --        $  --
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    Leasing Commissions
                                     ------------------------------------------------------------------------------------------
    Tenant Improvements
                                     ------------------------------------------------------------------------------------------
    Replacement Reserve
                                     ------------------------------------------------------------------------------------------
    TOTAL CAPITAL ITEMS              $  --         $  --        $  --        $  --         $  --                      $  --
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    NOI AFTER CAPITAL ITEMS          $  --         $  --        $  --        $  --         $  --                      $  --
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    DEBT SERVICE (PER SERVICER)      $  --         $  --        $  --        $  --         $  --                      $  --
                                     ------------------------------------------------------------------------------------------
    CASH FLOW AFTER DEBT SERVICE     $  --         $  --        $  --        $  --         $  --                      $  --
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    (1) DSCR: (NOI/DEBT SERVICE)
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
 DSCR: (AFTER RESERVES\CAP EXP.)
                                     ------------------------------------------------------------------------------------------

                                     ------------------------------------------------------------------------------------------
    SOURCE OF FINANCIAL DATA:
                                     ------------------------------------------------------------------------------------------
                                     (i.e. operating statements, financial statements, tax return, other)
 NOTES AND ASSUMPTIONS:
===============================================================================================================================

The years shown above will roll always showing a three year history.

This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base Rent 2) Percentage rents on cashflow

Hotel: 1) Room Revenue 2) Food/Beverage A34 Nursing Home: 1) Private 2) Medicaid
3) Medicare

INCOME: COMMENTS
EXPENSE: COMMENTS
CAPITAL ITEMS: COMMENTS

(1) Used in the comparative Financial Status Report

                                    EXHIBIT V

                     Form of Loan Payoff Notification Report


                                  FUNB 1999-C1
                           PAYOFF NOTIFICATION REPORT
                                    AS OF

---------------------------------------------------------------------------------------------
      S4                 S55          S61      S58         P7           P8           P10

Prospectus ID         Short Name   Property   State     Scheduled    Paid Thru    Current
                       (When         Type             Loan Balance      Date    Interest Rate
                     Appropriate)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Scheduled Payments
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Unscheduled Payments
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Total:
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------




      S4                 P11        P54       SERVICER ESTIMATED INFORMATION

 Prospectus ID        Maturity   LTM DSCR      Yield     Expected   Expected
                        Date                 Maintenance  Payment  Distribution
                                                Date       Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Scheduled Payments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Unscheduled Payment
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total:
--------------------------------------------------------------------------------

                                    EXHIBIT W

                          Form of CSSA Loan File Report

                 Transaction Name       Adv Date

----------------------------------------------------------------------------------------------------------------------------------
     First                                  Net           Schedule                                Schedule          Schedule
     Union           Due      Mortgage   Mortgage        Beginning            Schedule           Principal          Interest
     Loan #         Date        Rate       Rate           Balance            P&I Amount           Payment            Payment
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
               0                                                    0.00                0.00               0.00              0.00
----------------------------------------------------------------------------------------------------------------------------------

Prepared By:

                                                                               Amount
                                                           Loan #             Advanced         Date Advanced       Date Repaid





------------------------------------------------------------------------------------------------------------------
     First      First Union                    Actual       Actual Net                  Payment
     Union        Service       Curtail/      Principal      Interest       Service       Loan     Distribution
     Loan #         Fee        Prepayment      Payment        Payment         Fee        Status       Amount
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                        0.00           0.00          0.00            0.00         0.00       0.00            0.00

------------------------------------------------------------------------------------------------------------------

Prepared By:

                    Days        Interest      Interest       Late Fees    Revised Int
                  Advanced        Rate           Due         Collected        Due



                 Date

-------------------------------------------------------
     First            Schedule             Next
     Union             Ending             Payment
     Loan #            Balance        Sched Due Date
-------------------------------------------------------

-------------------------------------------------------
                                0.00
-------------------------------------------------------

Prepared By:

                                   EXHIBIT X-1

               FORM OF CERTIFICATEHOLDER CONFIRMATION CERTIFICATE
                          REQUEST BY BENEFICIAL HOLDER



                                                     [Date]



Norwest Bank Minnesota, National Association
Three New York Plaza
New York, New York  10004
Attention:  Corporate Trust Services (CMBS)

Re:  First Union Commercial Mortgage Trust
     Commercial Mortgage Pass-Through Certificates,
     FUNB Series 1999-C1

     In accordance with Section 3.15 of the Pooling and Servicing Agreement. dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among First Union Commercial Mortgage Securities, Inc. as depositor (the "Depositor"), First Union National Bank, as master servicer, Lennar Partners, Inc., as special servicer, and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee"), with respect to the First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 1999-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1.   The undersigned is a beneficial owner of the Class ____ Certificates.

     2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information").

     3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the evaluation described in paragraph 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided that the undersigned may provide all or any part of the Information to any other person or entity that holds or is contemplating the purchase of any Certificate or interest therein, but only if such person or entity


                                     X-1-1
          confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential.

     4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended, (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

     5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.



                                [BENEFICIAL HOLDER OF A
                                CERTIFICATE]


                                By:
                                   ------------------------------
                                   Name:
                                   Title:


                                      X-1-2

                                   EXHIBIT X-2

                     FORM PROSPECTIVE PURCHASER CERTIFICATE



                                                      [Date]

[TRUSTEE]


     Re:   First Union Commercial Mortgage Trust
           Commercial Mortgage Pass-Through Certificates,
           FUNB Series 1999-C1 (the "Certificates").

     In accordance with Section 3.15 of the Pooling and Servicing Agreement, dated as of December 1, 1998 (the "Pooling and Servicing Agreement"), among First Union Commercial Mortgage Securities, Inc., as depositor (the "Depositor"), First Union National Bank as master servicer, Lennar Partners, Inc., as special servicer, and Norwest Bank Minnesota, National Association as trustee (in such capacity, the "Trustee"), with respect to the First Union Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, FUNB Series 1999-C1 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is contemplating an investment in the Class __ Certificates.

     2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 3.15 of the Pooling and Servicing Agreement (the "Information") for use in evaluating such possible investment.

     3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

     4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or


                                       X-2-1
          would require registration of any Certificate pursuant to Section 5 of the Securities Act.

     5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                             [PROSPECTIVE PURCHASER]


                             By:
                                -------------------------------
                             Name:
                             Title:



                                      X-2-2